As filed with the Securities and Exchange Commission on September 6, 2002
================================================================================
                                                      Registration No. 333-88368
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            AMENDMENT NO. 1 TO FORM SB-2
              REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

        NEVADA             IVP TECHNOLOGY CORPORATION            65-6998896
   (State or Other         (Name of Registrant in Our         (I.R.S. Employer
   Jurisdiction of                  Charter)                 Identification No.)
    Incorporation
   or Organization)

 2275 LAKESHORE BLVD. WEST,      7372                2275 LAKESHORE BLVD. WEST,
          SUITE 401           (Primary Standard              SUITE 401
  TORONTO, ONTARIO M8V 3Y3       Industrial          TORONTO, ONTARIO M8V 3Y3
           CANADA              Classification                 CANADA
       (416) 255-7578            Code Number)            (416) 255-7578
   (Address and telephone                           (Name, address and telephone
    number of Principal                             number of agent for service)
   Executive Offices and
 Principal Place of Business)

                                    Copies to:
       Clayton E. Parker, Esq.                      Troy J. Rillo, Esq.
     Kirkpatrick & Lockhart LLP                  Kirkpatrick & Lockhart LLP
201 S. Biscayne Boulevard, Suite 2000      201 S. Biscayne Boulevard, Suite 2000
        Miami, Florida 33131                        Miami, Florida 33131
           (305) 539-3300                              (305) 539-3300
   Telecopier No.: (305) 358-7095              Telecopier No.: (305) 358-7095

         Approximate date of commencement of proposed sale to the public: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE
=========================================================================================================================
                                                                                         PROPOSED
                                                                       PROPOSED           MAXIMUM
                                                                        MAXIMUM           AGGREGATE       AMOUNT OF
             TITLE OF EACH CLASS OF                AMOUNT TO BE       OFFERING PRICE      OFFERING       REGISTRATION
           SECURITIES TO BE REGISTERED            REGISTERED(2)       PER SHARE (1)       PRICE (1)          FEE
-----------------------------------------------------------------------------------------------------------------------
Common stock, par value $0.001 per share        13,905,440 shares        $0.19          $2,642,034          $243.07
-----------------------------------------------------------------------------------------------------------------------
TOTAL                                           13,905,440 shares        $0.19          $2,642,034          $243.07
=======================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. For the purposes of this table, we have used the average of the closing bid and asked prices as of September 3, 2002.

(2) IVP Technology previously paid a filing fee of $1,423.84 in connection with the Registration Statement on Form SB-2 filed on May 15, 2002, which related to the sale of up to 81,455,473 shares of common stock. This Amendment No. 1 to the Registration Statement on Form SB-2 increases the number of shares of common stock to registered to a total of 95,360,913, or 13,905,440 shares of commons stock more than contained in the original filing. In accordance with Rule 457(a) under the Securities Act of 1933, this filing fee relates to the increase of 13,905,440 shares of common stock.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS

                                  Subject to completion, dated September 6, 2002


                           IVP TECHNOLOGY CORPORATION
                        95,360,913 SHARES OF COMMON STOCK

         This prospectus relates to the sale of up to 95,360,913 shares of IVP Technology's common stock by certain persons who are, or will become, stockholders of IVP Technology. Please refer to "Selling Stockholders" beginning on page 12. IVP Technology is not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. IVP Technology will, however, receive proceeds from the sale of common stock under the Equity Line of Credit. All costs associated with this registration will be borne by IVP Technology. IVP Technology has agreed to allow Cornell Capital Partners, L.P. to retain 3% of the proceeds raised under the Equity Line of Credit.
         The shares of common stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering. On September 3, 2002, the last reported sale price of our common stock was $0.19 per share. These prices will fluctuate based on the demand for the shares of common stock.

         The selling stockholders consist of:

         o Cornell Capital Partners, who intends to sell up 33,297,000 shares of common stock.

         o Other selling stockholders, who intend to sell up to 62,063,913 shares of common stock.

         Cornell Capital Partners, L.P. is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Equity Line of Credit Agreement. Cornell Capital Partners, L.P. will pay IVP Technology 92% of the lowest closing bid price of the common stock during the five consecutive trading day period immediately following the notice date, plus a retainage of 3% of the amount of each advance. In addition, IVP Technology has paid Cornell Capital Partners a one-time commitment fee payable in 3,032,000 shares of common stock and warrants to purchase 265,000 shares of common stock, of which 15,000 shares have an exercise price of $0.50 per share and 250,000 shares have an exercise price of $0.099 per share. The 8% discount, the one-time commitment fee and the 3% retainage are underwriting discounts.

         IVP Technology has engaged Westrock Advisors, Inc., an unaffiliated registered broker-dealer, to advise it in connection with the Equity Line of Credit. Westrock Advisors, Inc. was paid a fee of 100,000 shares of IVP Technology's common stock. Westrock Advisors, Inc. is not participating as an underwriter in this offering.

         IVP Technology has engaged Danson Partners, LLC to advise it in connection with certain financial and accounting matters. Danson Partners, LLC was paid a fee of $200,000. Of this fee, $75,000 was paid in cash with the balance paid in 1,040,000 shares of common stock.

         Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under the applicable state law or that an exemption from registration is available.

         THESE  SECURITIES  ARE  SPECULATIVE  AND INVOLVE A HIGH DEGREE OF RISK.

         PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 6.

         With the exception of Cornell Capital Partners, L.P., which is an "underwriter" within the meaning of the Securities Act of 1933, no other underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. This offering will terminate 24 months after the accompanying registration statement is declared effective by the Securities and Exchange Commission. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

         THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         The date of this prospectus is September __, 2002.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY............................................................1
THE OFFERING..................................................................3
RISK FACTORS..................................................................6
FORWARD-LOOKING STATEMENTS...................................................11
SELLING STOCKHOLDERS.........................................................12
USE OF PROCEEDS..............................................................14
DILUTION.....................................................................15
EQUITY LINE OF CREDIT........................................................16
PLAN OF DISTRIBUTION.........................................................17
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION....................19
DESCRIPTION OF BUSINESS......................................................28
MANAGEMENT...................................................................33
DESCRIPTION OF PROPERTY......................................................36
LEGAL PROCEEDINGS............................................................36
PRINCIPAL STOCKHOLDERS.......................................................37
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...............................38
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S  COMMON EQUITY
  AND OTHER STOCKHOLDER MATTERS..............................................39
DESCRIPTION OF SECURITIES....................................................43
EXPERTS......................................................................45
LEGAL MATTERS................................................................45
HOW TO GET MORE INFORMATION..................................................45
FINANCIAL STATEMENTS........................................................F-1

--------------------------------------------------------------------------------

         Our audited financial statements for the fiscal year ended December 31, 2001, were contained in our Annual Report on Form 10-KSB.

                               PROSPECTUS SUMMARY

                                    OVERVIEW

         IVP Technology Corporation is a Toronto headquartered software developer, licensor, publisher, marketer, and distributor, and was, until December 31, 2001, engaged solely in distributing a software product marketed under the name PowerAudit. On June 13, 2002, IVP Technology terminated the software distribution agreement for the PowerAudit product. Since January 1, 2002, IVP Technology has been in the process of expanding its operating businesses towards consumer and enterprise software. In May 2002, IVP Technology acquired Ignition Entertainment Limited, a company engaged in the development, licensing, publishing, marketing and distribution of consumer software and video games. In July 2002, IVP Technology acquired Springboard Technology Solutions Inc., which develops software and web applications and provides network and data interface solutions services. IVP Technology's business operations are divided into two business lines: enterprise software and consumer software.

         IVP Technology's enterprise software line operates in conjunction with its wholly owned subsidiary Springboard Technology Solutions Inc. to develop, market, license and install data solutions that solve problems and create value for mid-size companies, large corporations and government agencies. These data solutions incorporate data capture, analysis, reporting and presentation. IVP Technology's data solutions use Vaayu(TM), "Classifier(TM)" and "VIPER(TM)" to take data from the field through cross platform mobile enterprise applications to the executive suite. IVP Technology data solutions facilitate remote-data-collection and transmission, management analysis, delivery and presentation of information over corporate intranets and the internet.

         IVP Technology's consumer software line operates through its wholly-owned subsidiary Ignition Entertainment Limited. Ignition develops, publishes, licenses and distributes consumer software products/video games and related accessories for mobile devices, PC's, Sony Playstation, Nintendo Gameboy, Advance Nintendo Game Cube and Microsoft X-Box platforms on a worldwide basis.


                                 BUSINESS LINES

ENTERPRISE SOFTWARE LINES

         The enterprise software line currently markets data solutions, which focus on mobile enterprise applications, made up of separate software products that can operate on a stand-alone basis or integrate with other enterprise level software. IVP Technology believes that these products will provide enterprises with increased economy, efficiency and effectiveness when enterprises are faced with the necessity of obtaining data from the field and moving it into processes that take place in the front and back office environment through to business decision making levels. A description of IVP Technology's current mobile enterprise software products is described below.

         CLASSIFIER. On December 28, 2001, we entered into a two-year, non-exclusive licensing agreement to distribute the Classifier software program, developed by The Innovation Group, Plc, throughout the financial services industry and other market segments. The Innovation Group is one of the leading developers of software and systems for financial services. IVP Technology received a non-exclusive right to sell such software in the United States, Mexican and Canadian markets.

         VIPER. On February 20, 2002, we entered into an agreement with SmartFocus Limited, to resell its Viper(R) suite of products which consists of Viper Analyze and Visualize, Viper Data Mining, Viper CRM, Viper Campaign Planner and Smart Campaigner. Pursuant to the license, IVP Technology will be entitled to a 15% commission on sales of Viper through customer opportunities created by IVP Technology. SmartFocus will make sales representatives available to assist in sales presentations.

         VAAYU. On June 27, 2002, IVP Technology announced the release of Vaayu, a software product set developed by Springboard Technology Solutions, Inc., a related company at the time and now a wholly-owned subsidiary, Vaayu is a platform independent software product that enables remote data collection through any JAVA-enabled device, including Palm OS devices, RIM devices, handheld computers and mobile phones to transmit data to and from mobile staff in the field.

CONSUMER SOFTWARE AND VIDEO GAME PRODUCTS LINES

         On May 28, 2002, IVP Technology acquired Ignition Entertainment Limited, a company organized under the laws of England and Wales, specializing in the design, development, licensing, publishing and distribution of personal computer, mobile devices and game console software and accessories. Pursuant to this agreement, IVP Technology agreed to issue 15,000,000 shares of common stock and 3,500,000 shares of convertible preferred stock over approximately the next two years. Upon conversion, these payments will equal 50 million shares of IVP common stock. These shares will be held in escrow until disbursed in accordance with the escrow agreement. The parties are in the process of negotiating the terms of the escrow.

         IVP has also agreed to offer incentive payments to certain parties in connection with the Ignition acquisition. DCD Holdings will receive 5,000,000 shares of IVP's common stock 90 to 180 days after May 28, 2002 for maintaining adequate factoring and letter of credit lines for Ignition. The Ignition management team will also have the opportunity to earn an additional 1,500,000 shares of preferred stock over three years, which are also convertible into 15,000,000 shares of common stock, for key employees and shareholders. The following schedule specifies the number of shares of common stock that can be obtained by key employees and shareholders, as well as the schedule for the release of the shares escrowed in connection with the Ignition acquisition.

                        PAYMENT SCHEDULE FOR ACQUISITION
            OF IGNITION ENTERTAINMENT LIMITED AND INCENTIVE PAYMENTS
                                                                               AFTER THE
                                                                               PRECEDING
                                                              AFTER THE        TIME PERIOD
                                                BETWEEN       PRECEDING          AND           AFTER THE
                                WITHIN 90      91 AND 180     TIME PERIOD     SIX MONTHS       PRECEDING
                                 DAYS OF       DAYS AFTER         TO              TO           TIME AND          ON
 TIME PERIOD:                    CLOSING      MAY 28, 2002   MAY 28, 2003    MAY 28, 2003    MAY 28, 2004    MAY 29, 2004
 ------------                    -------      ------------   ------------    ------------    ------------    ------------
GOALS: Gross Revenues            --           --             --              $13,000,000     $26,000,000     $45,000,000
(in U.S. Dollars)

Net Income (in U.S. Dollars)     --           --             --              $1,000,000      $5,000,000      $15,000,000

PAYMENTS: Incentive Payments     --           5,000,000 to   --              if reach both   if reach both   if reach both
of IVP common and preferred                   DCD Holdings                   above goals     above goals     above goals
shares                                                                       500,000         500,000         500,000
                                                                             shares of       shares of       shares of
                                                                             convertible     convertible     convertible
                                                                             preferred       preferred       preferred
                                                                             stock           stock           stock

Release of 50 Million Shares     --           15,000,000     1,000,000       1,000,000       1,000,000       500,000
of IVP common stock (upon                     shares of      shares of       shares of       shares of       shares of
conversion of all preferred                   common stock   preferred       preferred       preferred       preferred
stock issued)                                                stock           stock           stock           stock
                                                             (convertible    (convertible    (convertible    (convertible
                                                             to 10,000,000   to 10,000,000   to 10,000,000   to 5,000,000
                                                             shares of       shares of       shares of       shares of
                                                             common stock)   common stock)   common stock)   common stock)

                                    ABOUT US

         IVP Technology's principal office is located at 2275 Lakeshore Blvd. West, Suite 401, Toronto, Ontario M8V 3Y3 Canada. Its telephone number is (416) 255-7578. IVP Technology's wholly-owned subsidiary, Ignition Entertainment operates out of three offices in the United Kingdom: London, Lincoln and Banbury. IVP Technology is also in the process of establishing a sales and distribution office in Chicago, Illinois. Springboard Technology is located in IVP Technology's principle office location.

                                  THE OFFERING

         This offering relates to the sale of common stock by certain persons who are, or will become, stockholders of ours. The selling stockholders consist of:

         o Cornell Capital Partners intends to sell up to 33,297,000 shares of common stock.

         o Other selling stockholders, who intend to sell up to 62,063,913 shares of common stock.

         Pursuant to the Equity Line of Credit, we may, at our discretion, periodically issue and sell to Cornell Capital Partners, L.P. shares of common stock for a total purchase price of $10 million. The amount of each advance is subject to an aggregate monthly maximum advance amount of $425,000 in any thirty-day period. Cornell Capital Partners will pay IVP Technology 92% of the lowest closing bid price of the common stock during the five consecutive trading days period immediately following the notice date. IVP Technology has paid Cornell Capital Partners a one-time commitment fee in the amount of 3,032,000 shares of common stock and warrants to purchase 265,000 shares of common stock, of which 15,000 shares have an exercise price of $0.50 per share and 250,000 shares have an exercise price of $0.099 per share. In addition, Cornell Capital Partners is entitled to retain 3% of each advance under the Equity Line of Credit. Cornell Capital Partners intends to sell any shares purchased under the Equity Line of Credit at the then prevailing market price. Among other things, this prospectus relates to the shares of common stock to be issued under the Equity Line of Credit.

         We have engaged Westrock Advisors, Inc., a registered broker-dealer, to advise us in connection with the Equity Line of Credit. Westrock Advisors, Inc. was paid a fee of 100,000 shares of IVP Technology's common stock. Westrock Advisors, Inc. is not participating as an underwriter in this offering.

         IVP Technology has engaged Danson Partners LLC to advise it in connection with certain financial and accounting matters. Danson Partners was paid a fee of $200,000. Of this fee, $75,000 was paid in cash with the balance paid in 1,040,000 shares of common stock.

COMMON STOCK OFFERED                             95,360,913 shares by selling stockholders

OFFERING PRICE                                   Market price

COMMON STOCK OUTSTANDING BEFORE THE OFFERING(1)  119,963,261 shares

USE OF PROCEEDS                                  We will  not  receive  any  proceeds  of the
                                                 shares     offered     by    the     selling
                                                 stockholders.  Any  proceeds we receive from
                                                 the sale of common  stock  under the  Equity
                                                 Line of  Credit  will be  used  for  general
                                                 working  capital   purposes.   See  "Use  of
                                                 Proceeds."

RISK FACTORS                                     The  securities  offered  hereby  involve  a
                                                 high   degree   of   risk   and    immediate
                                                 substantial  dilution.  See  "Risk  Factors"
                                                 and "Dilution."

OVER-THE-COUNTER BULLETIN BOARD SYMBOL           TALL

---------------

1 Excludes warrants to purchase 265,000 shares of common stock, debentures convertible into 1,190,476 shares of common stock (assuming a conversion price equal to 120% of $0.105), up to 28,809,524 shares of common stock to be issued under the Equity Line of Credit, which amount may be higher or lower if more or less shares are required upon the conversion of the debentures, and the 15,000,000 shares of common stock and the 3,500,000 shares of preferred stock IVP Technology is required to issue for the Ignition Entertainment Limited acquisition. Also excludes 2,000,000 shares issued to former directors that have been rescinded.

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION
                                                FOR THE SIX      FOR THE SIX    FOR THE YEAR      FOR THE YEAR
                                               MONTHS ENDED     MONTHS ENDED       ENDED              ENDED
                                                 JUNE 30,         JUNE 30,      DECEMBER 31,      DECEMBER 31,
                                                   2002             2001            2001              2000
                                                (UNAUDITED)      (UNAUDITED)     (AUDITED)          (AUDITED)
                                                -----------      -----------     ---------          ---------
STATEMENT OF OPERATIONS DATA:
Revenue                                          $  497,326         $ 54,120     $   67,358      $   40,002
Cost of revenue                                    (382,716)              --             --              --
                                             ------------------ --------------- ------------- -----------------
Gross profit                                                          54,120         67,358          40,002
                                                    114,610
                                             ------------------ --------------- ------------- -----------------
Operating expenses
  Amortization                                    1,079,367               --         19,837         114,000
  Consulting fees                                   393,555          221,828             --              --
  Salaries and wages                                114,285               --             --              --
  Interest                                               --               --         22,341          12,501
  Legal and accounting                              215,683           65,184        125,715         215,569
  Infrastructure                                    230,406               --             --              --
  Management fees                                        --               --             --         308,841
  Development and licensing fees and
    software support                                     --           58,050        723,527         355,109
  Financial advisory fees                           150,000               --        387,086       1,637,279
  Travel and entertainment                               --               --             --              --
  Other                                             210,043           70,861             --         162,312
                                             ------------------ --------------- ------------- -----------------
  Total operating expenses                        2,393,339          415,923      1,278,506       2,805,611
                                             ------------------ --------------- ------------- -----------------
  Loss from operations                           (2,278,729)        (361,803)    (1,211,148)     (2,765,609)
                                             ------------------ --------------- ------------- -----------------
Other income (expense)
  Gain on early extinguishment of debt               96,334               --             --              --
  Interest income                                       938               --             --              --
  Interest expense                                  (74,869)              --             --              --
Loss before extraordinary item                            -               --     (1,211,148)     (2,765,609)
                                             ------------------ --------------- ------------- -----------------
Net Loss                                       $ (2,256,326)       $(361,803)   $(1,211,148)   $ (2,765,609)
                                             ================== =============== ============= =================
Loss per share                                       ($0.03)          ($0.01)        ($0.03)         ($0.08)

                                                         JUNE 30,          JUNE 30,         DECEMBER 31,       DECEMBER 31,
                                                           2002              2001               2001               2000
                                                           ----              ----               ----               ----
BALANCE SHEET DATA:

  Cash                                                    $867,484              $ 615         $     232        $   1,424
  Receivables, net                                         615,755                 --                --               --
  Inventory                                                 53,160                 --                --               --
  Prepaid expenses                                         310,447                 --                --               --
                                                     ----------------- ------------------ ----------------- -------------------
Total Current Assets                                     1,846,846                615               232            1,424
                                                     ----------------- ------------------ ----------------- -------------------
Other Assets                                                71,196                872               872            7,324
Fixed Assets (Net)                                         357,948                 --                --               --
Deferred licensing fee, net of amortization              2,695,364                 --         3,600,431               --
Excess of Cost Over Net Assets Acquired                  5,552,449                 --                --               --
                                                     ----------------- ------------------ ----------------- -------------------
Total other assets                                       8,676,957                872         3,601,303            7,324
                                                     ----------------- ------------------ ----------------- -------------------
Total Assets                                           $10,523,803             $1,487       $ 3,601,535        $   8,748
                                                     ================= ================== ================= ===================
Current liabilities
  Accounts payable and accrued liabilities               1,345,668            843,044           479,571          430,390
  Accounts payable - license agreement                   2,906,658                 --         3,620,268               --
  Note payable                                             129,020                 --           200,000          200,000
  Income taxes payable                                     139,450                 --                --               --
  Interest payable                                               -                 --            34,841           12,501
                                                     ----------------- ------------------ ----------------- -------------------
Total current liabilities                                4,528,681            843,044         4,334,680          642,891
                                                     ----------------- ------------------ ----------------- -------------------
  Notes payable - long term                                462,650                 --           129,020               --
                                                     ----------------- ------------------ ----------------- -------------------
Total long term liabilities                                462,650                 --           129,020               --
                                                     ----------------- ------------------ ----------------- -------------------
Shareholders' Equity (Deficiency)
  Preferred stock, $0.001 par value, 50,000,000
    shares authorized, none issued and outstanding              --                 --                --               --
  Common stock, $0.001 par value 150,000,000
    shares authorized, 64,697,261,40,440,848,
    48,752,848 and 39,110,848 issued and
    outstanding, respectively                               64,697             40,441            48,753           39,111
  Common stock to be issued                              7,653,509                 --            50,000          720,000
  Additional paid-in capital                            14,428,249         11,941,666        13,238,354       12,151,156
  Accumulated deficit                                  (16,115,596)       (12,674,331)      (13,859,272)     (12,648,124)
                                                     ----------------- ------------------ ----------------- -------------------
                                                         6,030,859           (692,224)         (522,165)        (122,261)
  Less deferred compensation and other, net               (498,387)          (149,333)         (340,000)        (316,286)
                                                     ----------------- ------------------ ----------------- -------------------
Total Stockholders' Equity (Deficiency)                  5,532,472           (841,557)         (862,165)        (438,547)
                                                     ----------------- ------------------ ----------------- -------------------
Total Liabilities and Stockholders' Equity             $10,523,803            $ 1,487       $ 3,601,535         $  8,748
                                                     ================= ================== ================= ===================

                                  RISK FACTORS

         WE ARE SUBJECT TO VARIOUS RISKS THAT MAY MATERIALLY HARM OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS. YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS FILING BEFORE DECIDING TO PURCHASE OUR COMMON STOCK. IF ANY OF THESE RISKS OR UNCERTAINTIES ACTUALLY OCCURS, OUR BUSINESS, FINANCIAL CONDITION OR OPERATING RESULTS COULD BE MATERIALLY HARMED. IN THAT CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.


                          RISKS RELATED TO OUR BUSINESS

WE HAVE HISTORICALLY LOST MONEY AND LOSSES MAY CONTINUE IN THE FUTURE

         We have historically lost money. In the three and six months ended June 30, 2002 and the year ended December 31, 2001, we had net losses of $1,498,026, $2,256,326 and $1,211,148, respectively. Future losses are likely to occur. Accordingly, we may experience significant liquidity and cash flow problems because historically our operations have not been profitable. No assurances can be given that we will be successful in reaching or maintaining profitable operations.

WE MAY NEED TO RAISE ADDITIONAL CAPITAL TO FINANCE OPERATIONS

         We  have  relied  on  significant   external   financing  to  fund  our
operations. Such financing has historically come from a combination of borrowings and the sale of common stock to third parties. We cannot assure you that financing whether from external sources or related parties will be available if needed or on favorable terms. Our inability to obtain adequate financing will result in the need to curtail business operations. Any of these events would be materially harmful to our business and may result in a lower stock price. We will need to raise additional capital to fund our anticipated future expansion. Among other things, external financing may be required to cover our operating costs and to license and publish PC, mobile device and game console games.

WE HAVE BEEN THE SUBJECT OF A GOING CONCERN OPINION FROM OUR INDEPENDENT AUDITORS, WHICH MEANS THAT WE MAY NOT BE ABLE TO CONTINUE OPERATIONS UNLESS WE OBTAIN ADDITIONAL FUNDING

         Our independent auditors have added an explanatory paragraph to their audit opinions issued in connection with our financial statements for the years ended December 31, 2001 and 2000, which states that IVP Technology's ability to continue as a going concern depends upon its ability to secure financing, increase ownership equity and attain profitable operations. Our ability to obtain additional funding will determine our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty. We expect to be able to continue operations for 12 months with the cash currently on hand and anticipated from our operations.

WE ARE SUBJECT TO A WORKING CAPITAL DEFICIT, WHICH MEANS THAT OUR CURRENT ASSETS ON JUNE 30, 2002 WERE NOT SUFFICIENT TO SATISFY OUR CURRENT LIABILITIES

         We had a working capital deficit of $2,681,835 at June 30, 2002, which means that our current liabilities exceeded our current assets on June 30, 2002 by $2,681,835. Current assets are assets that are expected to be converted to cash within one year and, therefore, may be used to pay current liabilities as they become due. Our working capital deficit means that our current assets on June 30, 2002 were not sufficient to satisfy all of our current liabilities on that date.

OUR COMMON STOCK MAY BE AFFECTED BY LIMITED TRADING VOLUME AND MAY FLUCTUATE SIGNIFICANTLY

         Prior to this offering, there has been a limited public market for our common stock and there can be no assurance that an active trading market for our common stock will develop. An absence of an active trading market could adversely affect our shareholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially.

OUR COMMON STOCK IS DEEMED TO BE "PENNY STOCK," WHICH MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO SELL THEIR SHARES DUE TO SUITABILITY REQUIREMENTS

         Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline. Penny stocks are stock:

         o   With a price of less than $5.00 per share;

         o   That are not traded on a "recognized" national exchange;

         o Whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ listed stock must still have a price of not less than $5.00 per share); or

         o In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $10.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

         Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor.

WE COULD FAIL TO ATTRACT OR RETAIN KEY PERSONNEL

         Our success largely depends on the efforts and abilities of key executives and consultants, including Brian MacDonald, our Chairman of the Board of Directors, Chief Executive Officer and President and Mr. Peter Hamilton, Senior Vice President Business Development. The loss of the services of Mr. MacDonald or Mr. Hamilton could materially harm our business because of the cost and time necessary to replace and train a replacement. Such a loss would also divert management attention away from operational issues. We do not presently maintain key-man life insurance policies on Mr. MacDonald or Mr. Hamilton.

OUR LIMITED OPERATING HISTORY MAKES IT DIFFICULT OR IMPOSSIBLE TO EVALUATE OUR PERFORMANCE AND MAKE PREDICTIONS ABOUT OUR FUTURE

         IVP Technology commenced its current operations in December 2001 when it obtained an agreement to distribute the Classifier software product and new management and a new Board of Directors assumed their duties. This limited operating history makes an evaluation of its future prospects very difficult. As a development stage company, IVP Technology will encounter the types of risks, uncertainties and difficulties frequently encountered by early-stage companies. Many of these risks and uncertainties are described in more detail elsewhere in this "Risk Factors" section. If IVP Technology does not successfully address these risks, then its future business prospects will be significantly limited.

THE GROWTH OF OUR CURRENT ENTERPRISE AND CONSUMER BUSINESS LINES DEPENDS TO A LARGE EXTENT UPON THE CONTINUED GROWTH OF AND DEMAND FOR WIRELESS PERSONAL DIGITAL ASSISTANTS, MOBILE PHONES, HAND-HELD COMPUTERS AND CONSUMER GAME PLATFORMS

         Handheld personal computers and personal digital assistants were introduced in the early 1990's and represent a relatively new and constantly changing technology. Our business plan for the enterprise software area depends upon the continued growth in the use of handheld personal computers, personal digital assistants, mobile phones and other devices which are portable and are capable of transmitting and storing data on software operating systems including the Microsoft Windows CE and Palm operating systems. In the event the use of handheld personal computers wanes, then a market for the mobile enterprise applications may not develop. In addition, if hardware manufacturers do not increase the speed, storage power and viewable area of Personal Digital Assistants, hand-held computers, mobile phones and other devices, our ability to sell existing and future entertainment titles to manufacturers and users may lessen. Our consumer software business line also depends upon continued interest and expansion of computer and video games as a form of entertainment.

IF WE FAIL TO KEEP PACE WITH RAPID TECHNOLOGICAL CHANGE AND EVOLVING INDUSTRY STANDARDS, OUR PRODUCTS COULD BECOME LESS COMPETITIVE OR OBSOLETE

         The market for mobile devices and the software applications that run on them, such as Vaayu, is characterized by rapidly changing technology, evolving industry standards, changes in customer needs, intense competition and frequent new product introductions. If we fail to modify or improve our products in response to changes in technology or industry standards, our products could rapidly become less competitive or obsolete. Our future success will depend, in part, on our ability to:

         o enhance and adapt current software products and develop new products that meet changing customer needs;

         o adjust the prices of mobile software applications to increase customer demand;

         o   successfully advertise and market our products; and

         o influence and respond to emerging industry standards and other technological changes.

         We must respond to changing technology and industry standards in a timely and cost-effective manner. We may not be successful in effectively using new technologies, developing new products or enhancing our existing product on a timely basis. Our pursuit of necessary technology may require substantial time and expense. We may need to license new technologies to respond to technological change. These licenses may not be available to us on terms that we can accept. Finally, we may not succeed in adapting various products to new technologies as they emerge.

WE COULD BE SUBJECT TO CLAIMS OF INFRINGEMENT OF THIRD-PARTY INTELLECTUAL PROPERTY, WHICH COULD RESULT IN SIGNIFICANT EXPENSE AND LOSS OF INTELLECTUAL PROPERTY RIGHTS

         The software industry is characterized by uncertain and conflicting intellectual property claims and frequent intellectual property litigation, especially regarding copyright and patent rights. From time to time, third parties may assert patent, copyright, trademark and other intellectual property rights to technologies that are important to our business. We may receive notices of claims that our products infringe or may infringe these rights. Any litigation to determine the validity of these claims, including claims arising through our contractual indemnification of our clients, regardless of their merit or resolution, would likely be costly and time consuming and divert the efforts and attention of our management and technical personnel. We cannot provide any assurances that we would prevail in any such litigation given the complex technical issues and inherent uncertainties in intellectual property litigation. If this litigation resulted in an adverse ruling, we could be required to:

         o   pay substantial damages;

         o   cease the manufacture, use or sale of infringing products;

         o   discontinue the use of certain technology; or

         o obtain a license under the intellectual property rights of the third party claiming infringement, which license may not be available on reasonable terms, or at all.

         Although software developers that we contract with as distributors of their products agree to indemnify us against infringement by their developers of the intellectual property rights of others, it is unlikely that all suppliers will have sufficient funds to indemnify us if such a need should arise. Consequently, if it is determined that the software that we distribute infringes upon the intellectual property rights of others, we may be required to spend significant resources to satisfy any such claims, which may not be available at the time of any such determination. Any determination software suppliers products infringe upon another's proprietary intellectual property rights will have a material negative impact on our business and results of operations.

                         RISKS RELATED TO THIS OFFERING

FUTURE SALES BY OUR STOCKHOLDERS MAY ADVERSELY AFFECT OUR STOCK PRICE AND OUR ABILITY TO RAISE FUNDS IN NEW STOCK OFFERINGS

         Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Of the 119,963,261 shares of common stock outstanding as of August 19, 2002, 49,551,742 shares are, or will be, freely tradable without restriction, unless held by our "affiliates." The remaining 70,411,519 shares of common stock held by existing stockholders are "restricted securities" and may be resold in the public market only if registered or pursuant to an exemption from registration. Some of these shares may be resold under Rule 144.

         In addition, we have issued warrants to purchase 265,000 shares of common stock, debentures convertible into 1,190,476 shares of common stock (assuming a conversion price equal to 120% of $0.105), and 15,000,000 shares of common stock to be issued to the former shareholders of Ignition Entertainment and 3,500,000 shares of preferred stock, which are convertible into 35,000,000 shares of common stock.

EXISTING SHAREHOLDERS WILL EXPERIENCE SIGNIFICANT DILUTION FROM OUR SALE OF SHARES UNDER THE EQUITY LINE OF CREDIT

         The sale of shares pursuant to the Equity Line of Credit will have a dilutive impact on our stockholders. As a result, our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price is the more shares of common stock we will have to issue under the Equity Line of Credit to draw down the full amount. If our stock price is lower, then our existing stockholders would experience greater dilution.

THE INVESTOR UNDER THE LINE OF CREDIT WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE OF OUR COMMON STOCK

         The common stock to be issued under the Equity Line of Credit will be issued at a 8% discount to the lowest closing bid price for the 5 days immediately following the notice date of an advance. These discounted sales could cause the price of our common stock to decline.

THE SELLING STOCKHOLDERS INTEND TO SELL THEIR SHARES OF COMMON STOCK IN THE MARKET, WHICH SALES MAY CAUSE OUR STOCK PRICE TO DECLINE

         The selling stockholders intend to sell in the public market the shares of common stock being registered in this offering. That means that up to 95,360,913 shares of common stock, the number of shares being registered in this offering may be sold. Such sales may cause our stock price to decline.

THE SALE OF OUR STOCK UNDER OUR EQUITY LINE OF CREDIT COULD ENCOURAGE SHORT SALES BY THIRD PARTIES, WHICH COULD CONTRIBUTE TO THE FUTURE DECLINE OF OUR STOCK PRICE

         The significant downward pressure on the price of our common stock caused by the sale of material amounts of common stock under the Equity Line of Credit could encourage short sales by third parties. Such an event could place further downward pressure on the price of our common stock.

THE PRICE YOU PAY IN THIS OFFERING WILL FLUCTUATE AND MAY BE HIGHER OR LOWER THAN THE PRICES PAID BY OTHER PEOPLE PARTICIPATING IN THIS OFFERING

         The price in this offering will fluctuate based on the prevailing market price of the common stock on the Over-the-Counter Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

WE MAY NOT BE ABLE TO ACCESS SUFFICIENT FUNDS UNDER THE EQUITY LINE OF CREDIT WHEN NEEDED

         We are dependent on external financing to fund our operations. Our financing needs are expected to be provided from the Equity Line of Credit, in large part. No assurances can be given that such financing will be available in sufficient amounts or at all when needed, in part, because we are limited to a maximum draw down of $425,000 in any thirty day period.

                           FORWARD-LOOKING STATEMENTS

         Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

         This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operations" and "Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

                              SELLING STOCKHOLDERS

         The  following  table  presents   information   regarding  the  selling
stockholders. None of the selling stockholders have held a position or office, or had any other material relationship, with IVP Technology, except as follows:

         o   Cornell  Capital  Partners,  L.P. is the investor  under the Equity
             Line of Credit and a holder of convertible debentures. All investment decisions of Cornell Capital Partners are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of Yorkville Advisors.

         o Westrock Advisors, Inc. is an unaffiliated registered broker/dealer that has been retained by us. Greg Martino, Westrock Advisors, Inc.'s President, makes the investment decisions on behalf of Westrock Advisors. For its services, Westrock Advisors, Inc. received a fee of 100,000 shares of IVP Technology's common stock. These shares are being registered in this offering.

         o IVP Technology has engaged Danson Partners LLC to advise it in connection with various financial and accounting matters. Danson Partners LLC was paid a fee of $200,000. Of this fee, $75,000 was paid in cash with the balance paid in 1,040,000 shares of common stock. Wayne Danson makes the investment decisions on behalf of Danson Partners LLC.

         o DCD Holdings Limited completed an interim financing agreement for a bridge loan of (pound)600,000 (U.S. $864,180) with IVP Technology. On May 1, 2002, IVP Technology received written notice from the lender, DCD Holdings Limited, that it agreed to convert the loan into 4,000,000 shares of common stock at a conversion rate of approximately $0.19 per share. Shabir Randeree makes the investment decisions on behalf of DCD Holdings Limited.

         o Mr. MacDonald and Mr. Hamilton are officers and directors of our company. Mr. Birch and Mr. Villella are officers of our company. Ms. Bullock is a former employee of our company. All of the shares being registered in this offering on behalf of Messrs. MacDonald, Hamilton, Birch, Villella and Bullock were issued in connection with the acquisition of International Technology Marketing, Inc. and are issued and being held in escrow pending satisfaction of certain performance goals.

         o   Peter  Cochrane   makes  the  investment   decisions  for  Spiaggia
             Holdings, Ltd. and St. Albans TCI Ltd.

         o   Anthony   Lynton  makes  the   investment   decisions   for  Buford
             Industries, Inc.

         o Tom Morgan makes the investment decisions for Rainbow Holdings, Ltd.

         o   William Ruffa Sr. makes the investment decisions for Ruffa & Ruffa.

         The table follows:

                                           PERCENTAGE
                                               OF
                                          OUTSTANDING                        PERCENTAGE OF
                                             SHARES          SHARES TO        OUTSTANDING                       PERCENTAGE OF
                            SHARES        BENEFICIALLY      BE ACQUIRED       SHARES TO BE      SHARES TO           SHARES
                         BENEFICIALLY        OWNED           UNDER THE       ACQUIRED UNDER     BE SOLD          BENEFICIALLY
                         OWNED BEFORE        BEFORE         EQUITY LINE     THE EQUITY LINE     IN THE           OWNED AFTER
   SELLING STOCKHOLDER     OFFERING       OFFERING(1)       OF CREDIT(2)       OF CREDIT         OFFERING        OFFERING(1)
   -------------------     --------       -----------       ------------       ---------         --------        -----------
Cornell Capital          4,487,476 (3)          3.7%         28,809,524           19.4%        33,297,000              0%
Partners, L.P.
Westrock Advisors, Inc.        100,000             *                 --              --           100,000              0%
Brian MacDonald             14,974,473         12.5%                 --              --        14,974,473              0%
Peter Hamilton              14,974,473         12.5%                 --              --        14,974,473              0%


                                       12

                                           PERCENTAGE
                                               OF
                                          OUTSTANDING                        PERCENTAGE OF
                                             SHARES          SHARES TO        OUTSTANDING                       PERCENTAGE OF
                            SHARES        BENEFICIALLY      BE ACQUIRED       SHARES TO BE      SHARES TO           SHARES
                         BENEFICIALLY        OWNED           UNDER THE       ACQUIRED UNDER     BE SOLD          BENEFICIALLY
                         OWNED BEFORE        BEFORE         EQUITY LINE     THE EQUITY LINE     IN THE           OWNED AFTER
   SELLING STOCKHOLDER     OFFERING       OFFERING(1)       OF CREDIT(2)       OF CREDIT         OFFERING        OFFERING(1)
   -------------------     --------       -----------       ------------       ---------         --------        -----------

Kevin Birch                 14,974,473         12.5%                 --              --        14,974,473              0%
Geno Villella                4,278,421          3.6%                 --              --         4,278,421              0%
Sherry Bullock                 800,160             *                 --              --           800,160              0%
Steve Smith                  1,000,000             *                 --              --         1,000,000              0%
DCD Holdings Limited         4,000,000          3.3%                 --              --         4,000,000              0%
Buford Industries, Inc.      1,000,000             *                 --              --         1,000,000              0%
Rainbow Holdings, Ltd.       2,410,916          2.0%                 --              --         2,410,916              0%
Spiaggia Holdings, Ltd.      1,200,000          1.0%                 --              --         1,200,000              0%
St. Albans TCI Ltd.          1,000,000             *                 --              --         1,000,000              0%
Thomas Chown                   175,600             *                 --              --           175,600              0%
Ruffa & Ruffa                   50,000             *                 --              --            50,000              0%
Danson Partners LLC          1,125,397             *                 --              --         1,125,397              0%
                           -----------        -------       ------------        ---------    --------------         -------
TOTAL                       66,551,389         54.8%         28,809,524           19.4%        95,360,913              0%
                           ===========        =======       ============        =========    ==============         =======

-----------------------------------------
*        Less than 1%.

(1) Applicable percentage of ownership is based on 119,963,261 shares of common stock outstanding as of August 19, 2002 (which does not include the 15,000,000 shares of common stock and the 3,500,000 shares of preferred stock IVP Technology is required to issue for the Ignition Entertainment Limited acquisition), together with securities exercisable or convertible into shares of common stock within 60 days of August 19, 2002, for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of August 19, 2002, are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) The number of shares of common stock available under the Equity Line of Credit may be increased to 30,000,000 shares of common stock if none of the outstanding debentures are converted into shares of common stock.

(3) Consists of 3,032,000 shares of common stock, up to 1,190,476 shares of common stock underlying convertible debentures and 265,000 shares of common stock underlying a warrant with 15,000 shares having an exercise price of $0.50 per share and 250,000 shares having an exercise price of $0.099 per share. The debentures are convertible at the holder's option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date (ii) 80% of the average closing bid price of the common stock for the 4 lowest trading days of the 5 trading days immediately preceding the conversion date. At maturity, IVP Technology has the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debentures into shares of common stock at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the average closing bid price of the common stock for the lowest trading days of the 5 trading days immediately preceding the conversion date.

                                 USE OF PROCEEDS

         This prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders. There will be no proceeds to us from the sale of shares of common stock in this offering. However, we will receive the proceeds from the sale of shares of common stock to Cornell Capital Partners, L.P. under the Equity Line of Credit. The purchase price of the shares purchased under the Equity Line of Credit will be equal to 92% of the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board for the 5 days immediately following the notice date. Cornell Capital will retain 3% of each advance.

         For illustrative purposes, we have set forth below our intended use of proceeds for the range of net proceeds indicated below to be received under the Equity Line of Credit. The table assumes estimated offering expenses of $85,000, plus 3% retainage.

GROSS PROCEEDS                                  $1,000,000     $5,000,000   $10,000,000

NET PROCEEDS                                      $885,000     $4,765,000    $9,615,000

USE OF PROCEEDS:                                    AMOUNT         AMOUNT        AMOUNT
--------------------------------------------- ------------- -------------- -------------
Repayment of Income Tax and Loan                  $129,000       $129,000      $129,000
Sales and Marketing                                100,000        500,000     1,000,000
Administrative Expenses, Including Salaries        300,000        300,000       400,000
Income Tax and Accounts Payable                    356,000      1,500,000     1,500,000
Income Tax and Future Acquisitions and Product          --      1,836,000     5,086,000
  Licensing/Distribution Expenses
General Working Capital                                 --        500,000     1,500,000
                                                  --------     ----------    ----------
TOTAL                                             $885,000     $4,765,000    $9,615,000
                                                  ========     ==========    ==========

         Any proceeds received upon issuance of outstanding warrants will be used for general working capital purposes.

                                    DILUTION

         The net tangible book value of our company as of June 30, 2002 was ($2,759,447) or ($0.0427) per share of common stock. Net tangible book value per share is determined by dividing the tangible book value of our company (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to our company, our net tangible book value will be unaffected by this offering. Our net tangible book value, however, will be impacted by the common stock to be issued under the Equity Line of Credit. The amount of dilution will depend on the offering price and number of shares to be issued under the Equity Line of Credit. The following example shows the dilution to new investors at an offering price of $0.26 per share.

         If we assume that our company had issued 30,000,000 shares of common stock under the Equity Line of Credit at an assumed offering price of $0.26 per share (I.E., the number of shares registered in this offering under the Equity Line of Credit, which number of shares assumes none of the debentures will be converted into shares of common stock), less retention fees of $234,000 and offering expenses of $85,000, our net tangible book value as of June 30, 2002 would have been $4,721,553 or $0.0499 per share. Note that at an offering price of $0.26 per share, IVP Technology would receive gross proceeds of $7,800,000, or $2,200,000 less than is available under the Equity Line of Credit. Such an offering would represent an immediate increase in net tangible book value to existing stockholders of ($0.0926) per share and an immediate dilution to new stockholders of $0.2101 per share. The following table illustrates the per share dilution:

Assumed public offering price per share                                 $0.2600
Net tangible book value per share before this offering     ($0.0427)
Increase attributable to new investors                       $0.0926
Net tangible book value per share after this offering                   $0.0499
                                                           ---------    -------
Dilution per share to new stockholders                                  $0.2101
                                                                        =======

         The offering price of our common stock is based on the then-existing market price. In order to give prospective investors an idea of the dilution per share they may experience, we have prepared the following table showing the dilution per share at various assumed offering prices:

                  ASSUMED         NO. OF SHARES TO BE     DILUTION PER SHARE TO
              OFFERING PRICE           ISSUED(1)              NEW INVESTORS
              --------------           ---------              -------------
                 $0.2600              30,000,000                 $0.2101
                 $0.1950              30,000,000                 $0.1651
                 $0.1300              30,000,000                 $0.1201
                 $0.0650              30,000,000                 $0.0751

(1) This represents the maximum number of shares of common stock that will be registered under the Equity Line of Credit.

                              EQUITY LINE OF CREDIT

         SUMMARY. In April 2002, we entered into an Equity Line of Credit with Cornell Capital Partners, L.P. Pursuant to the Equity Line of Credit, we may, at our discretion, periodically sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $10.0 million. For each share of common stock purchased under the Equity Line of Credit, Cornell Capital Partners will pay 92% of the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the 5 days immediately following the notice date. Cornell Capital Partners is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. Further, Cornell Capital Partners will retain a fee of 3% of each advance under the Equity Line of Credit. In addition, we engaged Westrock Advisors, Inc., a registered broker-dealer, to advise us in connection with the Equity Line of Credit. For its services, Westrock Advisors, Inc. received 100,000 shares of our common stock. The effectiveness of the sale of the shares under the Equity Line of Credit is conditioned upon us registering the shares of common stock with the Securities and Exchange Commission. The costs associated with this registration will be borne by us.

         EQUITY LINE OF CREDIT EXPLAINED. Pursuant to the Equity Line of Credit, we may periodically sell shares of common stock to Cornell Capital Partners, L.P. to raise capital to fund our working capital needs. The periodic sale of shares is known as an advance. We may request an advance every 10 trading days. A closing will be held 7 trading days after such written notice at which time we will deliver shares of common stock and Cornell Capital Partners, L.P. will pay the advance amount.

         We may request advances under the Equity Line of Credit once the underlying shares are registered with the Securities and Exchange Commission. Thereafter, we may continue to request advances until Cornell Capital Partners has advanced $10.0 million or 24 months after the effective date of the accompanying registration statement, whichever occurs first.

         The amount of each advance is limited to a maximum draw down of $425,000 in any thirty-day period. The amount available under the Equity Line of Credit is not dependent on the price or volume of our common stock.

         We cannot predict the actual number of shares of common stock that will be issued pursuant to the Equity Line of Credit, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our common stock that will be issued using certain assumptions. Assuming we issued the number of shares of common stock being registered in the accompanying registration statement at a recent price of $0.26 per share, we would issue 30,000,000 shares of common stock to Cornell Capital Partners, L.P. for gross proceeds of $7,800,000, or $2,200,000 less than is available under the Equity Line of Credit. These shares would represent 20% of our outstanding common stock upon issuance. We are registering 30,000,000 shares of common stock for the sale under the Equity Line of Credit and the conversion of debentures. Accordingly, we would need to register additional shares of common stock in order to fully utilize the $10.0 million available under the Equity Line of Credit at the current price of $0.26 per share.

         Proceeds used under the Equity Line of Credit will be used in the manner set forth in the "Use of Proceeds" section of this prospectus. We cannot predict the total amount of proceeds to be raised in this transaction because we have not determined the total amount of the advances we intend to draw.

         We expect to incur expenses of approximately $85,000 in connection with this registration, consisting primarily of professional fees. In connection with the Equity Line of Credit, we paid Cornell Capital Partners a one-time commitment fee payable in 3,032,000 shares of common stock and warrants to purchase 265,000 shares of common stock, of which 15,000 shares have an exercise price of $0.50 per share and 250,000 shares have an exercise price of $0.099 per share. In addition, we issued 100,000 shares of common stock to Westrock Advisors, Inc., an unaffiliated registered broker-dealer, as a placement agent fee and 1,040,000 shares of common stock to Danson Partners, LLC as a consulting fee.

                              PLAN OF DISTRIBUTION

         The selling stockholders have advised us that the sale or distribution of our common stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders or by pledgees, donees, transferees or other successors in interest, as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted or (ii) in transactions otherwise than on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). The selling stockholders and any brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

         Cornell Capital Partners is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Equity Line of Credit. Cornell Capital Partners will pay us 92% of the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board or other principal trading market on which our common stock is traded for the 5 days immediately following the advance date. In addition, Cornell Capital Partners will retain 3% of the proceeds received by us under the Equity Line of Credit, a one-time commitment fee of 3,032,000 shares of our common stock and warrants to purchase 265,000 shares of common stock, of which 15,000 shares have an exercise price of $0.50 per share and 250,000 shares have an exercise price of $0.099 per share. The 8% discount, the 3% retention and the one-time commitment fee are underwriting discounts. In addition, we engaged Westrock Advisors, Inc., an unaffiliated registered broker-dealer, to advise us in connection with the Equity Line of Credit. For its services, Westrock Advisors, Inc. received 100,000 shares of our common stock.

         Cornell Capital Partners, L.P. was formed in February 2000 as a Delaware limited partnership. Cornell Capital Partners is a domestic hedge fund in the business of investing in and financing public companies. Cornell Capital Partners does not intend to make a market in our stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price.
Prospective investors should take these factors into consideration before purchasing our common stock.

         Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

         We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We have agreed to indemnify Cornell Capital Partners and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $85,000. For its services, Westrock Advisors, Inc. received 100,000 shares of our common stock. The offering expenses consist of: a SEC registration fee of $1,198, printing expenses of $2,500, accounting fees of $15,000, legal fees of $50,000 and miscellaneous expenses of $16,302. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders. We will, however, receive proceeds from the sale of common stock under the Equity Line of Credit.

         The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Registration M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus. Accordingly, except as noted below, the selling stockholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. Cornell Capital Partners can cover any short positions only with shares received from us under the Equity Line of Credit. The selling stockholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

         The  following  information  should  be read in  conjunction  with  the consolidated financial statements of IVP Technology and the notes thereto appearing elsewhere in this filing. Statements in this Management's Discussion and Analysis or Plan of Operation and elsewhere in this prospectus that are not statements of historical or current fact constitute "forward-looking statements."

         IVP Technology is a Toronto headquartered software developer, licensor, publisher, marketer, and distributor, and was, until December 31, 2001, engaged solely in distributing a software product marketed under the name PowerAudit. On June 13, 2002, IVP Technology terminated the software distribution agreement for the PowerAudit product. Since January 1, 2002, IVP Technology has been in the process of expanding its operating businesses towards consumer and enterprise software. In May 2002, IVP Technology acquired Ignition Entertainment Limited, a UK company, engaged in the development, licensing, publishing, marketing and distribution of consumer software and video games. In July 2002, IVP Technology acquired Springboard Technology Solutions Inc., which develops software and web applications and provides network and data interface solutions services. IVP Technology's business operations are divided into two business lines: enterprise software and consumer software.

         IVP Technology's enterprise software line operates in conjunction with its wholly owned subsidiary, Springboard Technology Solutions Inc., to develop, market, license and install data solutions that solve problems and create value for mid-size companies, large corporations and government agencies. These data solutions incorporate data capture, transmission, analysis reporting and presentation. IVP Technology's data solutions use Vaayu(TM), "Classifier(TM)" and "VIPER(TM)" to take data from the field through cross platform mobile enterprise applications to the executive suite.

         IVP Technology's consumer software line operates through its wholly-owned subsidiary, Ignition Entertainment Limited. Ignition develops, publishes, licenses and distributes consumer software products and related accessories for mobile devices, PC's, Sony Playstation, Nintendo GameboyAdvance, Nintendo Game Cube and Microsoft X-Box platforms on a worldwide basis.

LICENSED AND WHOLLY-OWNED ENTERPRISE SOFTWARE PRODUCTS

         ENTERPRISE SOFTWARE LINES. The enterprise software line currently markets data solutions which focus on mobile enterprise applications, made up of separate software products that can operate on a stand-alone basis or integrate with other enterprise level software. IVP Technology believes that these products will provide enterprises with increased economy, efficiency and effectiveness when enterprises are faced with the necessity of obtaining data from the field and moving it into processes that take place in the front and back office environment through to business decision making levels. A description of IVP Technology's current mobile enterprise software products is described below.

                  CLASSIFIER. On December 28, 2001, IVP Technology entered into a two-year, non-exclusive licensing agreement to distribute the Classifier software program, developed by The Innovation Group, PLC, throughout the financial services industry and other market sectors. The Innovation Group is one of the leading developers of software and systems for financial services. IVP Technology received a non-exclusive right to sell such software in the United States, Mexican and Canadian territory.

                  Pursuant to the terms of this agreement, IVP Technology is obligated to purchase from The Innovation Group $3,620,268 worth of Classifier software by December 31, 2002. IVP Technology has paid The Innovation Group (pound)500,000 or approximately $714,000 in connection with the license. Unless the distribution agreement is amended, IVP Technology is obligated to pay an additional (pound)500,000 or approximately $724,000 by September 30, 2002 and (pound)1.5 million or approximately $2,172,268 by December 31, 2002. On February 16, 2002, IVP Technology borrowed $864,180 from DcD Limited that was used, in part, to pay the March 31, 2002 installment to the Innovation Group.

                           DESCRIPTION OF CLASSIFIER.  The Classifier product is
a sophisticated business intelligence solution that provides data analysis benchmarking which can monitor on-going improvements on business activities, such as specific products, lines of business or other information of a business operation. The Classifier was designed to create and broadcast business intelligence knowledge views direct to decision makers over corporate Intranets and the Internet. The Classifier turns a database into a web site, enabling more people to access data with a web-browser. The Classifier incorporates a high-performance and powerful data analysis server, a web-report publishing facility, versatile data transformation features and the ability to connect and extract data from multiple back office data sources.

                           MARKET FOR  CLASSIFIER.  The market for Classifier is
almost exclusively centered on larger enterprises where polling databases for changes in volumes, makeup and conditions in various components of sales, cost of sales and components could have a material impact on the way the business is managed. The product can be adapted to various industry sectors.

                  VIPER. On February 20, 2002, IVP Technology entered into an agreement with SmartFocus Limited, to resell its Viper(R) suite of products which consists of Viper Analyze and Visualize, Viper Data Mining, Viper CRM,
Viper Campaign Planner and Smart Campaigner. Pursuant to the license, IVP Technology will be entitled to a 15% commission on sales of Viper through customer opportunities created by IVP Technology. SmartFocus will make sales representatives available to assist in sales presentations.

                           DESCRIPTION OF VIPER.  IVP  Technology  believes that
Viper is a powerful, fast and easy-to-use analysis and visualization application designed for company marketing departments and those decision makers concerned with gross data from voluminous rows of customer information. Viper harnesses customer and transactional data from any touch-point or channel across any organization to create, build and maintain customer insight and customer intelligence. Viper is designed to empower enterprises to better understand, predict, manage and influence customer behavior.

                  VAAYU. On June 27, 2002, IVP Technology announced the release of Vaayu, which is a product that was created by Springboard Technology Solutions Inc., which on July 1, 2002 became a wholly-owned subsidiary of IVP Technology.

                           Vaayu(TM) is a platform-independent  software product
that enables remote data collection through any Java-enabled device, including Palm OS devices, RIM devices, handheld computers and mobile phones, to transmit data to and from mobile staff in the field.

                           Vaayu(TM)  allows forms to be manually or dynamically
created through the Vaayu(TM) Administration Studio and transmitted or "published" to a remote field force through XML-based protocols. Data can then be collected in the field through handheld devices and transmitted back to the enterprise, at which point the data can populate existing systems in real time. Future releases of Vaayu(TM) that are currently in development will enable the remote collection of bar codes, photographs, scanned documents, voice and any other information capable of being digitized.

                           Vaayu(TM) has been built  exclusively  using leading,
standards-based technologies, including XML (Extensible Markup Language) and J2ME(TM) (Java(TM) 2 Platform, Micro Edition). XML is a technology that provides a flexible way to create common information formats and share both the format and the data on the World Wide Web, intranets, and elsewhere. J2ME(TM) is a technology that allows use of the Java programming language for applications developed for mobile wireless information devices such as cellular phones and personal digital assistants (PDA's). This provides unprecedented flexibility in mobile data collection in terms of how an organization will deploy the solution and which devices the field force will use for data collection.

                           Until  May 2003,  IVP  Technology  had the  exclusive
rights to market and distribute the PowerAudit software in the United States, the European Economic Community and Switzerland. On June 13, 2002, IVP Technology elected to terminate the license.

                  CONSUMER SOFTWARE AND VIDEO GAME PRODUCTS LINES. On May 28, 2002, IVP Technology acquired Ignition Entertainment Limited, a company organized under the laws of England and Wales, specializing in the design, development, licensing, publishing and distribution of personal computer, mobile devices and game console software and accessories. Pursuant to this agreement, IVP Technology agreed to issue 15,000,000 shares of IVP's common stock and 3,500,000 shares of convertible preferred shares of IVP Technology over approximately the next two years. Upon conversion of the preferred stock, these payments will equal 50 million shares of IVP common stock. These shares will be held in escrow until disbursed in accordance with the escrow agreement. The parties are in the process of negotiating the terms of the escrow.

         IVP has also agreed to offer incentive payments to certain parties in connection with the Ignition acquisition. DCD Holdings will receive 5,000,000 shares of IVP's common stock 90 to 180 days after May 28, 2002 for maintaining adequate factoring and letter of credit lines for Ignition. The Ignition management team will also have the opportunity to earn an additional 1,500,000 shares of preferred stock over three years, which are convertible into 15,000,000 shares of IVP Technology common stock, for key employees and shareholders. The following schedule specifies the number of shares of commons tock that can be obtained by key employees and shareholders, as well as the schedule for the release of the shares escrowed in connection with the Ignition acquisition:

                        PAYMENT SCHEDULE FOR ACQUISITION
            OF IGNITION ENTERTAINMENT LIMITED AND INCENTIVE PAYMENTS
                                                                                AFTER THE
                                                                 AFTER THE      PRECEDING
                                                   BETWEEN       PRECEDING      TIME PERIOD     AFTER THE
                                      WITHIN       91 AND 180    TIME PERIOD    AND SIX         PRECEDING
                                      90 DAYS OF   DAYS AFTER    TO             MONTHS TO       TIME AND       ON
TIME PERIOD:                          CLOSING      MAY 28, 2002  MAY 28, 2003   MAY 28, 2003    MAY 28, 2004   MAY 29, 2004
------------                          -------      ------------  ------------   ------------    ------------   ------------
GOALS:                                --           --            --             $13,000,000     $26,000,000    $45,000,000
Gross Revenues (in U.S. Dollars)

Net Income (in U.S. Dollars)          --           --            --             $1,000,000      $5,000,000     $15,000,000

PAYMENTS:                             --           5,000,000     --             if reach both   if reach       if reach both
Incentive Payments of IVP common                   to DCD                       above goals     both above     above goals
and preferred shares                               Holdings                     500,000         goals          500,000 shares
                                                                                shares of       500,000        of convertible
                                                                                convertible     shares of      preferred stock
                                                                                preferred       convertible
                                                                                stock           preferred
                                                                                                stock

Release of 50 Million Shares of IVP   --           15,000,000    1,000,000      1,000,000       1,000,000      500,000 shares
common stock (upon conversion of                   shares of     shares of      shares of       shares of      of preferred
all preferred stock issued)                        common stock  preferred      preferred       preferred      stock
                                                                 stock          stock           stock          (convertible to
                                                                 (convertible   (convertible    (convertible   5,000,000 shares
                                                                 to             to 10,000,000   to             of common stock)
                                                                 10,000,000     shares of       10,000,000
                                                                 shares of      common stock)   shares of
                                                                 common stock)                  common stock)

         On June 1, 2002, Ignition Entertainment Limited entered into a consulting agreement with Montpelier Limited whereby Montpelier will provide business development and financial advice to Ignition. Under the terms of the agreement, Ignition is obligated to pay Montpelier annually (pound)179,850 ($262,970) in equal monthly installments. Additionally, Montpelier was entitled to receive a signing bonus of (pound)29,975 ($43,828) upon execution of the agreement.

ACQUISITION OF SPRINGBOARD TECHNOLOGY SOLUTIONS INC.

         On July 1, 2002, IVP Technology acquired all the outstanding shares of Springboard Technology Solutions Inc. for consideration of 2,000 common shares on the basis of a one for one exchange. Springboard Technology Solutions Inc. was owned by the former shareholders of International Technology Marketing Inc., including Brian MacDonald, Peter Hamilton, Kevin Birch and Geno Villella, all of whom are officers of IVP Technology, and has provided the physical infrastructure for IVP Technology since December, 2001. Springboard Technology is a data solutions company that provides network solutions, web and software development and data interface services, which has been in operation for three years. At the time of acquisition, Springboard Technology had 10 full-time employees and consultants excluding the management of IVP Technology.

ACQUISITION OF INTERNATIONAL TECHNOLOGY MARKETING, INC.

         On September 17, 2001, IVP Technology entered into a stock purchase agreement with International Technology Marketing, Inc. Pursuant to this agreement, IVP Technology agreed to issue 50 million shares of restricted common stock to the shareholders of International Technology Marketing, who include Messrs. MacDonald, Hamilton, Birch and Villella, the members of our current management team, and to Ms. Bullock, a former member of our management team, in exchange for all of International Technology Marketing's common stock. On March 25, 2002, we issued the 50 million shares of common stock to the former shareholders of International Technology Marketing. Pending execution of an escrow agreement, IVP Technology is holding these shares for the benefit of the former shareholders of International Technology Marketing. These shares will be held pending satisfaction of certain performance related goals. As these goals are achieved, the shares will be disbursed from the escrow to the former shareholders of International Technology Marketing. The former shareholders are entitled to vote the shares held in escrow pending satisfaction of the performance goals.

         The performance goals are as follows:

         o 10,000,000 shares will be disbursed upon aggregate sales of $500,000.

         o 10,000,000 shares will be disbursed upon aggregate sales of $1,000,000.

         o 10,000,000 shares will be disbursed upon aggregate sales of $2,000,000.

         o 10,000,000 shares will be disbursed upon aggregate sales of $6,000,000.

         o 10,000,000 shares will be disbursed upon aggregate sales of $16,200,000.

         On November 16, 2001, IVP Technology held its annual stockholders' meeting. At the meeting, a majority of IVP Technology's outstanding capital stock voted in favor of the acquisition of International Technology Marketing, as well as the increase in the authorized common stock to 150 million shares. Also at the meeting, the shareholders elected two members of the new management team together with three independent board members Messrs. Smith, Sidrow and King, to the Board of Directors. Messrs. Sidrow and King subsequently resigned as board members.

CHANGES IN NUMBER OF EMPLOYEES

         IVP Technology, where there are currently 4 employees, does not anticipate any significant changes in the number of employees. Ignition Entertainment, IVP Technology's wholly-owned subsidiary, that was acquired in May 2002, has 65 employees. In IVP Technology's newest acquisition, Springboard Technology, there are currently 13 employees.

RESEARCH AND DEVELOPMENT

         IVP Technology anticipates significant development expenses of new games under the Ignition brand and vertical applications under the Vaayu enterprise software brand.

PLANT AND EQUIPMENT

         IVP Technology does not anticipate significant plant and equipment expenses over the next 12 months except to accommodate the needs of software developers and sales personnel for computer and software tools.

RESULTS OF OPERATIONS

         The following discussion should be read in conjunction with our financial statements and the related notes and the other financial information appearing elsewhere in this report.

GOING CONCERN

         As reflected in IVP Technology's unaudited financial statements for the six months ended June 30, 2002, IVP Technology's accumulated deficit of $16,115,596 and its working capital deficiency of $2,681,835 raise substantial doubt about its ability to continue as a going concern. The ability of IVP Technology to continue as a going concern is dependent on IVP Technology's ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if IVP Technology is unable to continue as a going concern.

         IVP Technology has entered into various software distribution and licensing agreements, has acquired an operating business and intends on raising additional equity capital in order to expand its current business operations. Management believes that actions presently being taken to obtain additional funding and to operate and expand its existing business operations provide the opportunity for IVP Technology to continue as a going concern.

         THREE MONTHS ENDED JUNE 30, 2002 COMPARED WITH THE THREE MONTHS ENDED JUNE 30, 2001

         REVENUES. During the three months ended June 30, 2002, we generated $497,326 in revenue from the sale and distribution of video entertainment related products, of which $497,326 was generated as a result of products from our wholly-owned subsidiary, Ignition Entertainment Limited. Ignition Entertainment was formed in December 2001 and commenced operations in April 5, 2002, when it made several acquisitions of operating companies. Accordingly, Ignition Entertainment had no revenues in the comparable period in the prior year. All revenue in the prior period was generated from sales of PowerAudit, which we had a license to distribute until June 13, 2002. On that date, we elected to terminate the license for PowerAudit.

         OPERATING EXPENSES. Total operating expenses for the three months ended June 30, 2002 and for the three months ended June 30, 2001 were $1,646,966 and $8,562, respectively, or an increase of $1,638,404. The increase in operating expenses resulted primarily from an increase in amortization and depreciation expense of $566,833, relating to amortization of licensing fees paid on Classifier Software, depreciation on Ignition's fixed assets and an increase in consulting and professional fees of $627,592 from the prior quarter. Our infrastructure expenses increased due to the additional costs associated with the new management team and the formation of an active business.

         OTHER INCOME (EXPENSE). For the three months ended June 30, 2002, we recognized a $96,334 gain on the extinguishment of the DCD Holdings Limited short-term loan by satisfying the loan with 4,000,000 shares of common stock having a value of $760,000. Interest expense was $62,942 for the three months ended June 30, 2002, consisting principally from the beneficial conversion feature of our convertible debt.

         NET INCOME (LOSS). As a result of the items specified above, IVP Technology had a net loss of $(1,498,026), or $(0.01) per share, for the three months ended June 30, 2002.

         SIX MONTHS ENDED JUNE 30, 2002 COMPARED WITH THE SIX MONTHS ENDED JUNE 30, 2001

         REVENUES. During the six months ended June 30, 2002, we generated $497,326 in revenue from the sale and/or distribution of video entertainment related products, of which $497,326 was generated from products our wholly-owned subsidiary, Ignition Entertainment Limited. Ignition Entertainment was formed in December 2001 and commenced operations in April 5, 2002, when it made several acquisitions of operating companies. Accordingly, Ignition Entertainment had no revenues in the comparable period in the prior year. All revenue in the prior period was generated from sales of PowerAudit, which we had a license to distribute until June 13, 2002. On that date, we elected to terminate the license for PowerAudit.

         OPERATING EXPENSES. Total operating expenses for the six months ended June 30, 2002 and for the six months ended June 30, 2001 were $2,393,339 and $415,923, respectively, and represents a 475% increase from the prior period. The increase in operating expenses resulted primarily from an increase in depreciation and amortization expense of $1,079,367 relating primarily to amortization of licensing fees paid on the Classifier Software and an increase in professional and consulting expenses from $287,012 to $609,238, or $322,226. Our infrastructure expenses increased $230,406 due to the additional costs associated with the Company's new management team and the formation of an active business.

         OTHER INCOME (EXPENSE). For the six months ended June 30, 2002, we recognized a $96,334 gain on the extinguishment of the DCD Holdings Limited short-term loan by satisfying the loan with 4,000,000 shares of common stock having a value of $760,000. Interest expense was $74,869 for the six months ended June 30, 2002, consisting principally of the beneficial conversion feature of our convertible security.

         NET INCOME (LOSS). For the six months ended June 30, 2002, we incurred an overall loss of $(2,256,326) or $(.03) per share.

         YEAR ENDED DECEMBER 31, 2001 COMPARED TO YEAR ENDED DECEMBER 31, 2000

         REVENUES. We generated nominal revenue during the calendar year ended December 31, 2001 in the amount of $67,358 from sales of the PowerAudit product. Sales increased 68% from the comparative period ended December 31, 2000.

         OPERATING EXPENSES. Total operating expenses for the calendar years ended December 31, 2001 and December 31, 2000 were $1,278,506 and $2,805,611, respectively, and represents a 54% decrease from the prior calendar year. The reduction in operating expenses resulted primarily from the reduction in consulting expenses from $1,637,279 in the year ended December 31, 2000 to $387,086 in the comparable period in the current year. Amortization expense for the year ending December 31, 2001 was $19,837 compared with $114,000 for year ending December 31, 2000. Amortization in the calendar year 2001 was directly attributable to a software licensing agreement entered into by IVP Technology on December 28, 2001. The agreement is valid for two years and enables IVP Technology to sell software in North America and Mexico and cost IVP Technology $3,620,268 and will be amortized over a two year period. Consulting fees, for the year ending December 31, 2001 and December 31, 2000, were $387,086 and $1,637,279, respectively. The decrease of 76% was directly related to the fact that shares issued during the current calendar year in exchange for consulting fees were issued at a lower price per share than the prior calendar year. Development and licensing fees and software support increased by $368,418 to $723,527 for year ending December 31, 2001 compared to $355,109 for December 31, 2000.

         Interest expense increased $9,840 from the calendar year ended December 31, 2000 to $22,341 for calendar year ending December 31, 2001 due principally to financing entered into with Berra Holdings Inc. on July 30, 2001 for $187,500 over two years at 6% per annum of which IVP Technology borrowed $129,020.

         NET INCOME (LOSS). For the calendar year ended December 31, 2001, we incurred an overall loss of $(1,211,148) or $(0.03) per share, which was 56% less than the $(2,765,609), or $(0.08) per share, loss we incurred for the comparative 12 month period ended December 31, 2000.

LIQUIDITY AND CAPITAL RESOURCES

         In the past we have financed our operations through a combination of convertible securities and the private placement of our stock. Our primary need for cash is to fund our ongoing operations until such time that the sale of our products generates enough revenue to fund operations. In addition, our need for cash includes satisfying $4,528,681 in current liabilities, including software license fees of $2,906,658 due by December 31, 2002, a convertible note of $129,020 plus accrued interest, accounts payable and accrued expenses of $1,345,668 and income tax payable by Ignition in the amount of $139,450. Our independent accountants have issued a going concern opinion on our financial statements that raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent on our ability to raise additional capital and implement our business plan to market and sell Classifier, Viper, Vaayu and consumer entertainment software products through our wholly-owned subsidiary, Ignition Entertainment Limited.

         At June 30, 2002, IVP Technology's cash and cash equivalents balance was $867,484, an increase of $867,252 from the balance of $232 at December 31, 2001. During the six months ended June 30, 2002, cash (used) in operations and provided by investing activities amounted to $(1,216,556) and $1,227,474, respectively. Cash used in operating activities consisted primarily of a net loss of $(2,256,326) and a decrease in amounts payable under the licensing agreement of $(713,610). These amounts were partially offset by stock issued for services of $617,779, interest expense on beneficial conversion of $64,286, amortization and depreciation of $1,079,367. Cash flows from investing activities were primarily from the acquisition of Ignition's net assets in the amount of $1,291,059. Cash provided by financing activities in the amount of $856,334 was from the DCD short-term loan.

         DCD Finance has provided Ignition Entertainment a Line of Credit Facility ("LOC") and a Factoring Facility. Under the LOC, Ignition Entertainment may contract for the importation or manufacture of software products to the extent of 60% of the projected resale price of items purchased as a result of the LOC. The LOC may be accessed by demonstrating firm orders for goods to be delivered and sold. Under the Factoring Facility, Ignition will be able to obtain immediate credit on sales invoices to the extent of 80% of the invoice value. A receivable insurance policy is in force to cover the recource value of factored receivables.

         On January 31, 2002, we entered into an interim financing agreement for (pound) 600,000, (U.S.$856,334) on an unsecured basis with the European based venture capital and merchant banking firm DcD Limited. The loan bears an interest rate equal to the HSBC Bank base rate, minus 5% if that figure is positive, and interest is payable monthly. The loan was due on April 30, 2002. On May 1, 2002, we converted the loan, plus accrued interest into 4,000,000 shares of our common stock.

         In April 2002, IVP Technology raised $150,000 of gross proceeds from the issuance of convertible debentures. These debentures accrue interest at a rate of 5% per year and mature two years from the issuance date. The debentures are convertible at the holder's option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date (ii) 80% of the average closing bid price of the common stock for the 4 lowest trading days of the 5 trading days immediately preceding the conversion date. At maturity, IVP Technology has the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debentures into shares of common stock at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the average closing bid price of the common stock for the 4 lowest trading days of the 5 trading days immediately preceding the conversion date. IVP Technology has the right to redeem the debentures upon 30 days notice for 120% of the amount redeemed. Upon such redemption, IVP Technology will issue the investor a warrant to purchase 10,000 shares of common stock at an exercise price of $0.50 per share for every $100,000 of debentures that are redeemed.

         In April 2002, IVP Technology entered into an Equity Line of Credit Agreement with Cornell Capital Partners, L.P. Under this agreement, IVP Technology may issue and sell to Cornell Capital Partners common stock for a total purchase price of up to $10.0 million. Subject to certain conditions, IVP Technology will be entitled to commence drawing down on the Equity Line of Credit when the common stock to be issued under the Equity Line of Credit is registered with the Securities and Exchange Commission and the registration statement is declared effective and will continue for two years thereafter. The purchase price for the shares will be equal to 92% of the market price, which is defined as the lowest closing bid price of the common stock during the five trading days following the notice date. The amount of each advance is subject to an aggregate maximum advance amount of $425,000 in any thirty-day period. IVP Technology paid Cornell a one-time fee equal to $340,000, payable in 3,032,000 shares of common stock. Cornell Capital Partners is entitled to retain 3.0% of each advance. In addition, IVP Technology entered into a placement agent agreement with Westrock Advisors, Inc., a registered broker-dealer. Pursuant to the placement agent agreement, IVP Technology paid a one-time placement agent fee of 100,000 shares of common stock, which were valued at $0.10 per share, or an aggregate of $10,000, on the date of issuance. IVP Technology agreed to pay Danson Partners, LLC, a consultant, a one-time fee of $200,000 for its work in connection with consulting the company on various financial matters. Of the fee, $75,000 was paid in cash with the balance paid in 1,040,000 shares of common stock.

SUBMISSION OF MATTERS TO A VOTE OF STOCK HOLDERS

         On November 16, 2001, IVP Technology held its annual stockholders' meeting in Las Vegas, Nevada. At the meeting, the stockholder approved the following changes to our Articles of Incorporation:

         o To increase IVP Technology's authorized shares of common stock from 50,000,000 shares to 150,000,000; and

         o To provide for a class of 50,000,000 shares of preferred stock that will have such terms as the Board of Directors shall determine from time to time.

         In addition, the stockholders approved the acquisition of International Technology Marketing, and elected five directors, Messrs. MacDonald, Hamilton, Sidrow, King and Smith. King and Sidrow subsequently resigned for personal reasons.

EFFECT OF RECENT ACCOUNTING PRONOUNCEMENTS

         The Financial Accounting Standards Board has recently issued several new Statements of Financial Accounting Standards. Statement No. 141, "Business Combinations" supersedes APB Opinion 16 and various related pronouncements. Pursuant to the new guidance in Statement No.141, all business combinations must be accounted for under the purchase method of accounting; the pooling-of-interests method is no longer permitted. SFAS 141 also establishes new rules concerning the recognition of goodwill and other intangible assets arising in a purchase business combination and requires disclosure of more information concerning a business combination in the period in which it is completed. This statement is generally effective for business combinations initiated on or after July 1, 2001.

         Statement No.142, "Goodwill and Other Intangible Assets" supercedes APB Opinion 17 and related interpretations. Statement No.142 establishes new rules on accounting for the acquisition of intangible assets not acquired in a business combination and the manner in which goodwill and all other intangibles should be accounted for subsequent to their initial recognition in a business combination accounted for under SFAS No. 141. Under SFAS No.142, intangible assets should be recorded at fair value. Intangible assets with finite useful lives should be amortized over such period and those with indefinite lives should not be amortized. All intangible assets being amortized as well as those that are not, are both subject to review for potential impairment under SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived

Assets to be Disposed of. SFAS No.142 also requires that goodwill arising in a business combination should not be amortized but is subject to impairment testing at the reporting unit level to which the goodwill was assigned to at the date of the business combination.

         SFAS No. 142 is effective for fiscal years beginning after December 15, 2001 and must be applied as of the beginning of such year to all goodwill and other intangible assets that have already been recorded in the balance sheet as of the first day in which SFAS No.142 is initially applied, regardless of when such assets were acquired. Goodwill acquired in a business combination whose acquisition date is on or after July 1, 2001, should not be amortized, but should be reviewed for impairment pursuant to SFAS No. 121, even though SFAS No.142 has not yet been adopted. However, previously acquired goodwill should continue to be amortized until SFAS No.142 is first adopted.

         Statement No. 143 "Accounting for Asset Retirement Obligations" establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment, or other type of disposal of long-lived tangible assets arising from the acquisition, construction, or development and/or normal operation of such assets. SFAS No.143 is effective for fiscal years beginning after June 15, 2002, with earlier application encouraged.

         The adoption of these pronouncements will not have a material effect on IVP Technology's financial position or results of operations.

         CRITICAL ACCOUNTING POLICIES

         (A) ORGANIZATION

         Mountain Chief, Inc. was incorporated in the State of Nevada on February 11, 1994. This name was subsequently changed by Articles of Amendment dated November 16, 1994 to IVP Technology Corporation (the "Company"). The Company was granted an extra-provincial license by the Province of Ontario on June 20, 1995 to carry on business in Ontario, Canada. Prior to 1998, the Company was involved with various unsuccessful activities relating to the sale of technology products before becoming inactive by the end of 1997. The Company began negotiations with a third party in 1998 to become an exclusive distributor of software and therefore is considered to have re-entered the development stage on January 1, 1998. Activities from inception of development stage included raising of capital and negotiations and acquisition of software distribution licenses are more fully described herein. (See Note 5).

         (B) ACQUISITION AND RECAPITALIZATION

         Effective March 2000, the Company acquired all the outstanding shares of common stock of Erebus Corporation, an inactive reporting shell company with no assets or liabilities, from the stockholders thereof in an exchange for an aggregate of 350,000 shares of the Company's common stock and paid $200,000 of consulting expenses in connection with the acquisition. Pursuant to Rule 12-g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, the Company elected to become the successor issuer to Erebus Corporation for reporting purposes under the Securities Exchange Act of 1934. For financial reporting purposes, the acquisition was treated as a recapitalization of the Company with the par value of the common stock charged to additional-paid-in capital.

         (C) BASIS OF PRESENTATION

         The Company maintains its original records in United States dollars. The consolidated financial statements are expressed in United States dollars and have been prepared in accordance with generally accepted accounting principles
(GAAP) in the United States.

         (D) PRINCIPLES OF CONSOLIDATION

         The consolidated financial statements include the accounts of the Company and its subsidiary, Ignition Entertainment Limited. All significant inter-company transactions and balances have been eliminated.

         (E) FOREIGN CURRENCY TRANSACTIONS

         Transactions conducted in Canadian dollars and British pounds have been translated into United States dollars using the average exchange rate for the month in which the transactions occurred. Gains or losses are recognized in the statement of operations.

         (F) USE OF ESTIMATES

         In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

         (G) CASH AND CASH EQUIVALENTS

         For purposes of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

         (H) FAIR VALUE OF FINANCIAL INSTRUMENTS

         Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments", requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate the value. For purposes of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties other than in a forced sale or liquidation.

         The carrying  amounts of the Company's  accounts  receivable,  accounts payable and accrued liabilities, and note and interest payable thereon approximates fair value due to the relatively short period to maturity for these instruments.

         (I) INCOME TAXES

         The Company accounts for income taxes under the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

         (J) CONCENTRATION OF CREDIT RISK

         The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

         (K) LOSS PER SHARE

         Basic and diluted net loss per common share for all periods presented is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128, "Earnings Per Share". There were no common stock equivalents at June 30, 2002.

         (L) BUSINESS SEGMENTS

         The Company applies Statement of Financial Accounting Standards No. 131 "Disclosures about Segments of an Enterprise and Related Information". The Company operates in one segment and therefore segment information is not presented.

         (M) REVENUE RECOGNITION

         The Company records revenue associated with the sale of software licenses on a pro-rata basis over the license term. The Company records revenue associated with sales of entertainment-related consumer software on a delivered basis subject to an allowance for returns.

                             DESCRIPTION OF BUSINESS

OVERVIEW

            IVP Technology Corporation develops, markets, licenses, publishes and distributes software and related products for both the consumer and enterprise marketplaces.

            IVP Technology's enterprise software division operates in conjunction with its wholly-owned subsidiary Springboard Technology Solutions Inc. and develops, markets, licenses and installs data solutions and data interfaces that solve problems and create value for mid-size companies, large corporations and government agencies. These data solutions incorporate data capture, storage reporting and presentation. IVP Technology's data solutions use Vaayu(TM), "Classifier(TM)" and "VIPER(TM)" to take data from cross platform mobile enterprise applications to the executive suite. IVP Technology's data solutions facilitate remote-data-collection and transmission, management analysis, delivery and presentation of information over corporate intranets and the internet.

            IVP Technology's consumer software division operates through its wholly-owned subsidiary Ignition Entertainment Limited. Ignition develops, publishes, licenses and distributes consumer software products for mobile devices, PC's, Sony Playstation, Nintendo Gameboy Advance, Nintendo Game Cube and Microsoft X-Box platforms on a worldwide basis.

LICENSED AND WHOLLY-OWNED ENTERPRISE SOFTWARE PRODUCTS

         IVP Technology markets data solutions made up of separate software products that can operate on a stand-alone basis or integrate with other enterprise level software. IVP Technology believes that these products provide enterprises with increased economy, efficiency and effectiveness when enterprises are faced with the necessity of obtaining data from the field and moving it into processes that take place in the front and back office environment through to business decision making levels. A description of IVP Technology's software products is described below.

         CLASSIFIER.  On  December  28,  2001,  IVP  Technology  entered  into a two-year, non-exclusive licensing agreement to distribute the Classifier software program, developed by The Innovation Group, PLC, throughout the financial services industry and other market sectors. The Innovation Group is one of the leading developers of software and systems for financial services. IVP Technology received a non-exclusive right to sell such software in the United States, Mexican and Canadian territory.

         Pursuant to the terms of this agreement, IVP Technology is obligated to purchase from The Innovation Group $3,620,268 worth of Classifier software by December 31, 2002. IVP Technology has paid The Innovation Group (pound)500,000 or approximately $724,000 in connection with the license. Unless the distribution agreement is amended, IVP Technology is obligated to pay an additional (pound)500,000 or approximately $724,000 by September 30, 2002 and (pound)1.5 million or approximately $2,172,268 by December 31, 2002. On February 16, 2002, IVP Technology borrowed $864,180 from DcD Limited that was used, in part, to pay the March 31, 2002 installment to the Innovation Group.

         DESCRIPTION OF CLASSIFIER. The Classifier product is a sophisticated business intelligence solution that provides data analysis benchmarking which can monitor on-going improvements on business activities, such as specific products, lines of business or other information of a business operation. The Classifier was designed to create and broadcast business intelligence knowledge views direct to decision makers over corporate Intranets and the Internet. The Classifier turns a database into a web site, enabling more people to access data with a web-browser. The Classifier incorporates a high-performance and powerful data analysis server, a web-report publishing facility, versatile data transformation features and the ability to connect and extract data from multiple back office data sources.

         MARKET FOR CLASSIFIER. The market for Classifier is almost exclusively centered on larger enterprises where polling databases for changes in volumes, makeup and conditions in various components of sales, cost of sales and components could have a material impact on the way the business is managed. The product can be adapted to various industry sectors.

         VIPER. On February 20, 2002, IVP Technology entered into an agreement with SmartFocus Limited, to resell its Viper(R) suite of products which consists of Viper Analyze and Visualize, Viper Data Mining, Viper CRM, Viper Campaign Planner and Smart Campaigner. Pursuant to the license, IVP Technology will be entitled to a 15% commission on sales of Viper through customer opportunities created by IVP Technology. SmartFocus will make sales representatives available to assist in sales presentations.

         DESCRIPTION OF VIPER. IVP Technology believes that Viper is a powerful, fast and easy-to-use analysis and visualization application designed for company marketing departments and those decision makers concerned with gross data from voluminous rows of customer information. Viper harnesses customer and transactional data from any touch-point or channel across any organization to create, build and maintain customer insight and customer intelligence. Viper is designed to empower enterprises to better understand, predict, manage and influence customer behavior.

         VAAYU. On June 27, 2002, IVP Technology announced the release of Vaayu, which is a product that was created by Springboard Technology Solutions Inc., which on July 1, 2002 became a wholly-owned subsidiary of IVP Technology.

         Vaayu(TM) is a platform-independent software product that enables remote data collection through any Java-enabled device, including Palm OS devices, RIM devices, handheld computers and mobile phones, to transmit data to and from mobile staff in the field.

         Vaayu(TM) allows forms to be manually or dynamically created through the Vaayu(TM) Administration Studio and transmitted or "published" to a remote field force through XML-based protocols. Data can then be collected in the field through handheld devices and transmitted back to the enterprise, at which point the data can populate existing systems in real time. Future releases of Vaayu(TM) that are currently in development will enable the remote collection of bar codes, photographs, scanned documents, voice and any other information capable of being digitized.

         Vaayu(TM) has been built exclusively using leading, standards-based technologies, including XML (Extensible Markup Language) and J2ME(TM) (Java(TM) 2 Platform, Micro Edition). XML is a technology that provides a flexible way to create common information formats and share both the format and the data on the World Wide Web, intranets, and elsewhere. J2ME(TM) is a technology that allows use of the Java programming language for applications developed for mobile wireless information devices such as cellular phones and personal digital assistants (PDA's). This provides unprecedented flexibility in mobile data collection in terms of how an organization will deploy the solution and which devices the field force will use for data collection.

         Until May 2003, IVP Technology had the exclusive rights to market and distribute the PowerAudit software in the United States, the European Economic Community and Switzerland. On June 13, 2002, IVP Technology elected to terminate the license.

ENTERPRISE PRODUCTS AND MARKET ANALYSIS

         Handheld personal computers or personal digital assistant computers may be defined as small, pocket-sized devices that feature pen-based input and allow users to automatically copy and conform, or synchronize, information between the device and a personal computer. The introduction of the handheld personal computers in 1995 ushered in a new era in mobile computing that offered users a combination of simplicity and functionality. Innovations in design, synchronization technology, user interface, programmability, functionality and battery power management transformed these devices into convenient productivity tools.

         IVP Technology believes that the emergence of technologies enabling wireless access to the Internet, consumer entertainment and enterprise data provides an opportunity in this market. The Internet has become an important way for corporations to communicate with field employees and for professionals to access personal and business information, download new applications, access new services and interface with organizational data and information. IVP Technology believes that inter-party interface over the Internet, as well as wireless access to Internet content and enterprise data will make handheld personal computers increasingly valuable to users.

         IVP Technology believes that continued technological innovations that address end-user needs are an important component of industry growth. Technological advances have led to significant reductions in size and weight, as well as improvements in battery life, computing speed, reliability and storage capacity of handheld personal computers. Third party developers, who create software applications and complementary hardware peripherals and accessories supplement manufacturers' innovations and allow users to customize and enhance their devices. These feature enhancements and performance improvements, driven by both manufacturers and third party developers, are intended to attract new users and encourage device upgrades.

         Handheld personal computers are nearing laptop and notebook capabilities at a fraction of the cost, thereby making these devices more attractive. As more software applications are developed to meet end-user needs, handheld personal computers may become the preferable option for certain field workers, given their reduced size and weight as compared to notebook and laptop computers.

CONSUMER SOFTWARE BUSINESS LINES

         IVP Technology's acquisition, Ignition Entertainment Limited, specializes in the design, manufacture, licensing, publishing and distribution of mobile device entertainment programs, video game software and accessories to all major retail chains in Europe and the United States. Currently, the working capital requirements of Ignition are being augmented by DCD Finance Limited and comprise a factoring facility and a letter of credit facility.

         Ignition commenced operations on April 2, 2002 and is incorporated under the laws of England and Wales. A shell company, "Valecombe Limited," which was incorporated on September 26, 2001, was purchased and subsequently its name was changed to Ignition Entertainment Limited on March 30, 2002. Subsequently, Ignition purchased the assets of Alternative Sources Limited, the assets of I-Wish (Games) Limited, some assets from Awesome Developments Limited, the assets of Archer Maclean t/a Awesome Developments Limited, and the shares of 3R Learning Limited prior to all the shares of Ignition being purchased by IVP Technology on May 28, 2002.

         MANAGEMENT TEAM

         Ignition's management team has over 50 years of combined experience in the video games industry. Currently, the members of the management team are Viajay Chadha, Managing Director, Archer MacLean, Technical Director, and Ajay Chadha, Sales Director.

         Ignition's management team entered into a consulting agreement with Montpelier Limited whereby Montpelier will provide business development and financial advice to Ignition.

         PRODUCTS AND SERVICES

         All products and services are directly related to the personal computer, mobile devices and video games industry and include games for the following Platforms: Microsoft X Box, SONY PlayStation, SONY PlayStation 2, Nintendo Gameboy Advance, Nintendo GameCube, IBM PC & Compatibles, Wireless technologies (Compaq I-Pac, I-Mode & GPRS telephony) and the SEGA Dreamcast.

         The products currently being distributed are a combination of products purchased by IVP Technology within the Ignition Entertainment acquisition and third party products designed by other developers not employed by Ignition Entertainment. Ignition currently has 9 video games that are in wholesale and retail distribution. Several more large scale games are nearing the end of their development cycle and will be released over the next few months.

         Currently, Ignition has the following software titles in distribution in Europe and North America for the Gameboy Advance platform and will shortly be releasing these same titles for the Playstation platform.

           World Tennis Stars      Demon Driver        Monster Bass Fishing
           ------------------      ------------        --------------------
           Strike Force Hydra      Animal Snap         International Karate Plus
           ------------------      -----------         -------------------------
           Pinball Tycoon          Stadium Games       Super Drop Zone
           --------------          -------------       ---------------

         Ignition's main focus is the creation and publishing of its own intellectual property over which it will retain control. This will involve:

         (i) The design of original video games and PC software concepts and the in-house and contracted development of these games, and

         (ii) The acquisition of key "licenses" (film & character licenses) from which to create game concepts.

MARKETING

         Ignition offers the following services in seeking to strengthen its position within the industry and forming long-term relationships with other key developers and publishers.

         (i) For third-party developers - a more lucrative alternative to their existing route to market. Currently, the share of the ultimate revenue generated by a product is disproportionately in favor of the publisher. A more lucrative arrangement for developers will encourage them to review their existing arrangements.

         (ii) For third-party publishers - a route to market for publishers with little or no current representation in Europe or the North American market. This will include smaller, talented, Far Eastern and American Publishers. The business will look to obtain "exclusive" distribution agreements with these publishers covering Europe and North America.

         (iii) For retailers - a small but efficient sourcing and distribution service for all video games related products available for distribution within the European Community. This will typically cover "top-up" orders from retailers and will in the main be purchased to order, thus ensuring no stock of finished third party products.

INDUSTRY

         Ignition believes that the next five years will see growth in the video games industry including the expansion of computer entertainment for hand-held devices such as PDA's and mobile communication devices.

         This view is backed by third party market research firms such as DFC Intelligence (www.dfcint.com/game article/forecasts.html) which indicates that in the United States alone PC software and video game market was worth almost US$ 6.0 billion in 2001.

         In Fall 2001 and Spring 2002, the industry saw the launch of two new video games hardware platforms, the Microsoft X Box and the Nintendo GameCube, which will drive the market forward again for the next three-five years much the same as the SONY PlayStation has over the past five years. Forecasted aggregate sales of game console units for the United States alone are expected to top 142 million units by 2006 up from an aggregate of 60.7 million units in 2001. See DFC Intelligence (www.dfcint.com/gamearticle/forecasts.html).

CUSTOMERS

         Ignition's customers currently include:

         (i) Major national UK electronics retailers (Dixons, Gane; plc., formerly Electronics Boutiques, Toys R Us, Virgin Megastores, Woolworth's, John Menzies);

         (ii) Independent computer and video/DVD retail and rental stores that sell video games (GameStation, Choices Video);

         (iii) Rack Program distributors in various countries such as CokeM in Canada and the US; and Macros in Europe

         (iv) Import customers in France, Germany, Italy and Spain who use Ignition's wholesale product distribution group to redistribute to retailers and suppliers in those countries.

COMPETITION - ENTERPRISE SOFTWARE

         IVP Technology competes within the global market for software applications. These applications are developed for both handheld devices and client server/networked installations. The market for these products is evolving rapidly and is highly competitive. Its competitors include (i) Microsoft, as the developer of handheld personal computers' Windows CE operating system, which also develops software applications for devices that run on Windows CE, (ii) the community of developers that has developed products for the palm operating systems; (iii) the community of developers that has emerged since the introduction of these devices that creates applications for Linux, Sun, and other operating system platforms; and (iv) the host of developers that are developing entertainment and enterprise applications on other handheld devices including telephones, personal entertainment devices and other communication devices. Nearly all of IVP Technology's competitors or potential competitors have significantly greater financial, technical and marketing resources than we do. These competitors may be able to respond more rapidly than us to new or emerging technologies or changes in customer requirements. They may also devote greater resources to the development, promotion and sale of their products than IVP Technology does.

COMPETITION - CONSUMER SOFTWARE

         IVP Technology competes with the global market for entertainment software. The market is characterized by numerous large software vendors and game developers, as well as by a number of large distributors in various regions of the world. Nearly all of IVP Technology's potential competitors have significantly greater financial, technical and marketing resources than we do. Our competitors may be able to respond more rapidly than us to new entertainment genres or to new or emerging game platforms. They may also devote greater resources to the development, promotion and sale of their products than IVP does.

EMPLOYEES AND CONSULTANTS

         As of August 30, 2002 IVP Technology has four full-time employees and consultants. In addition, Springboard Technology has 13 employees and Ignition has 65 employees. Ignition hired an outside consulting team, Montpelier Limited, who will provide business development and financial advice to Ignition. None of IVP Technology's employees are covered by any collective bargaining agreement.

                                   MANAGEMENT

         Our directors and officers are as follows:

NAME AND ADDRESS                       AGE  POSITION
----------------                       ---  --------

Brian MacDonald                        53   President, CEO & Chairman of the
                                            Board
16 Wetherfield Place
Toronto, Ontario M3B 2E1
Canada

Peter Hamilton                         55   Executive Vice President, Business
                                            Development & Director
2250 Rockingham Drive
Oakville, Ontario L6H 6J3
Canada

Kevin Birch                            30   Senior VP & Chief Technology Officer
6860 Meadowvale Town Centre Circle
Mississauga, Ontario L5N7T4
Canada

Geno Villella                          43   VP Implementation - Officer
3 Sawmill Road
Toronto, Ontario M3L2L6
Canada

Vijay Chadha                           29   Managing Director Ignition
                                            Entertainment Limited  -
2 Overton Drive                             Officer
Wanstead, London E11 2NJ
United Kingdom

J. Stephen Smith                       64   Director
11614 Holly Briar Lane
Great Falls, VA 22066
United States


         Below are biographies of our officers and directors:

         BRIAN MACDONALD, PRESIDENT, CEO & CHAIRMAN OF THE BOARD. Brian MacDonald, IVP's President and CEO was appointed to the board in November 2001 and elected Chairman of the Board in December 2001. Prior to his position with IVP, Mr. MacDonald co-founded and was President and CEO of Springboard Technology Solutions Inc., a Toronto-based information technology and software development company. In 1995, he co-founded (with Mr. Peter Hamilton) and served as the Executive VP Corporate Development and CFO of Lava Systems Inc., a multinational software company that provided document management, imaging and work flow software services, based in Toronto, Chicago, London, and Australia. During this time, he assisted Lava Systems in raising over Cdn. $36 million, and co-led the company to public status with a listing on the Toronto Stock Exchange. Also, during his tenure with Lava Systems Inc., Mr. MacDonald assisted in the acquisition of 4 companies in the United Kingdom and Australia. Mr. MacDonald graduated from the University of Alberta in 1974 with a honors BA in Political Science, and received his Masters of Arts in Public Policy and Political Science from the University of British Columbia in 1979. He holds a Fellow of the Institute of Canadian Bankers designation. Mr. MacDonald has served in managerial capacities with The Toronto Dominion Bank, Banque Nationale de Paris, Confederation Life Insurance Company and ABN Amro Bank.

         PETER HAMILTON, EXECUTIVE VICE PRESIDENT BUSINESS DEVELOPMENT. Peter Hamilton, IVP's Executive Vice President, Business Development, was appointed a Director in November 2001. Mr. Hamilton oversees product development, distribution activities and sales for IVP Technology. In 1999, he co-founded with Mr. MacDonald, Springboard Technology Solutions Inc. and has served as the VP Sales and Consulting. Prior to his position with Springboard, in 1995, Mr. Hamilton co-founded (with Mr. MacDonald) and served as President and CEO of Lava Systems Inc., a multinational software company that provided document management, imaging and work flow software services, based in Toronto, Chicago, London, and Australia. During this time, Mr. Hamilton was responsible for overseeing Lava's expansion of its operations into Europe, Australia, U.S. and Canada and developed business partners in South America, South Africa, the Middle East and Scandinavia. He also assisted Lava in raising over Cdn. $36 million, and co-led the company to public status with a listing on the Toronto Stock Exchange. Prior to this, Mr. Hamilton served as Senior VP of Operations for SoftKey Software International, a publicly traded company on the New York Stock Exchange. He was responsible for SoftKey's day-to-day operations, including manufacturing, product distribution, information systems, finance, customer support, technical support and product data management and marketing. In addition, Mr. Hamilton integrated 18 new businesses into SoftKey's operations, during his tenure and was instrumental in the growth of the company from 2,000,000 in sales in 1989 to $300,000,000 in 1995.

         KEVIN BIRCH, SENIOR VP AND CHIEF TECHNOLOGY OFFICER. Kevin Birch has served as IVP's Senior VP and Chief Technology Officer since November 2001. Mr. Birch manages IVP Technology's integration of new products into IVP's new thrust as a developer, distributor and reseller of data solutions software. His background includes architecting, developing and managing many complex software development projects in sectors as diverse as financial services, leisure products, health care and non-profit organizations in Canada and the United States. In 1999, Mr. Birch was the VP of Multimedia and Software Development for Springboard Technology Solutions Inc, a Toronto-based network solutions web and software application developer, that creates processes that enhance business productivity and profitability. Prior to this, he spent several years as an Interface Architect with HealthLink Clinical Data Network, Inc., where he was responsible for the development and support of information system interfaces in and between major health care facilities across Canada.

         GENO VILLELLA, VP IMPLEMENTATION. Geno Villella, IVP's VP Implementation manages IVP Technology's IT service team and assists in the development of applications to enhance client productivity and profitability. Mr. Villella has over 20 years experience in mainframe and distributed systems infrastructure deployment, and is highly skilled in designing and implementing all types of communications and computer networks. Prior to this, in 1999, Mr. Villella was the Vice President IT and Network Solutions at Springboard Technology Solutions Inc. He has also held executive positions with James River Corporation, Insight Business Consultants and Lava Systems Inc.

         VIJAY CHADHA, MANAGING DIRECTOR, IGNITION ENTERTAINMENT LIMITED. Vijay Chadha was confirmed as Managing Director following IVP Technology's acquisition of Ignition Entertainment in May 2002. Mr. Chadha commenced his first business operations, Electro Games, at the age of 17. In 1992, Mr. Chadha with others formed Planet Distribution Limited in which he maintained a significant shareholding until its eventual sale to Big Ben Interactive, S.A. In 1994, Mr. Chadha and a partner formed Pioneer Plaza Limited HK which he sold in 1997. In 1997, Mr. Chadha, with others, formed another Hong Kong company Versus Limited as a subsidiary of Planet Distribution. Using Hong Kong sources and European distribution channels, Mr. Chadha and his team grew Planet Distribution's revenue to $45,000,000 prior to its sale to Big Ben Interactive, S.A., a publicly listed company on the Paris Bourse in March 2000. From 2000 to 2001, Mr. Chadha remained with Big Ben Interactive, S.A. as Product Purchasing Director and was responsible for sourcing all products for distribution.

         J. STEPHEN SMITH, DIRECTOR. J. Stephen Smith has served as a Director of IVP Technology since November 2001. Mr. Smith has over 30 years experience in planning, directing and managing major projects in such diverse fields as radar system development, electronic intelligence system design, installation and operation, ship design and acquisition and Document Management System development and applied solutions. He has served as Vice President Operations for CDI Marine, the nation's largest marine engineering firm and has held the positions of Director of Engineering, Vice President and President of ROH, a diverse professional services company specializing in DMS solutions, web site development and applications and a broad range of support for the US Navy ship acquisition program. Mr. Smith graduated with a BBA from the University of Notre Dame and received his Masters in Science and Electronics Engineering from the U.S. Naval Postgraduate School.

         COMPENSATION OF NON-EMPLOYEE DIRECTORS. J. Steven Smith will be paid 500,000 shares of common stock for each year of service on the board. There is no separate compensation for directors who are also a part of management for their services as a director of IVP Technology. All directors will be reimbursed for all of their out-of-pocket expenses incurred in connection with the rendering of services as a director.

COMMITTEES OF THE BOARD OF DIRECTORS

         COMMITTEES OF THE BOARD OF DIRECTORS. During a Board of Directors meeting held on March 19, 2002, an audit committee was established. The audit committee will report to the Board of Directors regarding the appointment of our independent public accountants, the scope and results of our annual audits, compliance with our accounting and financial policies and management's procedures and policies relative to the adequacy of our internal accounting controls. The audit committee is comprised of Messrs. MacDonald and Smith.

RESIGNATIONS OF MEMBERS OF THE BOARD OF DIRECTORS

         Dr. Michael Sidrow and Robert M. King resigned citing personal reasons as members of our Board of Directors on May 13, 2002.

EXECUTIVE COMPENSATION

         SUMMARY COMPENSATION TABLE. The following summary compensation table shows certain compensation information for services rendered in all capabilities for the calendar years ended December 31, 2001 and 2000. Other than as set forth herein, no executive officer's cash salary and bonus exceeded $100,000 in any of the applicable years. The following information includes the dollar value of base salaries, bonus awards, the value of restricted shares issued in lieu of cash compensation and certain other compensation, if any, whether paid or deferred:

                                ANNUAL COMPENSATION                                 LONG-TERM COMPENSATION
                                -------------------                                 ----------------------
                                                      OTHER       RESTRICTED
NAME &                                               ACCRUED     STOCK AWARDS                      LTIP        ALL OTHER
PRINCIPAL POSITION     YEAR     SALARY    BONUS    COMPENSATION     IN US$          OPTIONS/SARS   PAYOUTS   COMPENSATION
------------------     ----     ------    -----    ------------     ------          ------------   -------   ------------
Brian MacDonald(4)    2001      $7,440      --            --             --                 --        --             --

John Maxwell          2001          --      --            --             --                 --        --             --
Pres. (2)(3)          2000          --      --            --        150,000  (1)            --        --             --

John Trainor,         2001          --      --            --             --                 --        --             --
Sec'y.(2)(3)          2000          --      --            --        144,000  (1)            --        --             --

-------------------

(1) Messrs. Maxwell and Trainor each received 200,000 shares of restricted common stock valued at $.75 and $.72 per share, respectively, in lieu of cash compensation. (2) Effective December 15, 2001, Messrs. Maxwell and Trainor resigned as officers and directors of IVP Technology. (3) In March 2002, Messrs. Maxwell and Trainor each received 500,000 shares of restricted common stock valued at $.05 per share, in lieu of cash compensation. (4) Mr. MacDonald became Chief Executive Officer on November 16, 2001. IVP Technology has no deferred compensation, stock options, SAR or other bonus arrangements for its employees and/or directors. During the calendar year ended December 31, 2001, all decisions concerning executive compensation were made by the Board of Directors.

EMPLOYMENT AGREEMENTS

         In September 2001, International Technology Marketing entered into employment agreements with Brian MacDonald and Peter J. Hamilton. Mr. MacDonald is employed as President and Treasurer and Mr. Hamilton is employed as Vice President, Sales. Each of these agreements has a term of three years and thereafter will continue for one year terms unless either party terminates the agreement at least 90 days prior to the end of any term. Each of Mr. MacDonald and Mr. Hamilton has a salary of Cdn. $96,000 per year, plus 6% of sales revenue. IVP Technology guarantees the payments under these employment contracts. Neither Mr. MacDonald nor Mr. Hamilton receives any further compensation for service as an officer or director of IVP Technology.

         In September 2001, International Technology Marketing entered into employment agreements with Geno Villella, Kevin Birch and Sherry Bullock. Mr. Villella is employed as Vice President Implementation, Mr. Birch is employed as Senior Vice President and Chief Technology Officer and Ms. Bullock was employed as Vice President Marketing. Ms. Bullock left the company as of July 10, 2002. Ms. Bullock will receive a payment of approximately $2,500 per month until June 30, 2003 as compensation under her termination agreement. Each of these agreements has a term of three years and thereafter will continue for one year terms unless either party terminates the agreement at least 90 days prior to the end of any term. Mr. Villella is paid a base salary of Cdn. $36,000 per year, Mr. Birch is paid a base salary of Cdn. $60,000 per year and Ms. Bullock was paid a base salary of Cdn. $48,000 per year. IVP Technology guarantees the payments under these employment contracts. Neither Mr. Villella or Mr. Birch received any further compensation for services as an officer or director of IVP Technology. IVP Technology assumes these contracts effective April 1, 2002.

         Our company has no deferred compensation, stock options, SAR or other bonus arrangements for its employees and/or directors. All decisions concerning executive compensation were made by the Board of Directors.

EMPLOYEES AND CONSULTANTS

         As of August 30, 2002 IVP Technology had four full time employees and consultants. None of our employees are covered by any collective bargaining agreement. Currently, IVP's wholly owned subsidiary, Ignition, has 65 full-time employees and consultants. Springboard Technology has 13 full-time employees and consultants.

         On March 1, 2002, IVP Technology also entered into a one-year consulting agreement with Danson Partners, LLC. Pursuant to this agreement, Danson Partners will provide financial and accounting services to IVP Technology. Danson Partners, LLC will be paid $10,000 per month for these services, $7,500 payable in cash and $2,500 payable in stock.

         One June 1, 2002, Ignition's management team entered into a consulting agreement with Montpelier Limited whereby Montpelier will provide business development and financial advice to Ignition.

                             DESCRIPTION OF PROPERTY

         IVP Technology's principal executive office is located at 2275 Lakeshore Blvd. West Suite 401, Toronto Ontario M8V 3Y3 Canada, which are also the premises occupied by its wholly-owned subsidiary, Springboard Technology Solutions Inc., which pays $2,500 per month for the 2,700 square-foot office space.

         IVP's wholly-owned subsidiary, Ignition, has three offices in England. One office is located in Lincoln, England where Ignition is obligated to pay approximately $1,800 per month for the 2,500 square-foot office space until July 2007. The second office is located in Banbury, England where Ignition is obligated to pay approximately $6,600 per month rent for the 8,000 square foot office space until the year 2012. The third office is located in Waltham Abbey, England, where Ignition is obligated to pay approximately $3,000 per month for rent for the 8,000 square-foot office space until 2007. IVP is currently in the process of establishing a Chicago office for distribution and sales activities however no rental agreement has been executed.

                                LEGAL PROCEEDINGS

         IVP Technology is not presently a party to any material legal proceedings, nor is it aware of any material threatened litigation.

                             PRINCIPAL STOCKHOLDERS

         The following table contains information about the beneficial ownership of our common stock as of August 30, 2002, for:

         (i) each person who beneficially owns more than five percent of the common stock;

         (ii)     each of our directors;

         (iii)    the named executive officers; and

         (iv)     all directors and executive officers as a group.

                                                                    COMMON STOCK
                                                                 BENEFICIALLY OWNED
            NAME/ADDRESS                  TITLE OF CLASS    AMOUNT            PERCENTAGE(3)
            ------------                  --------------    ------            -------------
            Brian MacDonald               Common Stock      14,974,473  (1)       12.5%

            Peter Hamilton                Common Stock      14,974,473  (1)       12.5%

            Kevin Birch                   Common Stock      14,974,473  (1)       12.5%

            Geno Villella                 Common Stock       4,278,421  (1)        3.6%

            Vijay Chadha                  Common Stock              --  (4)          --

            Stephen Smith                 Common Stock       1,000,000  (2)           *

            All Officers and Directors
               as a Group                 Common Stock      50,201,840           41.85%

---------------

*        Less than one percent.

(1) These shares are being held in escrow until satisfaction of certain performance goals established in connection with the purchase of International Technology Marketing. These people are entitled to vote the escrowed shares while being held in escrow.

(2) Shares held in escrow with 500,000 shares to be released each on November 16, 2002 and November 16, 2003.

(3) Applicable percentage of ownership is based on 119,963,261 shares of common stock outstanding as of August 30, 2002 for each stockholder. Beneficial ownership is determined in accordance within the rules of the Commission and generally includes voting of investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of August 30, 2002 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such persons, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(4) Mr. Chadha will not receive shares of IVP Technology until the escrow agreement for Ignition Entertainment Limited has been completed and its terms have been fulfilled.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On July 1, 2002 IVP Technology acquired all the outstanding shares of Springboard Technology Solutions Inc. for consideration of 2,000 common shares on the basis of a one for one exchange. Springboard Technology Solutions Inc. was owned in the same proportion as International Technology Marketing Inc. and has provided the physical infrastructure for IVP Technology Inc., since January 1, 2002. Springboard has been in operation for three years. At the time of acquisition Springboard Technology had 10 full time employees and consultants.

         During the three months ended March 31, 2002, IVP Technology issued 1,000,000 shares each to Messrs. Smith, Sidrow and King for services as directors for the two year period 2001-2003. The 3,000,000 shares are held in escrow. Subsequent to the quarter ended March 31, 2002, Messrs. Sidrow and King resigned from the Board of Directors for personal reasons and as a result their entitlement to shares terminated. The shares related to Mr. Sidrow and Mr. King have been rescinded.

         On March 17, 2000, IVP Technology entered into a consulting agreement with the former stockholder of the acquired inactive reporting shell company. The consulting agreement states that one year after the execution of the agreement ("reset date"), the 350,000 common shares issued by IVP Technology to the former stockholder shall be increased or decreased based upon the average closing price of IVP Technology's stock 30 days prior to the reset date, so the value of the 350,000 shares will equal $500,000. The average closing price of the stock was $0.1487 per share. IVP Technology is obligated to issue an additional 3,012,475 common shares to the consultant as an additional fee. It is IVP Technology's intention to dispute the payment of these shares.

         IVP Technology's principal executive office is located at 2275 Lakeshore Blvd. West Suite 401, Toronto Ontario M8V 3Y3 Canada, which are also the premises occupied by Springboard Technology Solutions Inc. IVP Technology had an oral agreement which commenced January 1, 2002, with Springboard Technology Solutions, Inc., a corporation owned by Messrs. MacDonald, Hamilton, Birch, Villella and Ms. Bullock, whereby IVP Technology is obligated to pay
Springboard approximately $30,000 per month for rent, utilities, network infrastructure, equipment leases and all office administrative services. Messrs. MacDonald and Hamilton are officers and directors of IVP Technology. Messrs. Birch and Villella are officers of IVP Technology. Subsequently, IVP Technology acquired Springboard Technology and the monthly administrative charge was rescinded.

         On September 17, 2001, IVP Technology entered into a stock purchase agreement with International Technology Marketing, Inc. whereby IVP Technology is obligated to issue 50 million shares of common stock to the shareholders of International Technology Marketing, who include Messrs. MacDonald, Hamilton, Birch, Villella and Ms. Bullock, the current and former members of our current management team, in exchange for all of International Technology Marketing's common stock. On March 25, 2002, we issued the 50 million shares of common stock to be held by IVP Technology until the escrow agreement is executed to hold the shares. These shares will be held pending satisfaction of certain performance related goals. As these goals are achieved, the shares will be disbursed from the escrow to the former shareholders of International Technology Marketing. The former shareholders are entitled to vote the shares held in escrow pending satisfaction of the performance goals.

         The performance goals are as follows:

         o 10,000,000 shares will be disbursed upon aggregate sales of $500,000.

         o 10,000,000 shares will be disbursed upon aggregate sales of $1,000,000.

         o 10,000,000 shares will be disbursed upon aggregate sales of $2,000,000.

         o 10,000,000 shares will be disbursed upon aggregate sales of $6,000,000.

         o 10,000,000 shares will be disbursed upon aggregate sales of $16,200,000.

                MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
                   COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

         IVP Technology's common stock is traded on the Over-the-Counter Bulletin Board under the symbol "TALL". The following table sets forth, for the periods indicated, the high and low bid prices of a share of common stock for the last two years, as well as the first two quarters of 2002.

                                                  HIGH BID              LOW BID
                                                  --------              -------

             2000
             Quarter Ended March 31, 2000            $3.69                $0.13
             Quarter Ended June 30, 2000              1.41                 0.56
             Quarter Ended September 30, 2000         0.91                 0.57
             Quarter Ended December 31, 2000          0.67                 0.14

             2001
             Quarter Ended March 31, 2001            $0.22                $0.12
             Quarter Ended June 30, 2001              0.14                 0.05
             Quarter Ended September 30, 2001         0.17                 0.04
             Quarter Ended December 31, 2001          0.09                 0.03

             2002
             Quarter Ended March 31, 2002            $0.11                $0.03
             Quarter Ended June 30, 2002              0.32                 0.08

HOLDERS OF COMMON EQUITY

         As of July 22, 2002, there were 347 holders of record for our common stock.

DIVIDENDS

         IVP Technology did not pay any dividends during calendar 2001 and has never paid any dividends on its capital stock. IVP Technology currently expects that it will retain future earnings for use in the operation and expansion of its business and does not anticipate paying any cash dividends in the foreseeable future. Any decision on the future payment of dividends will depend on our earnings and financial position at that time and such other factors as the Board of Directors deems relevant.

RECENT SALES OF UNREGISTERED SECURITIES

         On July 1, 2002, IVP Technology acquired all the outstanding shares of Springboard Technology Solutions Inc. for consideration of 2,000 common shares on the basis of a one for one exchange.

         On June 28, 2002, we issued 2,410,916 shares of common stock to Rainbow Investments pursuant to the terms of our March 17, 2000 debt conversion agreement.

         On June 28, 2002, we issued 23,370 shares of common stock to Danson Partners, LLC having a value of $5,000 for consulting services rendered.

         On May 28, 2002, IVP acquired Ignition Entertainment Limited. IVP will issue 15,000,000 shares of common stock and 3,500,000 shares of preferred stock as payment to Ignition over a period of two years from the date of the acquisition: Additionally, the management team of Ignition may earn up to 1,500,000 shares of preferred stock if certain revenue and net income goals are met at specific time periods. These shares will be held in escrow and disbursed by the escrow agent according to the escrow agreement. The parties are still negotiating the terms of the escrow agreement.


                                                                                  AFTER THE
                                                                   AFTER THE      PRECEDING
                                                     BETWEEN       PRECEDING     TIME PERIOD      AFTER THE
                                        WITHIN      91 AND 180    TIME PERIOD        AND          PRECEDING
                                      90 DAYS OF    DAYS AFTER        TO        SIX MONTHS TO     TIME AND          ON
TIME PERIOD:                            CLOSING    MAY 28, 2002  MAY 28, 2003    MAY 28, 2003   MAY 28, 2004   MAY 29, 2004
------------                            -------    ------------  ------------    ------------   ------------   ------------
GOALS:                                --           --            --             $13,000,000     $26,000,000    $45,000,000
Gross Revenues (in U.S. Dollars)

Net Income (in U.S. Dollars)          --           --            --             $1,000,000      $5,000,000     $15,000,000

PAYMENTS:                             --           5,000,000     --             if reach both   if reach       if reach
Incentive Payments of IVP common                   to DCD                       above goals     both above     both above
and preferred shares                               Holdings                     500,000         goals          goals
                                                                                shares of       500,000        500,000
                                                                                convertible     shares of      shares of
                                                                                preferred       convertible    convertible
                                                                                stock           preferred      preferred
                                                                                                stock          stock

Release of 50 Million Shares of IVP   --           15,000,000    1,000,000      1,000,000       1,000,000      500,000
common stock (upon conversion of                   shares of     shares of      shares of       shares of      shares of
all preferred stock issued)                        common stock  preferred      preferred       preferred      preferred
                                                                 stock          stock           stock          stock
                                                                 (convertible   (convertible    (convertible   (convertible
                                                                 to             to 10,000,000   to             to
                                                                 10,000,000     shares of       10,000,000     5,000,000
                                                                 shares of      common stock)   shares of      shares of
                                                                 common stock)                  common stock)  common
                                                                                                               stock)

         In May 2002, IVP Technology entered into an agreement with Vanessa Land for marketing and advisory services connected with product marketing in the European Economic Community and North America. In relation with this agreement, IVP Technology issued 5,000,000 shares of common stock to Ms. Vanessa Land. These shares were registered on a Form S-8 filed on May 3, 2002. These shares were valued at $0.05 per share, or an aggregate of $250,000, on the date of issuance.

         On May 1, 2002, IVP Technology agreed to issue 4,000,000 shares of its restricted common stock having a value of $760,000 in full settlement of its obligation to DCD Holdings Ltd. IVP Technology issued these shares on or about August 6, 2002.

         In April 2002, IVP Technology raised $150,000 of gross proceeds from the issuance of convertible debentures. These debentures accrue interest at a rate of 5% per year and mature two years from the issuance date. The debentures are convertible at the holder's option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date (ii) 80% of the average closing bid price of the common stock for the 4 lowest trading days of the 5 trading days immediately preceding the conversion date. At maturity, IVP Technology has the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debentures into shares of common stock at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the average closing bid price of the common stock for the 4 lowest trading days of the 5 trading days immediately preceding the conversion date. IVP Technology has the right to redeem the debentures upon 30 days notice for 120% of the amount redeemed. Upon such redemption, IVP Technology will issue the investor a warrant to purchase 10,000 shares of common stock at an exercise price of $0.50 per share for every $100,000 of debentures that are redeemed.

         The convertible debentures contain a beneficial conversion feature computed at its intrinsic value that is the difference between the conversion price and the fair value on the debenture issuance date of the common stock into which the debt is convertible, multiplied by the number of shares into which the debt is convertible at the commitment date. Since the beneficial conversion feature is to be settled by issuing equity, the amount attributed to the beneficial conversion feature, or $64,286, was recorded as an interest expense and a component of equity on the issuance date.

         In April 2002, IVP Technology entered into an Equity Line of Credit Agreement with Cornell Capital Partners, L.P. Under this agreement, IVP Technology may issue and sell to Cornell Capital Partners common stock for a total purchase price of up to $10.0 million. Subject to certain conditions, IVP Technology will be entitled to commence drawing down on the Equity Line of Credit when the common stock to be issued under the Equity Line of Credit is registered with the Securities and Exchange Commission and the registration statement is declared effective and will continue for two years thereafter. The purchase price for the shares will be equal to 92% of the market price, which is defined as the lowest closing bid price of the common stock during the five trading days following the notice date. The amount of each advance is subject to an aggregate maximum advance amount of $425,000 in any thirty-day period. IVP Technology paid Cornell a one-time fee equal to $340,000, payable in 3,032,000 shares of common stock. Cornell Capital Partners is entitled to retain 3.0% of each advance. In addition, IVP Technology entered into a placement agent agreement with Westrock Advisors, Inc., a registered broker-dealer. Pursuant to the placement agent agreement, IVP Technology paid a one-time placement agent fee of 100,000 shares of common stock, which were valued at $0.10 per share, or an aggregate of $10,000, on the date of issuance. IVP Technology agreed to pay Danson Partners, LLC, a consultant, a one-time fee of $200,000 for its work in connection with the Equity Line of Credit. Of the fee, $75,000 was paid in cash with the balance paid in 1,040,000 shares of common stock.

         On April 26, 2002, IVP Technology issued 62,027 shares of common stock to Danson Partners, LLC having a value of $5,000 for consulting services rendered.

         On or about March 25, 2002, IVP Technology issued 100,000 shares of common stock to Barry Gross that was earned pursuant to a consulting contract signed in 2000. These shares were valued at $0.09 per share, or an aggregate of $9,000, on the date of issuance.

         On or about March 25, 2002, IVP Technology issued 14,000,000 shares of common stock to Brian MacDonald to be held in escrow pending achievement of the performance clauses related to the September 17, 2001 agreement with International Technology Marketing.

         On or about March 25, 2002, IVP Technology issued 14,000,000 shares of common stock to Peter Hamilton to be held in escrow pending achievement of the performance clauses related to the September 17, 2001 agreement with International Technology Marketing.

         On or about March 25, 2002, IVP Technology issued 14,000,000 shares of common stock to Kevin Birch to be held in escrow pending achievement of the performance clauses related to the September 17, 2001 agreement with International Technology Marketing.

         On or about March 25, 2002, IVP Technology issued 4,000,000 shares of common stock to Geno Villella to be held in escrow pending achievement of the performance clauses related to the September 17, 2001 agreement with International Technology Marketing.

         On or about March 25, 2002, IVP Technology issued 4,000,000 shares of common stock to Sherry Bullock to be held in escrow pending achievement of the performance clauses related to the September 17, 2001 agreement with International Technology Marketing. Subsequently, Ms. Bullock left employment with IVP Technology and has accepted a partial payment of 800,00- shares and the remainder of her performance based shares have been reallocated to the remaining members of International Technology Marketing.

         On or about March 25, 2002, IVP Technology issued 500,000 shares of common stock to John Maxwell in lieu of compensation for services performed in 2001 as President of IVP Technology. These shares were valued at $0.05 per share, or an aggregate of $25,000, on the date of issuance.

         On or about March 25, 2002, IVP Technology issued 500,000 shares of common stock to John Trainor in lieu of compensation for services performed in 2001 as Secretary of IVP Technology. These shares were valued at $0.05 per share, or an aggregate of $25,000, on the date of issuance.

         On or about March 25, 2002, IVP Technology issued 2,375,600 shares of common stock valued at $.05 per share to Thomas Chown for the conversion of approximately $118,780 of debts owed by the corporation for services performed in 2001.

         On or about March 25, 2002, IVP Technology issued 1,000,000 shares of common stock to Buford Industries, Inc. as conversion of a fee of $50,000 earned for introducing IVP to International Technology Marketing. These shares were valued at $0.05 per share, or an aggregate of $50,000, on the date of issuance.

         On or about March 25, 2002, IVP Technology issued 50,000 shares of common stock to Ruffa and Ruffa, P.A. for payment of interest on outstanding legal bills for the year 2001 - 2002. These shares were valued at $0.10 per share, or an aggregate of $5,000, on the date of issuance.

         On or about March 25, 2002, IVP Technology issued 1,000,000 shares of common stock to J. Stephen Smith to be held in escrow for services as a board member for the period from 2001 to 2003 to be accrued at the rate of 500,000 per year.

         On or about March 25, 2002, IVP Technology issued 1,000,000 shares of common stock to Michael Sidrow to be held in escrow for services as a board member for the period from 2001 to 2003 to be accrued at the rate of 500,000 per year. Subsequently these shares have been rescinded as a result of Mr. Sidrow's resignation from the board of directors.

         On or about March 25, 2002, IVP Technology issued 1,000,000 shares of common stock to Robert King to be held in escrow for services as a board member for the period from 2001 to 2003 to be accrued at the rate of 500,000 per year. Subsequently these shares have been rescinded as a result of Mr. King's resignation from the board of directors.

         On February 16, 2002, IVP Technology completed an interim financing agreement for a bridge loan of (pound)600,000 (U.S. $864,180) on an unsecured basis with the European based venture capital and merchant banking firm DcD Limited. The loan was due April 30, 2002 and accrues interest at a rate of 4% per year above the HSBC Bank base rate. Interest is payable monthly. On May 1, 2002, IVP Technology received written notice from the lender, DCD Limited, that it agreed to convert the loan into 4,000,000 shares of common stock at a conversion rate of approximately $0.19 per share.

         On or about August 17, 2001, IVP Technology issued 1,000,000 shares of common stock to Orchestral Corporation for extension of the licensing contract and to obtain market distribution to Switzerland. These shares were valued at $0.12 per share, or an aggregate of $120,000, on the date of issuance.

         On July 30, 2001, IVP Technology entered into a two-year note with Berra Holdings, Ltd. to borrow up to $187,500 at 6% interest. As of December 31, 2001, IVP Technology had borrowed $129,020. The note is collateralized by 2,500,000 shares of common stock held in the name of Clarino Investment International, Ltd.

         On or about July 30, 2001, IVP Technology rescinded the issuance of 870,000 shares of common stock previously issued to Koplan Consulting Corp. and Mr. Peter Kertes for services not performed.

         On or about April 26, 2001, IVP Technology issued 1,200,000 shares of common stock to Gross Capital Associates for marketing and promotion consulting services. These shares were valued at $0.14 per share, or an aggregate of $168,000, on the date of issuance.

         On or about April 26, 2001, IVP Technology issued 1,000,000 shares of common stock to John Coady for financial advisory services. These shares were valued at $0.14 per share, or an aggregate of $140,000, on the date of issuance.

         With respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the "1933 ACT"), and Regulation D promulgated under the 1933 Act. In each instance, the purchaser had access to sufficient information regarding IVP Technology so as to make an informed investment decision. More specifically, IVP Technology had a reasonable basis to believe that each purchaser was an "accredited investor" as defined in Regulation D of the 1933 Act and otherwise had the requisite sophistication to make an investment in IVP Technology's securities.

                            DESCRIPTION OF SECURITIES

GENERAL

         IVP Technology's authorized capital consists of 150,000,000 shares of common stock, par value $0.001 per share and 50,000,000 shares of preferred stock, par value $0.001 per share. At August 30, 2002, there were 119,963,261 outstanding shares of common stock (which does not include the 15,000,000 shares of common stock and the 3,500,000 shares of preferred stock IVP Technology is required to issue for the Ignition Entertainment Limited acquisition.) and no outstanding shares of preferred stock. Set forth below is a summary description of certain provisions relating to IVP Technology's capital stock contained in its Articles of Incorporation and By-Laws and under the Nevada Revised Statutes. The summary is qualified in its entirety by reference to IVP Technology's Articles of Incorporation and By-Laws and the Nevada law.

COMMON STOCK

         Each outstanding share of common stock has one vote on all matters requiring a vote of the stockholders. There is no right to cumulative voting; thus, the holder of fifty percent or more of the shares outstanding can, if they choose to do so, elect all of the directors. In the event of a voluntary of involuntary liquidation, all stockholders are entitled to a pro rata distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. The holders of the common stock have no preemptive rights with respect to future offerings of shares of common stock. Holders of common stock are entitled to dividends if, as and when declared by the Board out of the funds legally available therefore. It is IVP Technology's present intention to retain earnings, if any, for use in its business. The payment of dividends on the common stock are, therefore, unlikely in the foreseeable future.

         For the Ignition Entertainment Limited acquisition, 20,000,000 shares of common stock will be held in escrow of which 15,000,000 will be a portion of the payment for the acquisition of Ignition and 5,000,000 shares of common stock will be held for the financing shareholders, DCD Holdings, in connection with the acquisition of Ignition Entertainment. These shares are not included in the stated amount of shares outstanding in this registration statement.

PREFERRED STOCK

         We are required to issue 3,500,000 shares of preferred stock in connection with the Ignition Entertainment acquisition. It is not anticipated that shareholders will get to vote on this issuance. The terms of these preferred shares have not yet been voted on by the Board of Directors. Although the preferred stock is convertible to common stock, the underlying common stock for these shares are not included in the stated amount of shares outstanding in this registration statement Currently there are no outstanding shares of preferred stock. The Board of Directors is authorized, within the limitations and restrictions prescribed by law or stated in the Articles of Incorporation, and by filing a certificate pursuant to applicable law of the State of Nevada, to provide for the issuance of preferred stock in series and (i) to establish from time to time the number of shares to be included in each series; (ii) to fix the voting powers, designations, powers, preferences and relative, participating, optional or other rights of the shares of each such series and the qualifications, limitations or restrictions thereof, including but not limited to the fixing and alteration of the dividend rights, dividend rate, conversion rights, conversion rates, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of shares of preferred stock; and (iii) to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status, which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

WARRANTS

         IVP Technology has outstanding warrants to purchase 265,000 shares of common stock, of which 15,000 shares have an exercise price of $0.50 per share and 250,000 shares have an exercise price of $0.099 per share. These warrants expire on the fifth anniversary of issuance and were issued in connection with the Equity Line of Credit.

DEBENTURES

         IVP Technology has outstanding convertible debentures, which were issued in the original principal amount of $150,000. These debentures accrue interest at a rate of 5% per year and mature two years from the issuance date. The debentures are convertible at the holder's option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date (ii) 80% of the average closing bid price of the common stock for the 4 lowest trading days of the 5 trading days immediately preceding the conversion date. At maturity, IVP Technology has the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debentures into shares of common stock at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the average closing bid price of the common stock for the 4 lowest trading days of the 5 trading days immediately preceding the conversion date. IVP Technology has the right to redeem the debentures upon 30 days notice for 120% of the amount redeemed. Upon such redemption, IVP Technology will issue the investor a warrant to purchase 10,000 shares of common stock at an exercise price of $0.50 per share for every $100,000 of debentures that are redeemed.

TRANSFER AGENT

         The Transfer Agent for the common stock is Pacific Stock Transfer Company located at P.O. Box 93385, Las Vegas, Nevada 89193-3385.

LIMITATION OF LIABILITY:  INDEMNIFICATION

         Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify directors and officers of IVP Technology to fullest extent possible from and against any and all claims of any type arising from or related to future acts or omissions as a director or officer of IVP Technology. In addition, the liability of our officers and directors for breaches of their fiduciary duty as a director or officer other than: (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of the law; or (b) the payment of dividends in violation of Nevada Revised Statutes Section 78.300.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of IVP Technology pursuant to the foregoing, or otherwise, IVP Technology has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE ARTICLES OF INCORPORATION

         AUTHORIZED AND UNISSUED STOCK. The authorized but unissued shares of our common are available for future issuance without our stockholders' approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of IVP Technology that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with IVP Technology's Board of Directors' desires. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

         The existence of authorized but unissued and unreserved shares of preferred stock may enable the Board of Directors to issue shares to persons friendly to current management which would render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of our company's management.

                                     EXPERTS

         The financial statements for the year ended December 31, 2001 included in the Prospectus have been audited by Weinberg & Company, P.A., independent certified public accountants, to the extent and for the periods set forth in their report (which contains an explanatory paragraph regarding IVP Technology's ability to continue as a going concern) appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                                  LEGAL MATTERS

         Kirkpatrick & Lockhart LLP, Miami, Florida, will pass upon the validity of the shares of common stock offered hereby for us.

                           HOW TO GET MORE INFORMATION

         We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the to the exhibits for a complete statement of their terms and conditions. The registration statement and other information may be read and copied at the Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

                           IVP TECHNOLOGY CORPORATION

                        CONSOLIDATED FINANCIAL STATEMENTS



                                                                         PAGE(S)
Consolidated Balance Sheet as of June 30, 2001                               F-2
Consolidated Statements of Operations for the Quarter Ended June 30,         F-3
  2001 and 2002
Consolidated Statements of Cash Flows for the Quarter Ended June 30,         F-4
  2001 and 2002
Notes to Consolidated Financial Statements                                   F-5
Independent Auditor's Report                                                F-14
Consolidated Balance Sheet as of December 31, 2001                          F-15
Consolidated Statements of Operations for the Years Ended December 31,      F-16
  2001 and 2000
Consolidated Statement of Changes in Stockholders' Equity (Deficiency)      F-17
  for the Years
  Ended December 31, 2001 and 2000
Consolidated Statements of Cash Flows for the Years Ended December 31,      F-18
  2001 and 2000
Notes to Consolidated Financial Statements                                  F-19

                           IVP TECHNOLOGY CORPORATION
                                AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                               AS OF JUNE 30, 2002
                                                                                 June 30,
                                                                                  2002         December 31, 2001
                                                                               (Unaudited)         (Audited)
                                                                             ----------------  ------------------
ASSETS
CURRENT ASSETS
     Cash                                                                      $     867,484    $           232
     Accounts Receivable (Less Allowance for Doubtful Accounts of $43,970)           615,755                  -
     Inventory                                                                        53,160                  -
     Prepaid expenses                                                                310,447                  -
                                                                             ----------------  -----------------
    Total Current Assets                                                           1,846,846                  -
                                                                             ----------------  -----------------
FIXED ASSETS
     Plant, Property and Equipment, at Cost                                          382,873                  -
     Accumulated Depreciation                                                       (24,925)                  -
                                                                             ----------------  -----------------
        Total Fixed Assets                                                           357,948                  -
                                                                             ----------------  -----------------
OTHER ASSETS
     Excess of Cost Over Net Assets Acquired                                       5,552,449                  -
     Miscellaneous Receivable                                                              -                872
     License Agreement, net of accumulated amortization of $924,904                2,695,364          3,600,431
     Software Development, net of accumulated amortization of $1,261                  44,106                  -
     Other Assets                                                                     27,090                  -
                                                                             ----------------  -----------------
    Total Other Assets                                                             8,319,009          3,601,303
                                                                             ----------------  -----------------
TOTAL ASSETS                                                                   $  10,523,803    $     3,601,535
                                                                             ================  =================

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
CURRENT LIABILITIES
     Accounts payable and accrued liabilities                                  $   1,345,668    $      479,571
     Accounts payable - license agreement                                          2,906,658          3,620,268
     Accrued Interest                                                                  7,885             34,841
     Income Taxes Payable                                                            139,450                  -
     Notes payable                                                                   129,020            200,000
                                                                             ----------------  -----------------
    Total Current Liabilities                                                      4,528,681          4,334,680
                                                                             ----------------  -----------------
LONG-TERM LIABILITIES
     Convertible debenture                                                           150,000                  -
     Notes payable                                                                   312,650            129,020
                                                                             ----------------  -----------------
    Total Long-Term Liabilities                                                      462,650            129,020
                                                                             ----------------  -----------------
STOCKHOLDERS' EQUITY (DEFICIENCY)
     Preferred stock, $.001 par value, 50,000,000 shares authorized, none                  -                  -
       issued and outstanding
     Common stock, $.001 par value 150,000,000 shares authorized,
       64,697,261 and 48,752,848 shares issued and outstanding, respectively          64,697             48,753
     Common stock to be issued                                                     7,653,509             50,000
     Additional paid-in capital                                                   14,428,249         13,238,354
     Accumulated deficit (accumulated in development stage $12,883,106)         (16,115,596)       (13,859,272)
     Exchange Gain (Loss)                                                             27,863                  -
     Deferred equity line commitment fee, net                                      (306,250)                  -
     Deferred compensation, net                                                    (220,000)          (340,000)
                                                                             ----------------  -----------------
    Total Stockholders' Equity (Deficiency)                                        5,532,472          (862,165)
                                                                             ----------------  -----------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)                        $  10,523,803    $     3,601,535
                                                                             ================  =================

                 See Accompanying Notes To Financial Statements

                           IVP TECHNOLOGY CORPORATION
                                AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                                      THREE MONTHS ENDED                       SIX MONTHS ENDED
                                             ---------------------------------------
                                               JUNE 30, 2002      JUNE 30, 2001         JUNE 30, 2002     JUNE 30, 2001
                                             ---------------------------------------  --------------------------------------
                                                         (UNAUDITED)                              (UNAUDITED)
REVENUE
Revenue                                          $     497,326       $     27,060        $      497,326     $      54,120
Cost of revenue                                       (382,716)                 -              (382,716)                -
                                             ---------------------------------------  --------------------------------------
Gross profit                                           114,610             27,060               114,610            54,120
                                             ---------------------------------------  --------------------------------------
OPERATING EXPENSES
Amortization and depreciation                          566,833                  -             1,079,367                 -
Consulting fees                                        374,555           (144,635)              393,555           221,828
Legal and accounting                                   169,586             61,184               215,683            65,184
Salaries and wages                                     114,285                  -               114,285                 -
Infrastructure expense                                 117,612                  -               230,406                 -
Financial advisory fees                                150,000                  -               150,000                 -
Development Fees                                             -             45,450                     -            58,050
Other general & administration                         154,095             46,563               210,043            70,861
                                             ---------------------------------------  --------------------------------------
TOTAL OPERATING EXPENSES                             1,646,966              8,562             2,393,339           415,923
                                             ---------------------------------------  --------------------------------------

INCOME (LOSS) FROM OPERATIONS                       (1,532,356)            18,498            (2,278,729)         (361,803)
                                             ---------------------------------------  --------------------------------------

OTHER INCOME (EXPENSE)
Gain on early extinguishment of debt                    96,334                  -                96,334                 -
Interest income                                            938                  -                   938                 -
Interest expense                                       (62,942)                 -               (74,869)                -
                                             ---------------------------------------  --------------------------------------
NET INCOME (LOSS)                                $  (1,498,026)      $     18,498        $   (2,256,326)    $    (361,803)
                                             =======================================  ======================================

NET INCOME (LOSS) PER SHARE                      $       (.01)       $          -        $         (.03)    $        (.01)
                                             =======================================  ======================================
WEIGHTED AVERAGE NUMBER OF
OUTSTANDING COMMON SHARES                          113,191,285         40,706,452            83,421,414        39,913,058
                                             =======================================  ======================================

                   See Accompany Notes To Financial Statements

                           IVP TECHNOLOGY CORPORATION
                                AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                                               For the Six Months Ended
                                                                             -----------------------------
                                                                              June 30, 2002   June 30, 2001
                                                                             ---------------  -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                                       $(2,256,326)   $  (361,803)
Adjustments to reconcile net loss to net cash used in  operating activities:
    Stock issued for services                                                      617,779        (41,207)
    Reserve for Bad Debts                                                               --         33,732
    Interest expense on beneficial conversion                                       64,286             --
    Gain on extinquishment of debt                                                 (96,334)            --
    Amortization and Depreciation                                                1,079,367             --
Changes in operating assets and liabilities:
(Increase) decrease in:
    Accounts receivable                                                            159,702        (27,280)
    Prepaid Expenses                                                              (162,883)            --
    Inventory                                                                        3,529             --
Increase (decrease) in:
    Accounts payable and accrued expenses                                           50,024        395,749
Accounts payable - license agreement                                              (713,610)            --
Income taxes payable                                                                56,449             --
    Interest payable and other                                                     (18,539)            --
                                                                               -----------    -----------
       Net Cash Used In Operating Activities                                    (1,216,556)          (809)
                                                                               -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of fixed assets                                                       (17,333)            --
    Purchase of Software                                                           (45,367)            --
    Net assets acquired                                                          1,291,059             --
    Other                                                                             (885)            --
                                                                               -----------    -----------
       Net Cash Provided By Investing Activities                                 1,227,474             --
                                                                               -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from loans and notes                                                  856,334             --
                                                                               -----------    -----------
       Net Cash Provided By Financing Activities                                   856,334             --
                                                                               -----------    -----------
NET INCREASE (DECREASE) IN CASH                                                    867,252           (809)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                       232          1,424

CASH AND CASH EQUIVALENTS AT END OF PERIOD                                     $   867,484    $       615
                                                                               ===========    ===========

                 See Accompanying Notes To Financial Statements

NOTE 1     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

         (A) ORGANIZATION

         Mountain Chief, Inc. was incorporated in the State of Nevada on February 11, 1994. This name was subsequently changed by Articles of Amendment dated November 16, 1994 to IVP Technology Corporation (the "Company"). The Company was granted an extra-provincial license by the Province of Ontario on June 20, 1995 to carry on business in Ontario, Canada. Prior to 1998, the Company was involved with various unsuccessful activities relating to the sale of technology products before becoming inactive by the end of 1997. The Company began negotiations with a third party in 1998 to become an exclusive distributor of software and therefore is considered to have re-entered the development stage on January 1, 1998. Activities from inception of development stage included raising of capital and negotiations and acquisition of software distribution licenses are more fully described herein. (See Note 5).

         (B) ACQUISITION AND RECAPITALIZATION

         Effective March 2000, the Company acquired all the outstanding shares of common stock of Erebus Corporation, an inactive reporting shell company with no assets or liabilities, from the stockholders thereof in an exchange for an aggregate of 350,000 shares of the Company's common stock and paid $200,000 of consulting expenses in connection with the acquisition. Pursuant to Rule 12-g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, the Company elected to become the successor issuer to Erebus Corporation for reporting purposes under the Securities Exchange Act of 1934. For financial reporting purposes, the acquisition was treated as a recapitalization of the Company with the par value of the common stock charged to additional-paid-in capital.

         (C) BASIS OF PRESENTATION

         The Company maintains its original records in United States dollars. The consolidated financial statements are expressed in United States dollars and have been prepared in accordance with generally accepted accounting principles
(GAAP) in the United States.

         (D) PRINCIPLES OF CONSOLIDATION

         The consolidated financial statements include the accounts of the Company and its subsidiary, Ignition Entertainment Limited. All significant inter-company transactions and balances have been eliminated.

         (E) FOREIGN CURRENCY TRANSACTIONS

         Transactions conducted in Canadian dollars and British pounds have been translated into United States dollars using the average exchange rate for the month in which the transactions occurred. Gains or losses are recognized in the statement of operations.

         (F) USE OF ESTIMATES

         In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

         (G) CASH AND CASH EQUIVALENTS

         For purposes of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

         (H) FAIR VALUE OF FINANCIAL INSTRUMENTS

         Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments", requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate the value. For purposes of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties other than in a forced sale or liquidation.

         The carrying  amounts of the Company's  accounts  receivable,  accounts payable and accrued liabilities, and note and interest payable thereon approximates fair value due to the relatively short period to maturity for these instruments.

         (I) INCOME TAXES

         The Company accounts for income taxes under the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

         (J) CONCENTRATION OF CREDIT RISK

         The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

         (K) LOSS PER SHARE

         Basic and diluted net loss per common share for all periods presented is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128, "Earnings Per Share". There were no common stock equivalents at June 30, 2002.

         (L) BUSINESS SEGMENTS

         The Company applies Statement of Financial Accounting Standards No. 131 "Disclosures about Segments of an Enterprise and Related Information". The Company operates in one segment and therefore segment information is not presented.

         (M) REVENUE RECOGNITION

         The Company records revenue associated with the sale of software licenses on a pro-rata basis over the license term. The Company records revenue associated with sales of entertainment-related consumer software on a delivered basis subject to an allowance for returns.

         (N) NEW ACCOUNTING PRONOUNCEMENTS

         The Financial Accounting Standards Board has recently issued several new Statements of Financial Accounting Standards. Statement No. 141, "Business Combinations" supersedes APB Opinion 16 and various related pronouncements. Pursuant to the new guidance in Statement No. 141, all business combinations must be accounted for under the purchase method of accounting; the pooling-of-interests method is no longer permitted. SFAS 141 also establishes new rules concerning the recognition of goodwill and other intangible assets arising in a purchase business combination and requires disclosure of more information concerning a business combination in the period in which it is completed. This statement is generally effective for business combinations initiated on or after July 1, 2001.

         Statement No. 142, "Goodwill and Other Intangible Assets" supercedes APB Opinion 17 and related interpretations. Statement No. 142 establishes new rules on accounting for the acquisition of intangible assets not acquired in a business combination and the manner in which goodwill and all other intangibles should be accounted for subsequent to their initial recognition in a business combination accounted for under SFAS No. 141. Under SFAS No. 142, intangible assets should be recorded at fair value. Intangible assets with finite useful lives should be amortized over such period and those with indefinite lives should not be amortized. All intangible assets being amortized, as well as those that are not, are both subject to review for potential impairment under SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of". SFAS No. 142 also requires that goodwill arising in a business combination should not be amortized but is subject to impairment testing at the reporting unit level to which the goodwill was assigned at the date of the business combination.

         SFAS No. 142 is effective for fiscal years beginning after December 15, 2001 and must be applied as of the beginning of such year to all goodwill and other intangible assets that have already been recorded in the balance sheet as of the first day in which SFAS No. 142 is initially applied, regardless of when such assets were acquired. Goodwill acquired in a business combination whose acquisition date is on or after July 1, 2001, should not be amortized, but should be reviewed for impairment pursuant to SFAS No. 121, even though SFAS No. 142 has not yet been adopted. However, previously acquired goodwill should continue to be amortized until SFAS No. 142 is first adopted.

         Statement No. 143 "Accounting for Asset Retirement Obligations" establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment, or other type of disposal of long-lived tangible assets arising from the acquisition, construction, or development and/or normal operation of such assets. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002, with earlier application encouraged.

         The adoption of these pronouncements will not have a material effect on the Company's financial position or results of operations.


NOTE 2     NOTES PAYABLE

         (A)  NOTES PAYABLE - SHORT-TERM

         The Company has a convertible note payable with Rainbow Investments International Limited ("RII") for $200,000 which was outstanding at March 31, 2002 and December 31, 2001. The note bears interest at 10% per annum and was due May 2001. As of March 31, 2002, accrued interest on the note amounted to $37,561. The debt and accrued interest is convertible to common stock at a conversion price equal to 80% of the average closing bid price per share during the ten trading days immediately prior to any such conversion. On July 16, 2001, the Company received notice from RII of their intent to convert the note and accrued interest to common stock. On June 28, 2002, the Company converted the note plus accrued interest into 2,410,916 shares of restricted common stock in full satisfaction of the outstanding obligation and accrued interest.

         DCD HOLDINGS, LTD. NOTE PAYABLE

         On February 16, 2002, the Company entered into a short-term loan agreement for (pound)600,000 (US $856,334) with DCD Holdings, Ltd., an unrelated party, that calls for repayment on April 30, 2002. The loan carries an interest rate of 4% above HSBC Bank base rate. Interest is payable monthly. On May 1, 2002, the Company agreed to repay this loan via the issuance of 4,000,000 shares of its restricted common stock valued at $.19 per share. The Company recorded a gain on the extinguishment of this loan in the amount of $96,334.

         (B)  NOTES PAYABLE - LONG-TERM

         On July 30, 2001, the Company entered into a two-year note with Berra Holdings, Ltd. to borrow up to $187,500 at 6% interest. As of June 30, 2002 and December 31, 2001, the Company has borrowed $129,020. The note is collateralized by 2,500,000 shares of common stock held in the name of Clarino Investment International, Ltd. Accrued interest of $6,179 is due Berra Holdings, Ltd. as of June 30, 2002.

         5% CONVERTIBLE DEBENTURE

         In April 2002, IVP Technology raised $150,000 of gross proceeds from the issuance of convertible debentures. These debentures accrue interest at a rate of 5% per year and mature two years from the issuance date. The debentures are convertible at the holder's option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date (ii) 80% of the average closing bid price of the common stock for the 4 lowest trading days of the 5 trading days immediately preceding the conversion date. At maturity, IVP Technology has the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debentures into shares of common stock at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the average closing bid price of the common stock for the 4 lowest trading days of the 5 trading days immediately preceding the conversion date. IVP Technology has the right to redeem the debentures upon 30 days notice for 120% of the amount redeemed. Upon such redemption, IVP Technology will issue the investor a warrant to purchase 10,000 shares of common stock at an exercise price of $0.50 per share for every $100,000 of debentures that are redeemed.

         The convertible debentures contain a beneficial conversion feature computed at its intrinsic value that is the difference between the conversion price and the fair value on the debenture issuance date of the common stock into which the debt is convertible, multiplied by the number of shares into which the debt is convertible at the commitment date. Since the beneficial conversion feature is to be settled by issuing equity, the amount attributed to the beneficial conversion feature, or $64,286, was recorded as an interest expense and a component of equity on the issuance date.

NOTE 3     STOCKHOLDERS' EQUITY (DEFICIENCY)

         During 1998 the Company issued 8,363,000 common shares for cash of $39,610 and a related subscription receivable of $359,000 which was satisfied in 1999 with cash of $327,700 and an offset of $31,300 to due to stockholder.

         During 1998 the Company issued 2,000,000 common shares for past services. For financial reporting purposes, the stock was valued at its quoted trading price on the grant date resulting in an aggregate consulting expense of $3,000,000 recorded in 1998.

         During 1999 the Company issued 3,650,000 common shares for cash of $56,660 and a related subscription receivable of $136,350 which was collected in March 2000.

         During 1999 the Company issued 200,000 common shares for services. For financial reporting purposes the stock was valued at its quoted trading price on the grant dates resulting in expense of $10,000.

         During 1999 the Company issued 5,787,000 common shares valued at $1,215,270 in exchange for $483,100 of debt, customer deposits and accounts payable to unrelated parties. For financial reporting purposes the stock was valued at its quoted trading price on the settlement date. The Company recognized a $732,170 loss on extinguishment.

         During 1999 the Company issued 1,500,000 common shares for the extension of a licensing agreement. For financial statement purposes the stock was valued at its quoted trading price.

         During 2000, the Company issued 4,500,000 common shares for cash of $675,000 and 3,500,000 common shares for costs in connection with the offering, which were valued at $350,000. The value of the 3,500,000 shares of common stock is a direct offering cost and accordingly has been charged to equity in 2000.

         During 2000, 2,670,000 common shares were issued for services in the amount of $1,614,661. These shares were valued at the quoted trading price on the grant date. Deferred compensation in the amount of $316,286 was recorded during the year for unearned consulting services.

         In March 2000, the Company acquired all the outstanding shares of common stock of Erebus Corporation from the stockholders thereof in exchange for an aggregate of 350,000 shares of the Company's common stock at par value.

         During 2000, the Company issued 600,000 common shares valued at its quoted trading price. The stock was issued for payment of debt.

         In May 2000, the Company amended and extended its software distribution agreement. The agreement was extended to May 31, 2003 and the territory expanded to Switzerland. In consideration of the above the Company issued 1,000,000 common shares in August 2001 and increased the royalty fee from 5% to 7.5%. The shares were valued at $0.72 based upon the closing pricing at May 31, 2000. The $720,000 was originally recorded as common stock to be issued in the equity section of the balance sheet at December 31, 2000 and the cost of the agreement is being amortized over the remaining term of the agreement.

         As of December 31, 2000, the Company recognized $140,000 as licensing fee expense and recorded $580,000 for unearned licensing fee. The balance is deferred licensing fee and will be amortized on a pro-rata basis over the remaining life of the agreement.

         During 2001, the Company issued 9,512,000 common shares for services valued at the quoted trading price at the time of issuance. The total value of such issuances amounted to $893,000. The Company also incurred and recorded $50,000 of expenses for services rendered in 2001 for which it will issue 1,000,000 shares in 2002.

         During 2001, the Company rescinded 870,000 shares previously issued to consultants for non-performance of services. Such shares were valued at the original issued value which reflected market prices at the time of issuance.

         During the three months ended March 31, 2002, the Company issued 50,000,000 shares of its restricted common stock to Messrs. MacDonald, Hamilton, Birch, Villella and Bullock in accordance with the 9/17/01 Stock Purchase Agreement with International Technology Marketing. All shares are held in safekeeping pending completion of the escrow agreement.

         On or about March 25, 2002, the Company issued 500,000 shares of common stock to John Maxwell in lieu of compensation for services performed in 2001 as President of IVP Technology. These shares were valued at $0.05 per share, or an aggregate of $25,000, on the date of issuance.

         On or about March 25, 2002, the Company issued 500,000 shares of common stock to John Trainor in lieu of compensation for services performed in 2001 as Secretary of IVP Technology. These shares were valued at $0.05 per share, or an aggregate of $25,000, on the date of issuance.

         On or about March 25, 2002, the Company issued 2,375,600 shares of common stock valued at $.05 per share to Thomas Chown for the conversion of $118,780 of debts owed by the corporation for services performed in 2001.

         On or about March 25, 2002, the Company issued 1,000,000 shares of common stock to Buford Industries as conversion of a fee of $50,000 earned for introducing IVP to International Technology Marketing. These shares were valued at $0.05 per share, or an aggregate of $50,000, on the date of issuance.

         On or about March 25, 2002, the Company issued 50,000 shares of common stock to Ruffa and Ruffa, P.A. for payment of interest on outstanding legal bills for the year 2001 - 2002. These shares were valued at $0.10 per share, or an aggregate of $5,000, on the date of issuance.

         On or about March 25, 2002, the Company issued 1,000,000 shares of common stock to J. Stephen Smith to be held in escrow for services as a board member for the period from 2001 to 2003 to be accrued at the rate of 500,000 per year.

         On or about March 25, 2002, the Company issued 1,000,000 shares of common stock to Michael Sidrow to be held in escrow for services as a board member for the period from 2001 to 2003 to be accrued at the rate of 500,000 per year. Subsequently these shares have been rescinded as a result of Mr. Sidrow's resignation from the board of directors.

         On or about March 25, 2002, the Company issued 1,000,000 shares of common stock to Robert King to be held in escrow for services as a board member for the period from 2001 to 2003 to be accrued at the rate of 500,000 per year. Subsequently these shares have been rescinded as a result of Mr. King's resignation from the board of directors.

         On April 26, 2002, the Company issued 62,027 shares of common stock to Danson Partners, LLC having a value of $5,000 for consulting services rendered.

         On May 28, 2002, the Company acquired Ignition Entertainment Limited. IVP Technology will issue 15,000,000 shares of common stock and 3,500,000 shares of preferred stock as payment to Ignition over a period of two years from the date of the acquisition. Additionally, the management team of Ignition may earn up to 1,500,000 shares of preferred stock if certain revenue and net income goals are met at specific time periods. These shares will be held in escrow and disbursed by the escrow agent according to the escrow agreement.

         In May 2002, the Company entered into an agreement with Vanessa Land for marketing and advisory services connected with product marketing in the European Economic Community and North America. In relation with this agreement, IVP Technology issued 5,000,000 shares of common stock to Ms. Land. These shares were registered on a Form S-8 filed on May 3, 2002. These shares were valued at $.05 per share, or an aggregate of $250,000, on the date of issuance.

         On May 1, 2002, the Company agreed to issue 4,000,000 shares of its restricted common stock having a value of $760,000 in full settlement of its obligation to DcD Holdings Ltd.. IVP Technology issued these shares on or about August 6, 2002.

         On June 28, 2002, IVP Technology issued 2,410,916 shares of common stock to Rainbow Investments pursuant to the terms of our March 17, 2000 debt conversion agreement.

         On June 28, 2002, the Company issued 23,370 shares of common stock to Danson Partners, LLC having a value of $5,000 for consulting services rendered.


NOTE 4     INCOME TAXES

         Income tax expense (benefit) for the three-month periods ended June 30, 2002 and 2001 is summarized as follows:

                                                    2002               2001
                                                -------------      -------------
        Current:
        Federal                                    $       -           $      -
        State                                              -                  -
        Deferred-Federal and State                         -                  -
                                                -------------      -------------
        Income tax expense (benefit)               $       -           $      -
                                                =============      =============

         The Company's tax expense differs from the "expected" tax expense for the three-month periods ended June 30, 2002 and 2001 as follows:

                                                       2002            2001
                                                   -------------   -------------

       U.S. Federal income tax provision
         (benefit)                                    (237,422)    $   (129,302)
       Effect of net operating loss carryforward       237,422          129,302
                                                   -------------   -------------

                                                      $       -    $          -
                                                   =============   =============

         At June 30, 2002 the Company had net operating loss carryforwards in excess of $15,000,000 for U.S. federal income tax purposes available to offset future taxable income expiring on various dates beginning in 2016 through 2021.


NOTE 5     AGREEMENTS

         (A)  SOFTWARE DISTRIBUTION AGREEMENTS

         On March 30, 1999, the Company entered into a software distributing agreement granting the Company an exclusive right to distribute a software product known as "Power Audit" throughout the United States of America. (See below for subsequent amendments and extensions.) The significant terms and conditions governing the agreement are as follows:

         >> Payment by the Company of $50,000 in development funds.

         >> Issuance of 500,000 in common shares of the Company to the owners and developers of the software upon its delivery, which was in October 1999.

         >> Royalty payments of 20% on the first $500,000 of sales, 12.5% on sales between $500,000 and $1,000,000 and 5% on sales over $1,000,000.

         The agreement has a term of fourteen (14) months and could be terminated on six-month notice by either party. It can be extended on a year-to-year basis, provided the gross annual sales exceed $1,000,000 and all other terms are observed by the parties.

         In September 1999, for a consideration of the Company's issuance of an additional 1,000,000 common shares, the agreement was amended to include the European Economic Community in its distribution territory and payment of $4,200 per month for software support and services. The 1,500,000 common shares were issued in 1999 and were valued on the dates of the agreement and amendment based on the quoted trading prices. The resulting $220,000 value was presented as license fees, net of $106,000 accumulated amortization, as of December 31, 1999. During the year ended December 31, 2000, the remaining license fees of $114,000 were charged to operations as amortization expense.

         In May 2000, the parties agreed to amend and extend the software agreement for three years to May 31, 2003. The amended agreement expanded the territory to include the Country of Switzerland, required the Company to issue 1,000,000 common shares (SEE NOTE 3) and complete a financing of a minimum of $2,000,000 with a portion of the proceeds to be used to contract services of or to develop its own technical support and internal marketing group. In connection with the issuance of the common shares, the Company may be obligated to absorb costs relating to the registration of those shares. In addition, the Company is required to complete a minimum of twelve sales or licensing agreements of the software product prior to the expiration of the twelve-month period ending June 1, 2002. In the event that the minimum sales requirement is not met, the Company is required to compensate the Software Owner for unpaid royalties at the rate of $3,750 per sale shortfall up to the maximum of twelve, or $45,000, and issue 100,000 common shares. Lastly, the royalty fee for sales over $1,000,000 has been changed from 5% to 7.5%.

         On June 13, 2002, the Company notified the Licensor that it was canceling its license agreement effective immediately. As of the date of cancellation, the Company was obligated to issue 100,000 shares of common stock to the software owner.

         (B)  CONSULTING AGREEMENTS

         On November 1, 1999 (the "Agreement Date") the Company entered into a consulting agreement whereby the consultant agreed to assist the Company in raising stipulated minimum equity capital and perform other consulting services. Payment of 3,500,000 common shares was placed in escrow with the issuance thereof contingent on raising the equity capital. In accordance with generally accepted accounting principles, the escrowed shares were not considered outstanding until released and therefore no value had been assigned to them. In 2000 these shares were released and were valued at the quoted trading price on the Agreement Date and charged to equity as an offering cost (SEE NOTE 3).

         On March 17, 2000, the Company entered into a consulting agreement with the former stockholder of the acquired inactive reporting shell company (SEE
NOTE 1(B)). The consulting agreement states that one year after the execution of the agreement ("reset date"), the 350,000 common shares issued by the Company to the former stockholder shall be increased or decreased based upon the average closing price of the Company's stock 30 days prior to the reset date, so the value of the 350,000 shares will equal $500,000. The average closing price of the stock was $0.1487 per share. The Company is obligated to issue an additional 3,012,475 common shares to the consultant as an additional fee. As of June 30, 2002, the Company has not received a request for the additional shares.

         (C)  LICENSING AGREEMENT

         On December 28, 2001, the Company entered into a two-year licensing agreement to distribute software used by the insurance industry, which agreement includes a non-exclusive right to sell such software to clients in North
America, Mexico, Canada, and their overseas territories. The cost of such agreement was (pound)2,500,000 (US $3,620,268) and is being amortized over the two-year period of the agreement. Amortization expense for the three-month and six month periods ended June 30, 2002 was $452,534 and $905,068, respectively.

         Pursuant to the terms of this agreement, the Company is obligated to purchase from the Innovation Group, PLC $3,620,268 worth of Classifier Software by December 31, 2002. The Company paid the Innovation Group, PLC approximately $714,000 in connection with the License. The Company is obligated to pay the balance by December 31, 2002.

         (D)  MARKETING AGREEMENT

         On January 18, 2002, the Company entered into a marketing agreement with Ms. Vanessa Land to provide marketing services for the Company in Europe for one year. The Company issued 5,000,000 shares to the consultant on March 25, 2002 and were registered in a Form S-8 filed on May 3, 2002.

         (E)  STOCK PURCHASE AGREEMENT

         On September 17, 2001, the Company entered into a stock purchase agreement to acquire 100% of the outstanding stock of International Technology Marketing, Inc. ("ITM"). The agreement calls for the Company to issue 50,000,000 shares, which will be held in escrow subject to the Company reaching certain sales milestones. The agreement also calls for the Company to reimburse the shareholders of ITM in their efforts to meet the sales milestones.

         The sales milestones reached after the closing are as follows:

         >> Upon achieving revenues of $500,000 the escrow agent will release 10,000,000 shares.

         >> Upon achieving an additional $500,000 of revenues the escrow agent will release another 10,000,000 shares.

         >> Upon achieving $2,000,000 in cumulative revenues the escrow agent will release another 10,000,000 shares.

         >> Upon achieving $6,000,000 in cumulative revenues the escrow agent will release another 10,000,000 shares.

         >>  Upon  reaching   $16,200,000  in  cumulative   revenues  the  final
10,000,000 shares will be released.

         Pending execution of the escrow agreement, IVP Technology is holding these shares for the benefit of the former shareholders of International Technology Marketing.

         (F)  CORNELL CAPITAL PARTNERS, L.P. EQUITY LINE OF CREDIT AGREEMENT

         In April 2002, IVP Technology entered into an Equity Line of Credit Agreement with Cornell Capital Partners, L.P. Under this agreement, IVP Technology may issue and sell to Cornell Capital Partners common stock for a total purchase price of up to $10.0 million. Subject to certain conditions, IVP Technology will be entitled to commence drawing down on the Equity Line of Credit when the common stock to be issued under the Equity Line of Credit is registered with the Securities and Exchange Commission and the registration statement is declared effective and will continue for two years thereafter. The purchase price for the shares will be equal to 92% of the market price, which is defined as the lowest closing bid price of the common stock during the five trading days following the notice date. The amount of each advance is subject to an aggregate maximum advance amount of $425,000 in any thirty-day period. IVP Technology paid Cornell a one-time fee equal to $340,000, payable in 3,032,000 shares of common stock. Cornell Capital Partners is entitled to retain 3.0% of each advance. In addition, IVP Technology entered into a placement agent agreement with Westrock Advisors, Inc., a registered broker-dealer. Pursuant to the placement agent agreement, IVP Technology paid a one-time placement agent fee of 100,000 shares of common stock, which were valued at $0.10 per share, or an aggregate of $10,000, on the date of issuance. IVP Technology agreed to pay Danson Partners, LLC, a consultant, a one-time fee of $200,000 for its work in connection with consulting the company on various financial matters. Of the fee, $75,000 was paid in cash with the balance paid in 1,040,000 shares of common stock.

         (G)  MONTPELIER LIMITED

         On June 1, 2002, Ignition Entertainment Limited entered into a consulting agreement with Montpelier Limited ("Montpelier") whereby Montpelier will provide business development and financial advice to Ignition. Under the terms of the agreement, Ignition is obligated to pay Montpelier annually (pound)179,850 ($262,970) in equal monthly installments. Additionally, Montpelier was entitled to receive a signing bonus of (pound)29,975 ($43,828) upon execution of the agreement.

NOTE 6     ACQUISITION OF IGNITION ENTERTAINMENT LIMITED

         On May 28, 2002, the Company acquired 100% of the stock of Ignition Entertainment Limited, a UK corporation, that specializes in the design, development, licensing, publishing and distribution of personal computer, mobile devices and game console software and accessories. This acquisition was made pursuant to the Company agreeing to issue 15,000,000 shares of unregistered common stock and 3,500,000 of unregistered preferred stock convertible into 35,000,000 shares of common stock, collectively valued at $0.13687 per share for a total purchase price of $6,843,509. These shares will be held in escrow until disbursed in accordance with the terms of the escrow agreement. IVP has also agreed to offer incentive payments to certain parties in connection with the Ignition acquisition. DCD Holdings will receive 5,000,000 shares of IVP's common stock 90 to 180 days after May 28, 2002 for maintaining adequate factoring and letter of credit lines for Ignition. The Ignition management team will also have the opportunity to earn an additional 1,500,000 shares of convertible preferred shares over three years, which are also convertible into 15,000,000 shares of IVP Technology common stock, for key employees and shareholders depending upon the attainment of certain levels of gross revenues and net income. This acquisition has been accounted for by the purchase method of accounting and, accordingly, the operating results have been included in the Company's consolidated results of operations from the date of acquisition. The excess of the consideration given over the fair value of net assets acquired has been recorded as goodwill of $5,552,449. The Company will account for the purchased goodwill in accordance with the provisions of SFAS 142.

         The following unaudited pro forma consolidated results of operations are presented as if the acquisition of Ignition had been made at the beginning of the periods presented:

                                          SIX MONTHS ENDED   FISCAL YEAR ENDED
                                           JUNE 30, 2002     DECEMBER 31, 2001
                                           -------------     -----------------

     Net sales                            $ 1,454,865         $      67,358
     Net earnings (loss)                   (4,189,115)           (1,211,148)
     Basic and diluted earnings (loss)
       per common shares                  $      (.05)        $        (.03)

         The unaudited pro forma information is not necessarily indicative of the results of operations that would have occurred had the purchase been made at the beginning of the periods presented or the future results of the combined operations.


NOTE 7  GOING CONCERN

          As reflected in the accompanying financial statements, the Company's recurring losses during the development stage of $12,883,106, and its working capital deficiency of $2,681,835 raise substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company's ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

          The Company has entered into new license and marketing agreements (SEE NOTES 5(C), (D)), has raised equity capital (SEE NOTE 5(F)), and has expanded its business operations (SEE NOTE 6). Management believes that actions taken to obtain additional funding and to expand its products and operations, provide the opportunity for the Company to continue as a going concern.


NOTE 8     SUBSEQUENT EVENTS

          ACQUISITION OF SPRINGBOARD TECHNOLOGY SOLUTIONS, INC.

          On July 1, 2002, IVP Technology acquired all the outstanding shares of Springboard Technology Solutions, Inc. for consideration of 2,000 common shares on the basis of a one for one exchange. Springboard Technology Solutions Inc. was owned by the former shareholders of International Technology Marketing Inc., including Brian MacDonald, Peter Hamilton, Kevin Birch and Geno Villella, all of whom are officers of IVP Technology, and has provided the physical infrastructure for IVP Technology Corporation since December, 2001. Springboard Technology is a data solutions company that provides network solutions, web and software development and data interface services, which has been in operation for three years. At the time of acquisition, Springboard Technology had 10 full time employees and consultants excluding the management of IVP Technology..

INDEPENDENT AUDITORS' REPORT

To the Board of Directors of:
IVP Technology Corporation
(A development stage company)

         We have audited the accompanying consolidated balance sheet of IVP Technology Corporation and Subsidiaries (a development stage company) as of December 31, 2001 and the related consolidated statements of operations, changes in stockholders' deficiency and cash flows for each of the two years then ended and for the period from January 1, 1998 (inception of development stage) to December 31, 2001. These consolidated financial statements are the responsibility of IVP Technology's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.


         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. These standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of IVP Technology Corporation and Subsidiaries as of December 31, 2001 and the results of their operations and their cash flows for each of the two years then ended and for the period from January 1, 1998 (inception of development stage) to December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

         The accompanying consolidated financial statements have been prepared assuming that IVP Technology will continue as a going concern. As discussed in
Note 7 to the consolidated financial statements, IVP Technology's recurring losses during the development stage of $12,883,106, working capital deficiency of $4,334,448 and stockholders' deficiency of $862,165, raise substantial doubt about its ability to continue as a going concern. Management's Plan in regards to these matters is also described in Note 7. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/S/ WEINBERG & COMPANY, P.A.

WEINBERG & COMPANY, P.A.

Boca Raton, Florida
March 8, 2002

                    IVP TECHNOLOGY CORPORATION AND SUBSIDIARIES
                           (A DEVELOPMENT STAGE COMPANY)
                           CONSOLIDATED BALANCE SHEET
                                December 31, 2001

ASSETS

CURRENT ASSETS
 Cash                                                             $       232
                                                                    -----------
    Total Current Assets                                                  232
                                                                    -----------

OTHER ASSETS
 Miscellaneous receivable                                                 872
 Deferred licensing fee, net of amortization                        3,600,431
                                                                    -----------
    Total Other Assets                                              3,601,303
                                                                    -----------

TOTAL ASSETS                                                      $ 3,601,535
                                                                    ===========


LIABILITIES AND STOCKHOLDERS' DEFICIENCY
CURRENT LIABILITIES
 Accounts payable and accrued liabilities                         $   479,571
 Accounts payable - license agreement                               3,620,268
 Note payable                                                         200,000
 Interest payable                                                      34,841
                                                                    -----------
    Total Current Liabilities                                       4,334,680
                                                                    -----------

NOTE PAYABLE - LONG-TERM                                              129,020
                                                                    -----------

STOCKHOLDERS' DEFICIENCY
 Preferred stock, $.001 par value, 50,000,000 shares authorized,
  none issued and outstanding                                            -
 Common stock, $.001 par value 150,000,000 shares authorized,
  48,752,848 issued and outstanding                                    48,753
 Common stock to be issued                                             50,000
 Additional paid-in capital                                        13,238,354
 Accumulated deficit (accumulated in development stage
  $12,883,106 in 2001)                                            (13,859,272)
                                                                    -----------
                                                                     (522,165)
 Less deferred compensation and licensing fee                        (340,000)
                                                                    -----------

TOTAL STOCKHOLDERS' DEFICIENCY                                       (862,165)
                                                                    -----------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY                    $ 3,601,535
                                                                    ===========


                   See Accompanying Notes To Financial Statements

                   IVP TECHNOLOGY CORPORATION AND SUBSIDIARIES
                                           (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENT OF OPERATIONS
                                                            For the Year          For the Year         Cumulative from
                                                                Ended                Ended             January 1, 1998
                                                            December 31,          December 31,          (Inception) to
                                                                2001                  2000            December 31, 2001
                                                           ----------------     -----------------     -----------------
REVENUE                                                    $       67,358       $        40,002       $      107,360
                                                           ----------------     -----------------     -----------------

OPERATING EXPENSES
  Amortization                                                     19,837               114,000              239,837
  Interest                                                         22,341                12,501               62,303
  Legal and accounting                                            125,715               215,569              551,964
  Management fees                                                    -                  308,841              758,841
  Development and licensing fees and software support             723,527               355,109              655,414
  Consulting fees                                                 387,086             1,637,279            5,421,351
  Other                                                              -                  162,312              568,586
                                                           ----------------     -----------------     ----------------
    Total Operating Expenses                                    1,278,506             2,805,611            8,258,296
                                                           ----------------     -----------------     ----------------

LOSS FROM OPERATIONS                                           (1,211,148)           (2,765,609)          (8,150,936)

OTHER EXPENSE
  Write-off of goodwill and other costs                              -                     -              (4,000,000)
                                                           ----------------     -----------------     ----------------

LOSS BEFORE EXTRAORDINARY ITEM                                 (1,211,148)           (2,765,609)         (12,150,936)
                                                           ----------------     -----------------     ----------------

Extraordinary item
  Loss on extinguishment of debt                                     -                     -                (732,170)
                                                           ----------------     -----------------     ----------------

    NET LOSS                                               $   (1,211,148)      $    (2,765,609)      $  (12,883,106)
                                                           ================     =================     ================

    LOSS PER SHARE                                         $        (0.03)      $         (0.08)      $        (0.48)
                                                           ================     =================     ================

WEIGHTED AVERAGE NUMBER OF OUTSTANDING COMMON SHARES           44,855,321            33,449,427           26,975,568
                                                           ================     =================     ================

          See accompanying notes to consolidated financial statements.

                                            IVP TECHNOLOGY CORPORATION AND SUBSIDIARIES
                                                   (A DEVELOPMENT STAGE COMPANY)
                                        CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIENCY
                               FOR THE PERIOD FROM JANUARY 1, 1998 (INCEPTION) TO DECEMBER 31, 2001
                                 Common Stock                                                  Common Stock
                                                                                           To Be Issued
                                                                                                              Deferred
                                                  Additional                                                 Compensation
                                                   Paid-In     Accumulated  Subscription                        and
                             Shares     Amount     Capital       Deficit     Receivable  Shares    Amount     Services     Total
                             ------     ------     -------       -------     ----------  ------    ------     --------     -----
 Balance, December 31,
  1997                      5,990,848 $ 5,991   $ 4,407,725   $   (976,166)  $   -         -      $   -     $     -     $3,437,550

 Stock issued for cash
  and subscriptions         8,363,000   8,363       390,247          -       (359,000)     -          -           -         39,610
 Stock issued for
  services                  2,000,000   2,000     2,998,000          -            -        -          -           -      3,000,000
 Net loss 1998                   -        -            -        (7,086,094)       -        -          -           -     (7,086,094)
                           ---------- ---------- ------------- ------------- ---------- --------- ---------- ----------- ----------
 Balance, December 31,     16,353,848  16,354     7,795,972     (8,062,260)  (359,000)     -          -           -       (608,934)
  1998

 Stock issued for cash      3,650,000   3,650       189,360           -      (136,350)     -          -           -         56,660
 Cash collected                  -        -            -              -       359,000      -          -           -        359,000
 Stock issued for
  services                    200,000     200         9,800           -           -        -          -           -         10,000
 Stock issued for debt      5,787,000   5,787     1,209,483           -           -        -          -           -      1,215,270
 Stock issued for license   1,500,000   1,500       218,500           -           -        -          -           -        220,000
 Net loss 1999                   -        -            -        (1,820,255)       -        -          -           -     (1,820,255)
 Balance, December 31,     ------------------     ---------     -----------                                             -----------
  1999                     27,490,848  27,491     9,423,115     (9,882,515)  (136,350)     -          -           -       (568,259)

 Stock issued for cash
  and offering costs        8,000,000   8,000       667,000          -           -         -          -           -        675,000
 Cash collected                  -        -            -             -        136,350      -          -           -        136,350
 Stock issued for
  services                  2,670,000   2,670     1,611,991          -           -                            (316,286)  1,298,375
 Stock issued for shell
  corporation                 350,000     350          (350)         -           -         -          -           -          -
 Stock issued for debt        600,000     600       449,400          -           -                                -        450,000
 Stock to be issued              -        -            -             -           -      1,000,000  720,000                 720,000
 Stock issued for
  licensing fee                  -        -            -             -           -                            (580,000)   (580,000)
 Net loss, 2000                  -        -            -        (2,765,609)      -         -          -           -     (2,765,609)
                           ---------- ---------- ------------- ------------- ---------- --------- ---------- ----------- ----------
 Balance, December 31,
  2000                     39,110,848  39,111   $12,151,156   $(12,648,124)  $   -      1,000,000 $720,000   $(896,286)  $(634,143)

 Stock issued for
  services                  9,512,000   9,512       883,488          -           -         -          -           -        893,000
 Stock issued               1,000,000   1,000       719,000          -           -     (1,000,000)(720,000)       -          -
 Stock rescission            (870,000)   (870)     (515,290)         -           -         -          -           -       (516,160)
 Deferred cost recognized        -        -            -             -           -         -          -        556,286     556,286
 Stock to be issued for
  services                       -        -            -             -           -      1,000,000   50,000        -         50,000
                                                                                                                  -          -
 Net loss, 2001                  -        -            -        (1,211,148)      -         -          -           -     (1,211,148)
                           ---------- ---------- ------------- ------------- ---------- --------- ---------- ----------- ----------
BALANCE,
DECEMBER 31, 2001          48,752,848 $48,753   $13,238,354   $(13,859,272)  $   -      1,000,000 $ 50,000   $(340,000)  $(862,165)
                           ========== ========== ============= ============= ========== ========= ========== =========== ==========

                                    IVP TECHNOLOGY CORPORATION AND SUBSIDIARIES
                                           (A DEVELOPMENT STAGE COMPANY)
                                       CONSOLIDATED STATEMENT OF CASH FLOWS
                                                                                                 Cumulative From
                                                                                                 January 1, 1998
                                                                   Year Ended      Year Ended     (Inception) To
                                                                  December 31,    December 31,     December 31,
                                                                      2001            2000             2001
                                                                 --------------- --------------- -----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                                        $  (1,211,148)  $  (2,765,609)  $   (12,883,106)
 Adjustments to reconcile net loss to net cash used
    in operating activities:
    Loss on extinguishment of debt                                        -               -              732,170
    Write-off of goodwill and other costs                                 -               -            4,000,000
    Stock issued for services                                          743,126       1,298,375         5,051,501
    Stock issued for licensing fee                                     240,000         140,000           380,000
    Amortization                                                        19,837         114,000           239,837
 Changes in operating assets and liabilities:
  (Increase) decrease in:
    Accounts receivable                                                  6,452          (6,452)             -
  Increase (decrease) in:
    Accounts payable and accrued expenses                               49,181         196,977           408,442
    Management fees payable                                               -               -              450,000
    Interest payable                                                    22,340          12,501            34,841
                                                                 --------------- --------------- -----------------
         Net Cash Used In Operating Activities                        (130,212)     (1,010,208)       (1,586,315)
                                                                 --------------- --------------- -----------------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Minority interest                                                        -               -                  400
 Other                                                                    -               -                  400
                                                                 --------------- --------------- -----------------
         Net Cash Provided By Investing Activities                        -               -                  800
                                                                 --------------- --------------- -----------------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from issuance of common stock, net of
    subscriptions                                                         -            811,351         1,235,321
 Proceeds from loans and notes                                         129,020         200,000           343,355
 Proceeds from stockholders                                               -               -                6,618
                                                                 --------------- --------------- -----------------
         Net Cash Provided By Financing Activities                     129,020       1,011,351         1,585,294
                                                                 --------------- --------------- -----------------

NET INCREASE (DECREASE) IN CASH                                         (1,192)          1,143              (221)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                         1,424             281               453
                                                                 --------------- --------------- -----------------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                       $         232   $       1,424   $           232
                                                                 =============== =============== =================

SUPPLEMENTAL DISCLOSURE OF NON - CASH FINANCING ACTIVITIES:

Acquisition of license agreement for short-term payable          $   3,620,268   $        -      $     3,620,268
                                                                 =============== =============== =================

Issuance of 600,000 shares of common stock to settle
 management fee payable                                          $        -      $     450,000   $       450,000
                                                                 =============== =============== =================

                           See accompanying notes to consolidated financial statements.

NOTE 1   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

       (A) ORGANIZATION

       Mountain Chief, Inc. was incorporated in the State of Nevada on February 11, 1994. This name was subsequently changed by Articles of Amendment dated November 16, 1994 to IVP Technology Corporation (the "Company"). IVP Technology was granted an extra-provincial license by the Province of Ontario on June 20, 1995 to carry on business in Ontario, Canada. Prior to 1998, IVP Technology was involved with various unsuccessful activities relating to the sale of technology products and then became inactive in 1997. IVP Technology began negotiations with a third party in 1998 to become an exclusive distributor of software and therefore is considered to have re-entered the development stage on January 1, 1998. Activities from inception of development stage included raising of capital and negotiations and acquisition of software distribution licenses (SEE NOTE
       6).

       (B) ACQUISITION

       Effective March 2000, IVP Technology acquired all the outstanding shares of common stock of Erebus Corporation, an inactive reporting shell company with no assets or liabilities, from the stockholders thereof in an exchange for an aggregate of 350,000 shares of IVP Technology's common stock and paid $200,000 of consulting expenses in connection with the acquisition. Pursuant to Rule 12-g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, IVP Technology elected to become the successor issuer to Erebus Corporation for reporting purposes under the Securities Exchange Act of 1934. For financial reporting purposes, the acquisition was treated as a recapitalization of IVP Technology with the par value of the common stock charged to additional-paid-in capital.

       (C) BASIS OF PRESENTATION

       IVP Technology maintains its original records in United States dollars. The consolidated financial statements are expressed in United States dollars and have been prepared in accordance with generally accepted accounting principles (GAAP) in the United States.

       (D) PRINCIPLES OF CONSOLIDATION

       The consolidated financial statements include the accounts of IVP Technology and its inactive subsidiaries, Lanvoice Corporation and Erebus Corporation. All significant inter-company transactions and balances have been eliminated.

       (E) FOREIGN CURRENCY TRANSACTIONS

       Transactions conducted in Canadian dollars have been translated into United States dollars using the average exchange rate for the month in which the transactions occurred. Gains or losses are recognized in the statement of operations.

       (F) USE OF ESTIMATES

       In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

       (G) CASH AND CASH EQUIVALENTS

       For purposes of the cash flow statements, IVP Technology considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

       (H) FAIR VALUE OF FINANCIAL INSTRUMENTS

       Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments", requires disclosure of information about the fair value of certain financial instruments for which it is practicable to estimate the value. For purposes of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties other than in a forced sale or liquidation.

       The carrying amounts of IVP Technology's accounts receivable, accounts payable and accrued liabilities, and note and interest payable thereon approximates fair value due to the relatively short period to maturity for these instruments.

       (I) INCOME TAXES

       IVP Technology accounts for income taxes under the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

       (J) CONCENTRATION OF CREDIT RISK

       IVP Technology maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. IVP Technology has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

       (K) LOSS PER SHARE

       Basic and diluted net loss per common share for all periods presented is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128, "Earnings Per Share". There were no common stock equivalents at December 31, 2000 and 1999.

       (L) BUSINESS SEGMENTS

       IVP Technology applies Statement of Financial Accounting Standards No. 131 "Disclosures about Segments of an Enterprise and Related Information". IVP Technology operates in one segment and therefore segment information is not presented.

       (M) REVENUE RECOGNITION

       IVP Technology records revenue associated with the sale of software licenses on a pro-rata basis over the license term.

       (N) NEW ACCOUNTING PRONOUNCEMENTS

       The Financial Accounting Standards Board has recently issued several new Statements of Financial Accounting Standards. Statement No. 141, "Business Combinations" supersedes APB Opinion 16 and various related pronouncements. Pursuant to the new guidance in Statement No. 141, all business combinations must be accounted for under the purchase method of accounting; the pooling-of-interests method is no longer permitted. SFAS 141 also establishes new rules concerning the recognition of goodwill and other intangible assets arising in a purchase business combination and requires disclosure of more information concerning a business combination in the period in which it is completed. This statement is generally effective for business combinations initiated on or after July 1, 2001.

       Statement No. 142, "Goodwill and Other Intangible Assets" supercedes APB Opinion 17 and related interpretations. Statement No. 142 establishes new rules on accounting for the acquisition of intangible assets not acquired in a business combination and the manner in which goodwill and all other intangibles should be accounted for subsequent to their initial recognition in a business combination accounted for under SFAS No. 141. Under SFAS No. 142, intangible assets should be recorded at fair value. Intangible assets with finite useful lives should be amortized over such period and those with indefinite lives should not be amortized. All intangible assets being amortized as well as those that are not, are both subject to review for potential impairment under SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of". SFAS No. 142 also requires that goodwill arising in a business combination should not be amortized but is subject to impairment testing at the reporting unit level to which the goodwill was assigned to at the date of the business combination.

       SFAS No. 142 is effective for fiscal years beginning after December 15, 2001 and must be applied as of the beginning of such year to all goodwill and other intangible assets that have already been recorded in the balance sheet as of the first day in which SFAS No. 142 is initially applied, regardless of when such assets were acquired. Goodwill acquired in a business combination whose acquisition date is on or after July 1, 2001, should not be amortized, but should be reviewed for impairment pursuant to SFAS No. 121, even though SFAS No. 142 has not yet been adopted. However, previously acquired goodwill should continue to be amortized until SFAS No. 142 is first adopted.

       Statement No. 143 "Accounting for Asset Retirement Obligations" establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment, or other type of disposal of long-lived tangible assets arising from the acquisition, construction, or development and/or normal operation of such assets. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002, with earlier application encouraged.

       The adoption of these pronouncements will not have a material effect on IVP Technology's financial position or results of operations.

NOTE 2   MANAGEMENT FEES PAYABLE

       During 2000, IVP Technology settled disputes with three former directors relating to services performed through December 31, 1999 by issuing 600,000 common shares valued at $450,000. The stock was valued at its quoted trading price on the settlement date and the resulting management fees had been expensed and accrued through December 31, 1999.

NOTE 3   NOTES PAYABLE

       (A) NOTE PAYABLE - SHORT-TERM

       IVP Technology has a convertible note payable with Rainbow Investments International Limited ("RII") for $200,000 which is outstanding at December 31, 2001. The note bears interest at 10% per annum and was due May 2001. As of December 31, 2001, accrued interest on the note amounted to $34,841. The debt and accrued interest is convertible to common stock at a conversion price equal to 80% of the average closing bid price per share during the ten trading days immediately prior to any such conversion. On July 16, 2001, IVP Technology received notice from RII of their intent to convert the note and accrued interest to common stock. IVP Technology intends to convert such note payable, however, as of December 31, 2001 the conversion has not taken place.

       (B) NOTE PAYABLE - LONG-TERM

       On July 30, 2001, IVP Technology entered into a two-year note with Berra Holdings, Ltd. to borrow up to $187,500 at 6% interest. As of December 31, 2001, IVP Technology has borrowed $129,020. The note is collateralized by 2,500,000 shares of common stock held in the name of Clarino Investment International, Ltd.

NOTE 4   EQUITY

       During 1998 IVP Technology issued 8,363,000 common shares for cash of $39,610 and a related subscription receivable of $359,000 which was satisfied in 1999 with cash of $327,700 and an offset of $31,300 to due to stockholder.

       During 1998 IVP Technology issued 2,000,000 common shares for past services. For financial reporting purposes, the stock was valued at its quoted trading price on the grant date resulting in an aggregate consulting expense of $3,000,000 recorded in 1998.

       During 1999 IVP Technology issued 3,650,000 common shares for cash of $56,660 and a related subscription receivable of $136,350 which was collected in March 2000.

       During 1999 IVP Technology issued 200,000 common shares for services. For financial reporting purposes the stock was valued at its quoted trading price on the grant dates resulting in expense of $10,000.

       During 1999 IVP Technology issued 5,787,000 common shares valued at $1,215,270 in exchange for $483,100 of debt, customer deposits and accounts payable to unrelated parties. For financial reporting purposes the stock was valued at its quoted trading price on the settlement date. IVP Technology recognized a $732,170 loss on extinguishment.

       During 1999 IVP Technology issued 1,500,000 common shares for the extension of a licensing agreement. For financial statement purposes the stock was valued at its quoted trading price.

       During 2000, IVP Technology issued 4,500,000 common shares for cash of $675,000 and 3,500,000 common shares for costs in connection with the offering, which were valued at $350,000. The value of the 3,500,000 shares of common stock is a direct offering cost and accordingly has been charged to equity in 2000 (SEE NOTE 6(B)).

       During 2000, 2,670,000 common shares were issued for services in the amount of $1,614,661. These shares were valued at the quoted trading price on the grant date. Deferred compensation in the amount of $316,286 was recorded during the year for unearned consulting services.

       In March 2000, IVP Technology acquired all the outstanding shares of common stock of Erebus Corporation from the stockholders thereof in exchange for an aggregate of 350,000 shares of IVP Technology's common stock at par value (SEE NOTE 1(B)).

       During 2000, IVP Technology issued 600,000 common shares valued at its quoted trading price. The stock was issued for payment of debt (SEE NOTE
       2).

       In May 2000, IVP Technology amended and extended its software distribution agreement. The agreement was extended to May 31, 2003 and the territory expanded to Switzerland. In consideration of the above IVP Technology issued 1,000,000 common shares in August 2001 and increased the royalty fee from 5% to 7.5%. The shares were valued at $0.72 based upon the closing pricing at May 31, 2000. The $720,000 was originally recorded as common stock to be issued in the equity section of the balance sheet at December 31, 2000 and the cost of the agreement is being amortized over the remaining term of the agreement (SEE NOTE 8(A)).

       As of December 31, 2000, IVP Technology recognized $140,000 as licensing fee expense and recorded $580,000 for unearned licensing fee. The balance is deferred licensing fee and will be amortized on a pro-rata basis over the remaining life of the agreement.

       During 2001, IVP Technology issued 9,512,000 common shares for services valued at the quoted trading price at the time of issuance. The total value of such issuances amounted to $893,000. IVP Technology also incurred and recorded $50,000 of expenses for services rendered in 2001 for which it will issue 1,000,000 shares in 2002.

       During 2001, IVP Technology rescinded 870,000 shares previously issued to consultants for non-performance of services. Such shares were valued at the original issued value that reflected market prices at the time of issuance.

NOTE 5   INCOME TAXES

       Income tax expense (benefit) for the years ended December 31, 2001 and 2000 is summarized as follows:

                                                  2001               2000
                                             --------------     --------------
       Current:
       Federal                               $       -          $       -
       State                                         -                  -
       Deferred-Federal and State                    -                  -
                                             --------------     --------------
       Income tax expense (benefit)          $       -          $        -
                                             ==============     ==============

       IVP Technology's tax expense differs from the "expected" tax expense for the years ended December 31, 2001 and 2000, as follows:

                                                      2001          2000
                                                      ------------  ------------

       U.S. Federal income tax provision (benefit)   $  (411,800)  $  (940,300)
       Effect of net operating loss carryforward         411,800       940,300
                                                      ------------  ------------

                                                     $         -   $         -
                                                      ============  ============

       The tax effects of temporary differences that gave rise to significant portions of deferred tax assets and liabilities at December 31 are as follows:

                                                    2001            2000
                                               -------------     -------------
       Deferred tax assets:
       Net operating loss carryforward        $   4,712,200     $   4,300,400
                                                                 -------------
                                               -------------
       Total gross deferred tax assets            4,712,200         4,300,400
       Less valuation allowance                   4,712,200         4,300,400
                                               -------------     -------------
       Net deferred tax assets                $           -     $           -
                                               =============     =============

       At December 31, 2001, IVP Technology had net operating loss carryforwards of approximately $13,859,300, for U.S. federal income tax purposes available to offset future taxable income expiring on various dates beginning in 2016 through 2021.

       The valuation allowance at January 1, 2001 was approximately $4,300,400. The net change in the valuation allowance during the year ended December 31, 2000 was an increase of approximately $411,800.

NOTE 6 AGREEMENTS

       (A) SOFTWARE DISTRIBUTION AGREEMENTS

       On March 30, 1999, IVP Technology entered into a software distributing agreement, granting IVP Technology an exclusive right to distribute a software product known as "Power Audit" throughout the United States of America. (See below for subsequent amendments and extensions.) The significant terms and conditions governing the agreement are as follows:

       >> Payment by IVP Technology of $50,000 in development funds.

       >> Issuance of 500,000 in common shares of IVP Technology to the owners and developers of the software upon its delivery, which was in October 1999.

       >> IVP Technology is to pay royalties at 20% on the first $500,000 of sales. Between $500,000 and $1,000,000 IVP Technology will pay 12.5% on sales and 5% on sales over $1,000,000.

       The agreement has a term of fourteen (14) months and could be terminated on six-month notice by either party. It can be extended on a year to year basis, provided the gross annual sales exceed $1,000,000 and all other terms are observed by the parties.

       In September 1999, for a consideration of IVP Technology's issuance of an additional 1,000,000 common shares, the agreement was amended to include the European Economic Community in its distribution territory and payment of $4,200 per month for software support and services. The 1,500,000 common shares were issued in 1999 and were valued on the agreement and amendment dates based on the quoted trading price. The resulting $220,000 value was presented as license fees, net of $106,000 accumulated amortization, as of December 31, 1999. During the year ended December 31, 2000, the remaining license fees of $114,000 have been charged to operations as amortization expense. The license fees are amortized over the contract life.

       In May 2000, the parties agreed to amend and extend the software agreement for three years to May 31, 2003. The amended agreement expanded the territory to include the Country of Switzerland, required IVP Technology to issue 1,000,000 common shares (See Note 4) and complete a financing of a minimum of $2,000,000 with a portion of the proceeds to be used to contract services or to develop its own technical support and internal marketing group. In connection with the issuance of the common shares, IVP Technology may be obligated to absorb costs relating to the registration of those shares. As of the date of these financial statements, the cost to register those shares has not been determined. In addition, IVP Technology is required to secure a minimum of twelve (12) purchases of the software product prior to the expiration of the twelve-month period ending June 1, 2002. In the event that the minimum sales requirement is not met, IVP Technology is required to compensate the licensor for unearned royalties at the rate of $3,750 per unrealized sale up to the maximum of twelve (12) or $45,000 and issue 100,000 common shares. Lastly, the royalty fee for sales over $1,000,000 has been changed from 5% to 7.5%.

       (B) CONSULTING AGREEMENTS

       On November 1, 1999, IVP Technology entered into a consulting agreement whereby the consultant agreed to assist IVP Technology in raising stipulated minimum equity capital and perform other consulting services. Payment of 3,500,000 common shares has been placed in escrow and the issuance was contingent on raising the equity capital. In accordance with generally accepted accounting principles, the escrowed shares were not considered outstanding until released and therefore no value had been assigned to them. In 2000 these shares were released and were valued at the quoted trading price on the contract date and charged to equity as an offering cost (See Note 4).

       On March 17, 2000, IVP Technology entered into a consulting agreement with the former stockholder of the acquired inactive reporting shell company (SEE NOTE 1(B)). The consulting agreement states that one year after the execution of the agreement ("reset date"), the 350,000 common shares issued by IVP Technology to the former stockholder shall be increased or decreased based upon the average closing price of IVP Technology's stock 30 days prior to the reset date, so the value of the 350,000 shares will equal $500,000. The average closing price of the stock was $0.1487 cents per share. IVP Technology is obligated to issue an additional 3,012,475 common shares to the consultant. As of the date of this report, IVP Technology has not received a request for the additional shares.

       (C) LICENSING AGREEMENT

       On December 28, 2001, IVP Technology entered into a two-year licensing agreement to distribute software, which is used in the insurance industry. The company received a non-exclusive right to sell such software to clients in North America, Mexico, Canada, and their overseas territories. The cost of such agreement was (pound)2,500,000 (U.S. $3,620,268) and is being amortized over the two-year period. Amortization for 2001 was $19,837.

NOTE 7 GOING CONCERN

       As reflected in the accompanying financial statements, IVP Technology's recurring losses during the development stage of $12,883,106, and its working capital deficiency of $4,334,680 and stockholders' deficiency of $862,165, raise substantial doubt about its ability to continue as a going concern. The ability of IVP Technology to continue as a going concern is dependent on IVP Technology's ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if IVP Technology is unable to continue as a going concern.

       IVP  Technology has entered into a software  distribution  agreement (See
       Note 6(A)) and a licensing agreement (See Note 6(C),) has raised equity capital and intends on raising additional equity capital in order to implement its business plan and marketing efforts. Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for IVP Technology to continue as a going concern.

NOTE 8 SUBSEQUENT EVENTS

       (A) STOCK PURCHASE AGREEMENT

       On September 17, 2001, IVP Technology entered into a stock purchase agreement to acquire 100% of the outstanding stock of International Technology Marketing, Inc. ("International Technology Marketing"). The agreement calls for IVP Technology to issue 50,000,000 shares, which will be held in escrow subject to IVP Technology reaching certain sales milestones. The agreement also calls for IVP Technology to reimburse the shareholders of International Technology Marketing in their efforts to meet the sales milestones.

       The sales milestones reached after the closing are as follows:

       >> Upon  achieving  revenues of $500,000  the escrow  agent will  release
          10,000,000 shares.

       >> Upon achieving an additional $500,000 of revenues the escrow agent will release another 10,000,000 shares.

       >> Upon achieving $2,000,000 in cumulative revenues the escrow agent will release another 10,000,000 shares.

       >> Upon achieving $6,000,000 in cumulative revenues the escrow agent will release another 10,000,000 shares.

       >> Upon reaching $16,200,000 in cumulative revenues the final 10,000,000 shares will be released.

       As of December 31, 2001, IVP Technology has not closed the escrow agreement nor issued the shares.

       (B) LOAN AGREEMENT

       On February 16, 2002, IVP Technology entered into a short-term loan agreement that calls for repayment on April 30, 2002. The loan was for (pound)600,000 (US $864,180) and carries a rate of 4% above HSBC Bank base rate. Interest is payable monthly.

       (C) MARKETING AGREEMENT

       On January 18, 2002, IVP Technology entered into a marketing agreement with a consultant who will provide marketing services for IVP Technology in Europe for one year. IVP Technology will issue 5,000,000 shares within 60 days of the contract date.

WE HAVE NOT AUTHORIZED ANY DEALER,
SALESPERSON OR OTHER PERSON TO PROVIDE
ANY INFORMATION OR MAKE ANY
REPRESENTATIONS ABOUT IVP TECHNOLOGY
CORPORATION EXCEPT THE INFORMATION OR
REPRESENTATIONS CONTAINED IN THIS
PROSPECTUS. YOU SHOULD NOT RELY ON ANY
ADDITIONAL INFORMATION OR
REPRESENTATIONS IF MADE.

         -----------------------

This prospectus does not constitute an               -------------------
offer to sell, or a solicitation of an                    PROSPECTUS
offer to buy any securities:                         -------------------

    []  except the common stock offered
        by this prospectus;

    []  in any jurisdiction in which the
        offer or solicitation is not          95,360,913 Shares of Common Stock
        authorized;

    []  in any jurisdiction where the
        dealer or other salesperson is          IVP TECHNOLOGY CORPORATION
        not qualified to make the offer
        or solicitation;

    []  to any person to whom it is
        unlawful to make the offer or
        solicitation; or

    []  to any person who is not a
        United States resident or who is
        outside the jurisdiction of the
        United States.

The delivery of this prospectus or any
accompanying sale does not imply that:

    []  there have been no changes in                 ____________, 2002
        the affairs of IVP Technology
        Corporation after the date of
        this prospectus; or

    []  the information contained in
        this prospectus is correct after
        the date of this prospectus.

         -----------------------

Until _________, 2002, all dealers
effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify directors and officers of IVP Technology to fullest extent possible from and against any and all claims of any type arising from or related to future acts or omissions as a director or officer of IVP Technology. In addition, the liability of our officers and directors for breaches of their fiduciary duty as a director or officer other than: (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of the law; or (b) the payment of dividends in violation of Nevada Revised Statutes Section 78.300.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of IVP Technology pursuant to the foregoing, or otherwise, IVP Technology has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. IVP Technology will pay all expenses in connection with this offering.

        Securities and Exchange Commission Registration Fee        $     1,198
        Printing and Engraving Expenses                            $     2,500
        Accounting Fees and Expenses                               $    15,000
        Legal Fees and Expenses                                    $    50,000
        Miscellaneous                                              $    16,302

        TOTAL                                                      $    85,000

RECENT SALES OF UNREGISTERED SECURITIES

         On July 1, 2002, IVP Technology acquired all the outstanding shares of Springboard Technology Solutions Inc. for consideration of 2,000 common shares on the basis of a one for one exchange.

         On June 28, 2002, we issued 2,410,916 shares of common stock to Rainbow Investments pursuant to the terms of our March 17, 2000 debt conversion agreement.

         On June 28, 2002, we issued 23,370 shares of common stock to Danson Partners, LLC having a value of $5,000 for consulting services rendered.

         On May 28, 2002, IVP acquired Ignition Entertainment Limited. IVP will issue 15,000,000 shares of common stock and 3,500,000 shares of preferred stock as payment to Ignition over a period of two years from the date of the acquisition: Additionally, the management team of Ignition may earn up to 1,500,000 shares of preferred stock if certain revenue and net income goals are met at specific time periods. These shares will be held in escrow and disbursed by the escrow agent according to the escrow agreement. The parties are still negotiating the terms of the escrow agreement.


                                                                                  AFTER THE
                                                                   AFTER THE      PRECEDING
                                                     BETWEEN       PRECEDING     TIME PERIOD      AFTER THE
                                        WITHIN      91 AND 180    TIME PERIOD        AND         PRECEDING
                                      90 DAYS OF    DAYS AFTER        TO        SIX MONTHS TO     TIME AND          ON
TIME PERIOD:                            CLOSING    MAY 28, 2002  MAY 28, 2003    MAY 28, 2003   MAY 28, 2004    MAY 29, 2004
------------------------------------  ----------   ------------  ------------   -------------   ------------    ------------
GOALS:                                --           --            --             $13,000,000     $26,000,000     $45,000,000
Gross Revenues (in U.S. Dollars)

Net Income (in U.S. Dollars)          --           --            --             $1,000,000      $5,000,000      $15,000,000

PAYMENTS:                             --           5,000,000     --             if reach both   if reach both   if reach
Incentive Payments of IVP common                   to DCD                       above goals     above goals     both above
and preferred shares                               Holdings                     500,000 shares  500,000 shares  goals
                                                                                of convertible  of convertible  500,000
                                                                                preferred stock preferred stock shares of
                                                                                                                convertible
                                                                                                                preferred stock


Release of 50 Million Shares of IVP   --           15,000,000    1,000,000      1,000,000       1,000,000       500,000
common stock (upon conversion of                   shares of     shares of      shares of       shares of       shares of
all preferred stock issued)                        common stock  preferred      preferred       preferred       preferred
                                                                 stock          stock           stock           stock
                                                                 (convertible   (convertible    (convertible    (convertible to
                                                                 to 10,000,000  to 10,000,000   to 10,000,000   5,000,000
                                                                 shares of      shares of       shares of       shares of
                                                                 common stock)  common stock)   common stock    common
                                                                                                                stock)

-------------------------------------------------------------------------------------------------------------------------------

         In May 2002, IVP Technology entered into an agreement with Vanessa Land for marketing and advisory services connected with product marketing in the European Economic Community and North America. In relation with this agreement, IVP Technology issued 5,000,000 shares of common stock to Ms. Vanessa Land. These shares were registered on a Form S-8 filed on May 3, 2002. These shares were valued at $0.05 per share, or an aggregate of $250,000, on the date of issuance.

         On May 1, 2002, IVP Technology agreed to issue 4,000,000 shares of its restricted common stock having a value of $760,000 in full settlement of its obligation to DCD Holdings Ltd. IVP Technology issued these shares on or about August 6, 2002.

         In April 2002, IVP Technology raised $150,000 of gross proceeds from the issuance of convertible debentures. These debentures accrue interest at a rate of 5% per year and mature two years from the issuance date. The debentures are convertible at the holder's option any time up to maturity at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date (ii) 80% of the average closing bid price of the common stock for the 4 lowest trading days of the 5 trading days immediately preceding the conversion date. At maturity, IVP Technology has the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debentures into shares of common stock at a conversion price equal to the lower of (i) 120% of the closing bid price of the common stock as of the closing date or (ii) 80% of the average closing bid price of the common stock for the 4 lowest trading days of the 5 trading days immediately preceding the conversion date. IVP Technology has the right to redeem the debentures upon 30 days notice for 120% of the amount redeemed. Upon such redemption, IVP Technology will issue the investor a warrant to purchase 10,000 shares of common stock at an exercise price of $0.50 per share for every $100,000 of debentures that are redeemed.

         The convertible debentures contain a beneficial conversion feature computed at its intrinsic value that is the difference between the conversion price and the fair value on the debenture issuance date of the common stock into which the debt is convertible, multiplied by the number of shares into which the debt is convertible at the commitment date. Since the beneficial conversion feature is to be settled by issuing equity, the amount attributed to the beneficial conversion feature, or $64,286, was recorded as an interest expense and a component of equity on the issuance date.

         In April 2002, IVP Technology entered into an Equity Line of Credit Agreement with Cornell Capital Partners, L.P. Under this agreement, IVP Technology may issue and sell to Cornell Capital Partners common stock for a total purchase price of up to $10.0 million. Subject to certain conditions, IVP Technology will be entitled to commence drawing down on the Equity Line of Credit when the common stock to be issued under the Equity Line of Credit is registered with the Securities and Exchange Commission and the registration statement is declared effective and will continue for two years thereafter. The purchase price for the shares will be equal to 92% of the market price, which is defined as the lowest closing bid price of the common stock during the five trading days following the notice date. The amount of each advance is subject to an aggregate maximum advance amount of $425,000 in any thirty-day period. IVP Technology paid Cornell a one-time fee equal to $340,000, payable in 3,032,000 shares of common stock. Cornell Capital Partners is entitled to retain 3.0% of each advance. In addition, IVP Technology entered into a placement agent agreement with Westrock Advisors, Inc., a registered broker-dealer. Pursuant to the placement agent agreement, IVP Technology paid a one-time placement agent fee of 100,000 shares of common stock, which were valued at $0.10 per share, or an aggregate of $10,000, on the date of issuance. IVP Technology agreed to pay Danson Partners, LLC, a consultant, a one-time fee of $200,000 for its work in connection with the Equity Line of Credit. Of the fee, $75,000 was paid in cash with the balance paid in 1,040,000 shares of common stock.

         On April 26, 2002, IVP Technology issued 62,027 shares of common stock to Danson Partners, LLC having a value of $5,000 for consulting services rendered.

         On or about March 25, 2002, IVP Technology issued 100,000 shares of common stock to Barry Gross that was earned pursuant to a consulting contract signed in 2000. These shares were valued at $0.09 per share, or an aggregate of $9,000, on the date of issuance.

         On or about March 25, 2002, IVP Technology issued 14,000,000 shares of common stock to Brian MacDonald to be held in escrow pending achievement of the performance clauses related to the September 17, 2001 agreement with International Technology Marketing.

         On or about March 25, 2002, IVP Technology issued 14,000,000 shares of common stock to Peter Hamilton to be held in escrow pending achievement of the performance clauses related to the September 17, 2001 agreement with International Technology Marketing.

         On or about March 25, 2002, IVP Technology issued 14,000,000 shares of common stock to Kevin Birch to be held in escrow pending achievement of the performance clauses related to the September 17, 2001 agreement with International Technology Marketing.

         On or about March 25, 2002, IVP Technology issued 4,000,000 shares of common stock to Geno Villella to be held in escrow pending achievement of the performance clauses related to the September 17, 2001 agreement with International Technology Marketing.

         On or about March 25, 2002, IVP Technology issued 4,000,000 shares of common stock to Sherry Bullock to be held in escrow pending achievement of the performance clauses related to the September 17, 2001 agreement with International Technology Marketing. Subsequently, Ms. Bullock left employment with IVP Technology and has accepted a partial payment of 800,00- shares and the remainder of her performance based shares have been reallocated to the remaining members of International Technology Marketing.

         On or about March 25, 2002, IVP Technology issued 500,000 shares of common stock to John Maxwell in lieu of compensation for services performed in 2001 as President of IVP Technology. These shares were valued at $0.05 per share, or an aggregate of $25,000, on the date of issuance.

         On or about March 25, 2002, IVP Technology issued 500,000 shares of common stock to John Trainor in lieu of compensation for services performed in 2001 as Secretary of IVP Technology. These shares were valued at $0.05 per share, or an aggregate of $25,000, on the date of issuance.

         On or about March 25, 2002, IVP Technology issued 2,375,600 shares of common stock valued at $.05 per share to Thomas Chown for conversion of $118,780 of debts owed by the corporation for services performed in 2001.

         On or about March 25, 2002, IVP Technology issued 1,000,000 shares of common stock to Buford Industries, Inc. as conversion of a fee of $50,000 earned for introducing IVP to International Technology Marketing. These shares were valued at $0.05 per share, or an aggregate of $50,000, on the date of issuance.

         On or about March 25, 2002, IVP Technology issued 50,000 shares of common stock to Ruffa and Ruffa, P.A. for payment of interest on outstanding legal bills for the year 2001 - 2002. These shares were valued at $0.10 per share, or an aggregate of $5,000, on the date of issuance.

         On or about March 25, 2002, IVP Technology issued 1,000,000 shares of common stock to J. Stephen Smith to be held in escrow for services as a board member for the period from 2001 to 2003 to be accrued at the rate of 500,000 per year.

         On or about March 25, 2002, IVP Technology issued 1,000,000 shares of common stock to Michael Sidrow to be held in escrow for services as a board member for the period from 2001 to 2003 to be accrued at the rate of 500,000 per year. Subsequently these shares have been rescinded as a result of Mr. Sidrow's resignation from the board of directors.

         On or about March 25, 2002, IVP Technology issued 1,000,000 shares of common stock to Robert King to be held in escrow for services as a board member for the period from 2001 to 2003 to be accrued at the rate of 500,000 per year. Subsequently these shares have been rescinded as a result of Mr. King's resignation from the board of directors.

         On February 16, 2002, IVP Technology completed an interim financing agreement for a bridge loan of (pound)600,000 (U.S. $864,180) on an unsecured basis with the European based venture capital and merchant banking firm DcD Limited. The loan was due April 30, 2002 and accrues interest at a rate of 4% per year above the HSBC Bank base rate. Interest is payable monthly. On May 1, 2002, IVP Technology received written notice from the lender, DCD Limited, that it agreed to convert the loan into 4,000,000 shares of common stock at a conversion rate of approximately $0.19 per share.

         On or about August 17, 2001, IVP Technology issued 1,000,000 shares of common stock to Orchestral Corporation for extension of the licensing contract and to obtain market distribution to Switzerland. These shares were valued at $0.12 per share, or an aggregate of $120,000, on the date of issuance.

         On July 30, 2001, IVP Technology entered into a two-year note with Berra Holdings, Ltd. to borrow up to $187,500 at 6% interest. As of December 31, 2001, IVP Technology had borrowed $129,020. The note is collateralized by 2,500,000 shares of common stock held in the name of Clarino Investment International, Ltd.

         On or about July 30, 2001, IVP Technology rescinded the issuance of 870,000 shares of common stock previously issued to Koplan Consulting Corp. and Mr. Peter Kertes for services not performed.

         On or about April 26, 2001, IVP Technology issued 1,200,000 shares of common stock to Gross Capital Associates for marketing and promotion consulting services. These shares were valued at $0.14 per share, or an aggregate of $168,000, on the date of issuance.

         On or about April 26, 2001, IVP Technology issued 1,000,000 shares of common stock to John Coady for financial advisory services. These shares were valued at $0.14 per share, or an aggregate of $140,000, on the date of issuance.

         With respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the "1933 ACT"), and Regulation D promulgated under the 1933 Act. In each instance, the purchaser had access to sufficient information regarding IVP Technology so as to make an informed investment decision. More specifically, IVP Technology had a reasonable basis to believe that each purchaser was an "accredited investor" as defined in Regulation D of the 1933 Act and otherwise had the requisite sophistication to make an investment in IVP Technology's securities.

EXHIBITS AND REPORTS ON FORM 8-K

      (A) EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS ON FORM SB-2.


EXHIBIT NO.           DESCRIPTION                                              LOCATION
-----------           ----------------------------------------------------     -------------------------------------------
2.1                   Agreement and Plan of Reorganization dated March 21,     Incorporated by reference to Exhibit 4.1 to
                      2000 between IVP Technology Corporation and Erebus       IVP Technology's Form 8-K12G3 filed on
                      Corporation                                              April 19, 2000

3.1                   Certificate of Amendment of Articles of Incorporation    Incorporated by reference to Exhibit 3.1 to
                                                                               IVP Technology's Form 10-KSB filed on
                                                                               April 15, 2002

4.4                   Description of Securities                                Incorporated by reference to Exhibit 4.4 to
                                                                               IVP Technology's Form S-8 filed on July 23,
                                                                               2001

5.1                   Opinion of Kirkpatrick & Lockhart LLP re:  Legality      Incorporated by reference to Exhibit 5.1 to
                                                                               IVP Technology's Form SB-2 filed on May 15,
                                                                               2002

10.4                  Second Amending Agreement to Software Distribution       Incorporated by reference to Exhibit 10.4 to
                      Agreement dated as of May 31, 2000 between the           IVP Technology's Form 10-QSB filed on
                      Registrant and Orchestral Corporation                    September 24, 2000

10.5                  Service Bureau Arrangement Agreement dated September     Incorporated by reference to Exhibit 10.5 to
                      28, 2000 between the Registrant and E-RESPONSES.COM      IVP Technology's Form 10-QSB filed on November
                                                                               14, 2000

10.6                  Stock Purchase Agreement dated September 17, 2001        Incorporated by reference to Exhibit 10.6 to
                      among the Registrant, International Technology           IVP Technology's Form 10-KSB filed on
                      Marketing, Inc., Brian MacDonald, Peter Hamilton,        April 15, 2002
                      Kevin Birch, Sherry Bullock, and Geno Villella

10.7                  Agreement dated May 15, 2000 between the Registrant      Incorporated by reference to Exhibit 10.7 to
                      and Rainbow Investments International Limited            IVP Technology's Form 10-KSB filed on
                                                                               April 15, 2002

10.8                  Employment Agreement dated August 30, 2001 between       Incorporated by reference to Exhibit 10.8 to
                      International Technology Marketing, Inc. and Brian J.    IVP Technology's Form 10-KSB filed on
                      MacDonald                                                April 15, 2002

10.9                  Agreement dated February 12, 2002 between the            Incorporated by reference to Exhibit 10.9 to
                      Registrant and SmartFOCUS Limited                        IVP Technology's Form 10-KSB filed on
                                                                               April 15, 2002

10.10                 Warrant Agreement dated May 15, 2000 between the         Incorporated by reference to Exhibit 10.10 to
                      Registrant and Rainbow Investments International         IVP Technology's Form 10-KSB filed on
                      Limited                                                  April 15, 2002

10.11                 Convertible Promissory Note dated May 2000 between the   Incorporated by reference to Exhibit 10.11 to
                      Registrant and Rainbow Investments International         IVP Technology's Form 10-KSB filed on
                      Limited                                                  April 15, 2002


                                                           II-5

EXHIBIT NO.           DESCRIPTION                                              LOCATION
-----------           ----------------------------------------------------     -------------------------------------------

10.12                 Software Distribution Agreement dated December 28,       Incorporated by reference to Exhibit 10.12 to
                      2001 between the Registrant and TIG Acquisition          IVP Technology's Form 10-KSB filed on
                      Corporation                                              April 15, 2002

10.13                 Loan Agreement dated January 16, 2002 between the        Incorporated by reference to Exhibit 10.13 to
                      Registrant and DCD Holdings Limited                      IVP Technology's Form 10-KSB filed on
                                                                               April 15, 2002

10.14                 Agreement for the Provision of Marketing Services        Incorporated by reference to Exhibit 10.1 to
                      dated May 3, 2002 between the Registrant and Vanessa     IVP Technology's Form S-8 filed with the SEC
                      Land                                                     on May 3, 2002

10.15                 Reserved

10.16                 Employment Agreement dated August 30, 2001 between       Incorporated by reference to Exhibit 10.16 to
                      International Technology Marketing, Inc. and Geno        IVP Technology's Form 10-KSB filed on
                      Villella                                                 April 15, 2002

10.17                 Employment Agreement dated August 30, 2001 between       Incorporated by reference to Exhibit 10.17 to
                      International Technology Marketing, Inc. and Kevin       IVP Technology's Form 10-KSB filed on
                      Birch                                                    April 15, 2002

10.18                 Employment Agreement dated August 30, 2001 between       Incorporated by reference to Exhibit 10.18 to
                      International Technology Marketing, Inc. and Peter J.    IVP Technology's Form 10-KSB filed on
                      Hamilton                                                 April 15, 2002

10.19                 Employment Agreement dated August 30, 2001 between       Incorporated by reference to Exhibit 10.19 to
                      International Technology Marketing, Inc. and Sherry      IVP Technology's Form 10-KSB filed on
                      Bullock                                                  April 15, 2002

10.20                 Loan and Security Agreement dated July 30, 2001 among    Incorporated by reference to Exhibit 10.20 to
                      the Registrant, Clarino Investments International        IVP Technology's Form 10-KSB filed on
                      Ltd., and Berra Holdings Ltd.                            April 15, 2002

10.21                 Consulting and Advisory Extension Agreement dated        Incorporated by reference to the Exhibit to
                      February 14, 2001 between the Registrant and Barry       IVP Technology's Form 10-QSB filed on May 21,
                      Gross D/B/A Gross Capital Associates                     2001

10.22                 Letter Agreement dated June 28, 2001, between the        Incorporated by reference to Exhibit 4.1 to
                      Registrant and Andris Gravitis                           IVP Technology's Form S-8 filed on July 23,
                                                                               2001

10.23                 Letter Agreement dated June 28, 2001, between the        Incorporated by reference to Exhibit 4.2 to
                      Registrant and Thomas Chown.                             IVP Technology's Form S-8 filed on July 23,
                                                                               2001

10.24                 Letter Agreement dated May 30, 2001, between the         Incorporated by reference to Exhibit 4.3 to
                      Registrant and Ruffa & Ruffa, P.C. for Modification of   IVP Technology's Form S-8 filed on July 23,
                      Retainer Agreement                                       2001

10.25                 Consulting Agreement dated September 1, 2000 between     Incorporated by reference to Exhibit 13.1 to
                      the Registrant and Barry Gross d/b/a Gross Capital       IVP Technology's Form 10-KSB filed on July 5,
                      Associates                                               2001

10.26                 Consulting and Advisory Agreement dated September 25,    Incorporated by reference to Exhibit 13.2 to
                      2000 between the Registrant and Koplan Consulting        IVP Technology's Form 10-KSB filed on July 5,
                      Corporation                                              2001



EXHIBIT NO.           DESCRIPTION                                              LOCATION
-----------           ----------------------------------------------------     -------------------------------------------

10.27                 Warrant Agreement dated April 3, 2002 between the        Incorporated by reference to Exhibit 10.27 to
                      Registrant and Cornell Capital Partners LP               IVP Technology's Form 10-KSB filed on
                                                                               April 15, 2002

10.28                 Equity Line of Credit Agreement dated April 3, 2002      Incorporated by reference to Exhibit 10.28 to
                      between the Registrant and Cornell Capital Partners LP   IVP Technology's Form 10-KSB filed on
                                                                               April 15, 2002

10.29                 Registration Rights Agreement dated April 3, 2002        Incorporated  by reference to Exhibit 10.29 to
                      between the Registrant and Cornell Capital Partners, LP  IVP Technology's Form 10-KSB filed on
                                                                               April 15, 2002

10.30                 Escrow Agreement dated April 3, 2002 among the           Incorporated by reference to Exhibit 10.30 to
                      Registrant, Cornell Capital Partners, LP, Butler         IVP Technology's Form 10-KSB filed on
                      Gonzalez, and First Union National Bank                  April 15, 2002

10.31                 Securities Purchase Agreement dated April 3, 2002        Incorporated by reference to Exhibit 10.31 to
                      among the Registrant and the Buyers                      IVP Technology's Form 10-KSB filed on
                                                                               April 15, 2002

10.32                 Escrow Agreement dated April 3, 2002 among the           Incorporated by reference to Exhibit 10.32 to
                      Registrant, the Buyers, and First Union National Bank    IVP Technology's Form 10-KSB filed on
                                                                               April 15, 2002

10.33                 Debenture Agreement Dated April 3, 2002 between the      Incorporated by reference to Exhibit 10.33 to
                      Registrant and Cornell Capital Partners LP               IVP Technology's Form 10-KSB filed on
                                                                               April 15, 2002

10.34                 Investor Registration Rights Agreement dated April 3,    Incorporated by reference to Exhibit 10.34 to
                      2002 between the Registrant and the Investors            IVP Technology's Form 10-KSB filed on
                                                                               April 15, 2002

10.35                 Placement Agent Agreement dated April 3, 2002 among      Incorporated by reference to Exhibit 10.35 to
                      the Registrant, Westrock Advisors, Inc. and Cornell      IVP Technology's Form 10-KSB filed on
                      Capital Partners LP                                      April 15, 2002

10.36                 Letter Agreement dated February 20, 2002 between the     Incorporated by reference to Exhibit 10.36 to
                      Registrant and Buford Industries Inc.                    IVP Technology's Form 10-KSB filed on
                                                                               April 15, 2002

10.37                 Letter Confirmation Agreement dated July 21, 2001        Incorporated by reference to Exhibit 10.37 to
                      between the Registrant and Buford Industries Inc.        IVP Technology's Form 10-KSB filed on
                                                                               April 15, 2002

10.38                 Consulting Agreement dated March 1, 2002 between the     Incorporated by reference to Exhibit 10.38 to
                      Registrant and Danson Partners LLC                       IVP Technology's Form 10-KSB filed on
                                                                               April 15, 2002


10.39                 Term Sheet between the Registrant and Cornell Capital    Incorporated by reference to Exhibit 10.39 to
                      Partners, LP Increasing the Commitment under the         IVP Technology's Form SB-2 filed on May 15,
                      Equity Line of Credit to $10 million                     2002

10.40                 Consulting Agreement dated February 12, 2002 between     Incorporated by reference to Exhibit 10.40 to
                      the Registrant and Danson Partners LLC                   IVP Technology's Form SB-2 filed on May 15,
                                                                               2002

                                                            II-7

EXHIBIT NO.           DESCRIPTION                                              LOCATION
-----------           ----------------------------------------------------     -------------------------------------------

10.41                 Escrow Agreement dated as of May 15, 2002 among the      Incorporated by reference to Exhibit 10.41 to
                      Registrant, Brian MacDonald, Peter Hamilton, Kevin       IVP Technology's Form SB-2 filed on May 15,
                      Birch, Sherry Bullock, and Gino Villella                 2002

10.42                 Termination letter dated June 13, 2002 between the       Incorporated by reference to Exhibit 10.42 to
                      Registrant and Orchestral Corporation                    IVP Technology's Form 10-QSB filed on August
                                                                               19, 2002

10.43                 Acquisition Agreement dated as of May 28, 2002           Incorporated by reference to Exhibit 10.43 to
                      regarding the purchase of Ignition Entertainment         IVP Technology's Form 10-QSB filed on August
                                                                               19, 2002

10.44                 Consulting Agreement dated as of June 1, 2002            Incorporated by reference to Exhibit 10.44 to
                      Ignition Entertainment and Montpelier Limited            IVP Technology's Form 10-QSB filed on August 19, 2002


23.1                  Consent of Kirkpatrick & Lockhart LLP                    Incorporated by reference to Exhibit 5.1 to
                                                                               this Form SB-2

23.2                  Consent of Weinberg & Company, P.A.                      Provided herewith

         (B)      REPORTS ON FORM 8-K.

         On August 8, 2002, IVP Technology filed a Form 8-K disclosing that it was not required to file financial information regarding its acquisition of Ignition Entertainment.

         On May 29, 2002, IVP Technology filed a report on Form 8-K disclosing that on May 22, 2002 IVP Technology Corporation entered into a Purchase and Sale agreement to acquire all of the common shares of Ignition Entertainment Limited, an entity formed in the United Kingdom, that develops, produces and distributes consumer software and games for multiple computer, game, communication and hand held device platforms.

         In the same May 29, 2002 report on Form 8-K, IVP Technology disclosed that on May 13, 2002, Dr. Michael Sidrow and Mr. Robert King resigned from IVP Technology's Board of Directors due to personal reasons associated with their other obligations. The board of directors of IVP Technology has invited Shabir Randeree, Managing Director of DCD Limited, and Hassan Sadiq, Chief Operating Officer of The Innovation Group to become members of the board in replacement for Messrs. Sidrow and King to serve until the next Annual General Meeting of shareholders expected in the Fall of 2002. Both Mr. Sadiq and Mr. Randeree reside in the United Kingdom.

         IVP Technology filed a report on Form 8-K on May 6, 2002 disclosing that on May 1, 2002, IVP Technology received written notice that the lender, DCD Limited, agreed to convert the loan for $864,180 due on April 30, 2002 to 4,000,000 shares of common stock. This equates to a conversion price of approximately $0.19 per share.

UNDERTAKINGS

         The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                      (i) Include any prospectus required by Sections 10(a)(3) of the Securities Act of 1933 (the "ACT");

                      (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                      (iii)   Include  any   additional   or  changed   material
information on the plan of distribution;

                  (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, on September 6, 2002.

                                 IVP TECHNOLOGY CORPORATION

                                 By: /s/ BRIAN MACDONALD
                                     ---------------------------
                                 Name: Brian MacDonald
                                 Title: President, Chief Executive Officer
                                        and Chairman of the Board of Directors

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE                         TITLE                        DATE
-----------                       -----                        ----

/s/ BRIAN MACDONALD
-----------------------------
Brian MacDonald                   Chairman of the Board of     September 6, 2002
                                  Directors

/s/ J. STEPHEN SMITH
-----------------------------
J. Stephen Smith                  Director                     September 6, 2002


/s/ PETER HAMILTON
-----------------------------
Peter Hamilton                    Director                     September 6, 2002